                                                          FINAL EXECUTION COPY


 ------------------------------------------------------------------------------


                           DELTA FUNDING CORPORATION,
                             as Seller and Servicer,




                         BANK ONE, NATIONAL ASSOCIATION,
                                   as Trustee,


                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                           as Securities Administrator

                             -----------------------

                         POOLING AND SERVICING AGREEMENT

                          Dated as of October 31, 1999

                             ----------------------



                   Home Equity Loan Asset-Backed Certificates

                                  Series 1999-3



 ------------------------------------------------------------------------------

                              TABLE OF CONTENTS

                                                                           Page


                                  ARTICLE I

                                 Definitions

Section 1.01.  Definitions.................................................. 1
Section 1.02.  Interest Calculations........................................35

                                  ARTICLE II

                      Conveyance of Initial Mortgage Loans;
                Original Issuance of Certificates Tax Treatment

Section 2.01.  Conveyance of Initial Mortgage Loans.........................35
Section 2.02.  Acceptance by Trustee........................................39
Section 2.03.  Representations and Warranties Regarding the Seller
               and the Servicer.............................................40
Section 2.04.  Representations and Warranties of the Seller Regarding
               the Mortgage Loans...........................................43
Section 2.05.  Substitution of Mortgage Loans...............................50
Section 2.06.  Execution and Authentication of Certificates.................52
Section 2.07.  Designation of Interests in REMICs...........................52
Section 2.08.  Designation of Startup Day of REMIC..........................57
Section 2.09.  REMIC Certificate Maturity Date..............................57
Section 2.10.  Tax Returns and Reports to Certificateholders................58
Section 2.11.  Tax Matters Person...........................................58
Section 2.12.  REMIC Related Covenants......................................58
Section 2.13.  Subsequent Transfers.........................................62
Section 2.14.  The Custodian................................................64

                                 ARTICLE III

                Administration and Servicing of Mortgage Loans

Section 3.01.  The Servicer.................................................64
Section 3.02.  Collection of Certain Mortgage Loan Payments.................67
Section 3.03.  Withdrawals from the Collection Account......................68
Section 3.04.  Maintenance of Hazard Insurance; Property Protection
               Expenses.....................................................69
Section 3.05.  Maintenance of Mortgage Impairment Insurance Policy..........70
Section 3.06.  Management and Realization Upon Defaulted Mortgage Loans.....70
Section 3.07.  Trustee to Cooperate.........................................72
Section 3.08.  Servicing Compensation; Payment of Certain Expenses by
               Servicer.....................................................73
Section 3.09.  Annual Statement as to Compliance............................73
Section 3.10.  Annual Servicing Review......................................73
Section 3.11.  Access to Certain Documentation and Information
               Regarding the Mortgage Loans.................................74

                                                                           Page
                                                                           ----


Section 3.12.  Maintenance of Certain Servicing Insurance Policies..........74
Section 3.13.  Reports to the Securities and Exchange Commission............74
Section 3.14. Reports of Foreclosures and Abandonments of Mortgaged Properties, Returns Relating to Mortgage Interest
               Received from Individuals and Returns Relating to
               Cancellation of Indebtedness.................................74
Section 3.15.  Advances by the Servicer.....................................75
Section 3.16.  Optional Purchase of Defaulted Mortgage Loans................75
Section 3.17.  Superior Liens...............................................75
Section 3.18.  Assumption Agreements........................................76
Section 3.19.  Payment of Taxes, Insurance and Other Charges................76
Section 3.20.  Covenants and Representations of the Servicer Regarding
               Prepayment Charges...........................................77

                                  ARTICLE IV

     Certificate Insurance Policy, Initial Interest Coverage Account and
                                 Pre-Funding

Section 4.01.  Certificate Insurance Policy.................................78
Section 4.02.  Initial Interest Coverage Account and Pre-Funding Account....78
Section 4.03.  Claims Upon the Certificate Insurance Policy.................80

                                  ARTICLE V

 Payments and Statements to Certificateholders; Rights of Certificateholders

Section 5.01.  Distributions................................................80
Section 5.02.  Compensating Interest........................................85
Section 5.03.  Statements...................................................85
Section 5.04.  Distribution Account.........................................89
Section 5.05.  Investment of Accounts.......................................89
Section 5.06.  Allocation of Losses.........................................90
Section 5.07.  LIBOR Carryover Fund.........................................90
Section 5.08.  Net Rate Cap Fund............................................91

                                  ARTICLE VI

                               The Certificates

Section 6.01.  The Certificates.............................................92
Section 6.02.  Registration of Transfer and Exchange of Certificates........93
Section 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates............97
Section 6.04.  Persons Deemed Owners........................................97
Section 6.05.  Appointment of Paying Agent..................................98

                                                                           Page
                                                                           ----
                                   ARTICLE VII

                           The Seller and the Servicer

Section 7.01.  Liability of the Seller and the Servicer.....................98
Section 7.02.  Merger or Consolidation of, or Assumption of the
               Obligations of, the Seller or the Servicer...................98
Section 7.03.  Limitation on Liability of the Servicer and Others...........98
Section 7.04.  Servicer Not to Resign.......................................99
Section 7.05.  Delegation of Duties........................................100
Section 7.06.  Indemnification of the Trust by the Servicer................100

                                  ARTICLE VIII

                                     Default

Section 8.01.  Events of Default...........................................100
Section 8.02.  Appointment of Successor....................................102
Section 8.03.  Waiver of Defaults..........................................103
Section 8.04.  Notification to Certificateholders..........................103
Section 8.05.  Rights of the Certificate Insurer...........................103
Section 8.06.  Certificate Insurer Default.................................104

                                  ARTICLE IX

                                 The Trustee

Section 9.01.  Duties of Trustee...........................................104
Section 9.02.  Certain Matters Affecting the Trustee.......................106
Section 9.03.  Trustee Not Liable for Certificates or Mortgage Loans.......107
Section 9.04.  Trustee May Own Certificates................................108
Section 9.05.  Trustee and Securities Administrator Fees and Expenses......108
Section 9.06.  Eligibility Requirements for Trustee........................108
Section 9.07.  Resignation or Removal of Trustee...........................109
Section 9.08.  Successor Trustee...........................................109
Section 9.09.  Merger or Consolidation of Trustee..........................110
Section 9.10.  Appointment of Co-Trustee or Separate Trustee...............110
Section 9.11.  Limitation of Liability.....................................111
Section 9.12.  Trustee May Enforce Claims Without Possession of
               Certificates; Inspection....................................112
Section 9.13.  Suits for Enforcement.......................................112
Section 9.14.  Securities Administrator is Entitled to All Rights
               Under this Article..........................................112

                                                                           Page
                                                                           ----

                                  ARTICLE X

                                 Termination

Section 10.01.  Termination.................................................112
Section 10.02.  Additional Termination Requirements.........................114

                                  ARTICLE XI

                           Miscellaneous Provisions

Section 11.01.  Amendment...................................................115
Section 11.02.  Recordation of Agreement....................................116
Section 11.03.  Limitation on Rights of Certificateholders..................116
Section 11.04.  Governing Law...............................................117
Section 11.05.  Notices.....................................................117
Section 11.06.  Severability of Provisions..................................119
Section 11.07.  Assignment..................................................119
Section 11.08.  Certificates Nonassessable and Fully Paid...................119
Section 11.09.  Third-Party Beneficiaries...................................119
Section 11.10.  Counterparts................................................120
Section 11.11.  Effect of Headings and Table of Contents....................120
Section 11.12.  Insurance Agreement.........................................120
Section 11.13.  Effect of Payments by the Certificate Insurer; Subrogation..120

EXHIBIT A   FORMS OF OFFERED CERTIFICATES..................................A-1
EXHIBIT B   FORM OF CLASS BIO CERTIFICATE..................................B-1
EXHIBIT B-1 FORM OF CLASS R CERTIFICATES.................................B-1-1
EXHIBIT B-2 FORM OF CLASS P CERTIFICATE..................................B-2-1
EXHIBIT C   MORTGAGE LOAN SCHEDULE.........................................C-1
EXHIBIT D   FORM OF SUBSEQUENT TRANSFER AGREEMENT..........................D-1
EXHIBIT E   FORM OF MORTGAGE NOTE..........................................E-1
EXHIBIT F   FORM OF MORTGAGE...............................................F-1
EXHIBIT G   TRANSFER AFFIDAVITS............................................G-1
EXHIBIT H   LETTER OF REPRESENTATIONS......................................H-1
EXHIBIT I   FORM OF REQUEST FOR RELEASE FOR DOCUMENTS......................I-1
EXHIBIT J   [RESERVED].....................................................J-1
EXHIBIT K   FORM OF CUSTODIAL AGREEMENT....................................K-1
EXHIBIT L   DELINQUENCY AND LOSS INFORMATION.............................. L-1
EXHIBIT M   FORM OF TRANSFEROR CERTIFICATE ................................M-1
EXHIBIT N-1 FORM OF INVESTMENT LETTER [NON-RULE 144A]....................N-1-1
EXHIBIT N-2 FORM OF RULE 144A LETTER ....................................N-2-1
EXHIBIT O   FORM OF INITIAL CERTIFICATION..................................O-1
EXHIBIT P   FORM OF TRUSTEE FINAL CERTIFICATION............................P-1
EXHIBIT Q   SUBSEQUENT FUNDING PARAMETERS..................................Q-1
EXHIBIT R   PREPAYMENT CHARGE SCHEDULE.....................................R-1

         This Pooling and Servicing Agreement, dated as of October 31, 1999, among Delta Funding Corporation, as Seller and Servicer (the "Seller" and the "Servicer", respectively), Bank One, National Association, as Trustee (the "Trustee") and Norwest Bank Minnesota, National Association, as Securities Administrator (the "Securities Administrator").

                         W I T N E S S E T H  T H A T:

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

         Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         Accounts: Collectively, the Collection Account, the Initial Interest Coverage Account, the Pre-Funding Account and the Distribution Account.

         Addition Notice: The notice given pursuant to Section 2.13 with respect to the transfer of Subsequent Mortgage Loans to the Trust pursuant to such Section.

         Adjusted Certificate Rate: As to any class of Senior Certificates and any date of determination, a per annum rate equal to the sum of (i) the applicable Certificate Rate, (ii) the Premium Percentage and (iii) the Securities Administrator Fee Rate. As to any class of Subordinate Certificates and any date of determination, a per annum rate equal to the sum of (i) the applicable Certificate Rate and (ii) the Securities Administrator Fee Rate.

         Adjusted Senior Principal Distribution Amount: As to any Distribution Date, the excess of (i) the Senior Principal Distribution Amount for such Distribution Date over (ii) the Group A Principal Distribution Amount for such Distribution Date.

         Adjustable Rate Certificates: Class A-1A Certificates.

         Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         Aggregate Principal Amount: As to any Distribution Date, the sum of the Basic Principal Amount for each Loan Group plus, on the first Distribution Date, the Class P Deposit.

         Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         Allocated Pre-Funded Amount: As to either Subgroup or Loan Group A and any date of determination, the portion, if any, of the Pre-Funded Amount allocable to such Subgroup or Loan Group A, as applicable, and on deposit in the Pre-Funding Account.

         Applied Realized Loss Amounts: As to any Distribution Date, an amount equal to the excess, if any, of (i) the aggregate of the Class Principal Balances of the Offered Certificates, after giving effect to all distributions on such Distribution Date over (ii) the Pool Balance as of the last day of the related Due Period.

         Appraised Value: The appraised value of the Mortgaged Property based upon the appraisal made by or for the originator at the time of the origination of the related Mortgage Loan.

         Asset-Backed Security: A security that is primarily serviced by the cash flow of a discrete pool of Receivables or other financial assets, either fixed or revolving, that by their terms convert into cash within a fixed time period plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to the securityholders.

         Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee.

         Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

         Available Funds: As to either Loan Group and any Distribution Date, the sum, without duplication of the following amounts with respect to the Mortgage Loans in such Loan Group and the immediately preceding Due Period: (i) scheduled and unscheduled payments of principal and interest on the Mortgage Loans received by the Servicer (net of amounts representing the Servicing Fee with respect to each Mortgage Loan and reimbursement for related Monthly Advances and Servicing Advances); (ii) Net Liquidation Proceeds and Insurance Proceeds with respect to the Mortgage Loans (net of amounts applied to the restoration or repair of a Mortgaged Property); (iii) the Purchase Price for repurchased Defective Mortgage Loans with respect to such Loan Group and any related Substitution Adjustment Amounts; (iv) payments from the Servicer in connection with (a) Monthly Advances, (b) Compensating Interest and (c) the termination of the Trust with respect to the Mortgage Loans as provided in this Agreement; and
(v) on the Distribution Dates during and immediately following the Funding Period, amounts from the Initial Interest Coverage Account in respect of the Capitalized Interest Requirement for the related Classes of Offered Certificates; and (vi) on the Distribution Date at or immediately following the end of the Funding Period, any related Excess Funding Amount.

         Solely for purposes of calculating the Deficiency Amount, the Available Funds for a Loan Group and any Distribution Date shall be net of the related Securities Administration Fee and Premium Amount for such Distribution Date.

         Available Funds Cap: As to either Loan Group and any Distribution Date,
(A) in the case of Loan Group F, Certificate Group F (other than the Class IOF Certificates) and any Class of Subordinate Certificates, the lower of the Loan Group F Cap and the Loan Group A Cap and (B) in the case of Loan Group A and Certificate Group A, the Loan Group A Cap.

         Available LIBOR Carryover Amount: As to any Distribution Date, the lesser of (i) the amounts remaining after distributions pursuant to clauses C.1 through C.11 of Section 5.01(a) and (ii) the excess, if any, of (x) the Interest Remittance Amount for Loan Group A for such Distribution Date over (y) the sum of distributions pursuant to clauses B.1 and B.2 of Section 5.01(a) and the Group A Subordination Increase Amount.

         Balloon Loan: Any Mortgage Loan that provided on the date of origination for scheduled monthly payment in level amounts substantially lower than the amount of the final scheduled payment.

         Basic Principal Amount: As to either Loan Group and any Distribution Date, an amount equal to the sum of the following amounts (without duplication) with respect to the Mortgage Loans in such Loan Group and the immediately preceding Due Period: (i) each payment of principal on a Mortgage Loan received by the Servicer during such Due Period, including all full and partial principal prepayments; (ii) the Net Liquidation Proceeds allocable to principal received by the Servicer with respect to any Liquidated Mortgage Loan during such Due Period; (iii) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Due Period; (iv) any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed; (v) any Monthly Advances with respect to scheduled payments of principal due during the related Due Period and
(vi) any related Excess Funding Amount.

         BIF: The Bank Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or, if at any time after the execution of this Agreement the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

         Blanket Mortgage: The mortgage or mortgages encumbering a Cooperative Property.

         Book-Entry Certificate: Any Regular Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

         Business Day: Any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, the State of Texas or the city in which the Corporate Trust Office of the Trustee, the executive office of the Securities Administrator or the executive office of the Certificate Insurer is located are authorized or obligated by law or executive order to close.

         Capitalized Interest Requirement: With respect to each Pre-Funding Distribution Date, (A) the sum of (i) the amount of interest accruing during the related Interest Period for the Classes of Offered Certificates in a Certificate Group (other than the Notional Amount Certificates) at the weighted average Adjusted Certificate Rate thereof on the related Group Allocated Pre-Funded Amount as of the first day of the related Due Period and (ii) interest at the Adjusted Certificate Rate for the Notional Amount Certificates on an amount equal to the product of (x) the applicable Group Allocated Pre-Funded Amount and
(y) a fraction the numerator of which is the Notional Amount of the Notional Amount Certificates and the denominator of which is the Loan Group Balance of Loan Group F as of the end of the second preceding Due Period plus (B) the amount of interest accrued during the related Interest Period for the Subordinate Certificates at the weighted average Adjusted Certificate Rate thereof on the Group Allocated Pre-Funded Amount for Loan Group F as of the first day of the related Due Period, minus (C) 30 days' interest on each Subsequent Mortgage Loan with a Due Date on or before December 1, 1999. The Capitalized Interest Requirement for Certificate Group F shall be allocated between the Class A-1F and Class A-2F Certificates, pro rata on the basis of their respective Class Monthly Interest Amounts.

         Certificate: Any Offered Certificate or Residual Certificate.

         Certificate Group: Either Certificate Group A or Certificate Group F, as the context requires.

         Certificate Group A: The Class A-1A Certificates.

         Certificate Group F: The Class A-1F, Class A-2F and Class IOF Certificates.

         Certificate Group Balance: As to either Certificate Group and any date of determination, the aggregate of the Class Principal Balances of the Classes of Certificates in such Certificate Group.

         Certificate Index: The rate for one month United States dollar deposits quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of any Interest Period relating to the Adjustable Rate Certificates. "Telerate Page 3750" means the display designated as page 3750 on Bridge Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, the Certificate Index will be the Certificate Index applicable to the preceding Distribution Date. On the second LIBOR Business Day immediately preceding each Distribution Date, the Trustee shall determine the Certificate Index for the Interest Period commencing on such Distribution Date and inform the Servicer of such rate.

         Certificate Insurance Policy: Each of the Certificate Guaranty Insurance Policy (No. 30889) with respect to the Group F Certificates and the Certificate Guaranty Insurance Policy (No. 30890) with respect to the Group A Certificates, and all endorsements thereto dated the Closing Date, issued by the Certificate Insurer for the benefit of the Holders of each Class of Senior Certificates, a copy of each of which is attached hereto as Exhibit J.

         Certificate Insurer: MBIA Insurance Corporation, a stock insurance company organized and created under the laws of the State of New York, or any successor thereto.

         Certificate Insurer Default: The existence and continuance of any of the following:

                  (a) the Certificate Insurer fails to make a payment required under a Certificate Insurance Policy in accordance with its terms; or

                  (b) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (ii) a decree or order adjudging the Certificate Insurer a bankrupt or insolvent or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Certificate Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Certificate Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (c) the commencement by the Certificate Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Certificate Insurer to the entry of a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Certificate Insurer, or the filing by the Certificate Insurer of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Certificate Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Certificate Insurer or of any substantial part of its property, or the making by the Certificate Insurer of an assignment for the benefit of its creditors, or the failure by the Certificate Insurer to pay debts generally as they become due, or the admission by the Certificate Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Certificate Insurer in furtherance of any such action.

         Certificate Margins: As to the Adjustable Rate Certificates, the applicable amount set forth below:

                                           Certificate Margin
                                           ------------------
                          Class              (1)         (2)
                          -----              ---         ---

                          A-1A              0.41%           0.82%

---------------

(1)  Prior to or on the Optional Termination Date.
(2)  After the Optional Termination Date.

         Certificate Owner: The Person who is the beneficial owner of a Book-Entry Certificate.

         Certificate Rate: As to any Class of Certificates, the respective per annum rate set forth or described below:

Class                                    Certificate Rate
-----                                    ----------------

A-1F                                     7.462 (1)
A-2F                                     7.561% (1)
IOF                                      6.00%
A-1A                                     (2)
M-1                                      7.60% (1)
M-2                                      7.60% (1)
B                                        7.60% (1)
P                                        0.00%
BIO                                      (3)
R-1                                      0.00%
R-2                                      0.00%
R-3                                      0.00%
--------

(1) As to any Distribution Date, the lesser of (x) the fixed rate set forth and
(y) the applicable Available Funds Cap. In addition, on any Distribution Date after the Optional Termination Date, the Certificate Rate shall increase by 50 basis points (0.50% per annum).

(2) As to any Distribution Date, a per annum rate equal to the least of (x) the sum of the Certificate Index and the applicable Certificate Margin, (y) 14% and
(z) the applicable Available Funds Cap. The initial Certificate Rate for the Class A-1A Certificates is 6.0175% per annum.

(3) Calculated as provided in Section 2.07.

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 6.02.

         Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to this Agreement, (x) any Offered Certificate registered in the name of the Seller or any Person known to a Responsible Officer to be an Affiliate of the Seller and (y) any Offered Certificate for which the Seller or any Person known to a Responsible Officer to be an Affiliate of the Seller is the Certificate Owner or Holder shall be deemed not to be outstanding (unless to the knowledge of a Responsible Officer (i) the Seller or such Affiliate is acting as trustee or nominee for a Person who is not an Affiliate of such Seller and who makes the voting decision with respect to such Offered Certificates or (ii) the Seller or such Affiliate is the Certificate Owner or Holder of all the Certificates of a Class, but only with respect to the Class as to which the Seller or such Affiliate owns all the Certificates) and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained.

         Civil Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         Civil Relief Act Interest Shortfall: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Civil Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than
(ii) one month's interest on the Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Civil Relief Act.

         Class: All Certificates having the same designation.

         Class A-1A Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class A-1A Certificate pursuant to Section 6.01.

         Class A-1F Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class A-1F Certificate pursuant to Section 6.01.

         Class A-1F Principal Distribution Amount: As to any Distribution Date, the lesser of (A) the greater of (1) the product of (x) the Adjusted Senior Principal Distribution Amount for that Distribution Date and (y) a fraction, the numerator of which is the Class Principal Balance of the Class A-1F Certificates immediately prior to the Distribution Date, and the denominator of which is the aggregate Class Principal Balance of the Class A-1F and Class A-2F Certificates immediately prior to that Distribution Date and (2) the excess, if any, of (x) the Class Principal Balance of the Class A-1F Certificates immediately prior to that Distribution Date over (y) the sum of the aggregate Principal Balance of the Mortgage Loans in Subgroup F1 and the related Pre-Funded Amount as of the last day of the related Due Period and (B) the Adjusted Senior Principal Distribution Amount.

         Class A-2F Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class A-2F Certificate pursuant to Section 6.01.

         Class A-2F Principal Distribution Amount: As to any Distribution Date, the excess of (x) the Adjusted Senior Principal Distribution Amount for that Distribution Date over (y) the Class A-1F Principal Distribution Amount for that Distribution Date.

         Class B Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class B Certificate pursuant to Section 6.01.

         Class BIO Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit B and designated as a Class BIO Certificate pursuant to Section 6.01.

         Class BIO Distribution Amount: As to any Distribution Date, the amount allocable to the Class BIO Certificates as provided in Section 2.07 for such Distribution Date and all prior Distribution Dates, less the aggregate of all amounts distributed or deemed distributed with respect to the Class BIO Certificates on prior Distribution Dates.

         Class B Principal Distribution Amount: On any Distribution Date on and after the Stepdown Date and so long as a Delinquency Event is not in effect, an amount equal to the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Senior Certificates (after giving effect to the distribution of the Senior Principal Distribution Amount on such Distribution Date) (B) the Class Principal Balance of the Class M-1 Certificates (after giving effect to the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Principal Balance of the Class M-2 Certificates (after giving effect to the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (D) the Class Principal Balance of the Class B Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) 97.20% of the Pool Balance as of the last day of the related Due Period and (B) the Pool Balance as of the last day of the related Due Period minus the OC Floor, provided, however, that after the Class Principal Balances of the Senior, Class M-1 and Class M-2 Certificates are reduced to zero, the Class B Principal Distribution Amount for such Distribution Date will equal 100% of the Principal Distribution Amount.

         Class Interest Carryover Shortfall: As to any Class of Regular Certificates and any Distribution Date, an amount equal to the sum of (i) the excess of the related Class Monthly Interest Amount for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to such Class on such preceding Distribution Date, over the amount in respect of interest that is actually distributed to the Holders of such Class on such preceding Distribution Date plus (ii) one month's interest on such excess, to the extent permitted by law, at the related Certificate Rate.

         Class Interest Distribution: As to any Class of Regular Certificates and Distribution Date, an amount equal to the sum of (a) the related Class Monthly Interest Amount and (b) any Class Interest Carryover Shortfall for such Class of Certificates for such Distribution Date.

         Class IOF Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class IOF Certificate pursuant to Section 6.01.

         Class M-1 Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class M-1 Certificate pursuant to Section 6.01.

         Class M-1 Principal Distribution Amount: As to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the Class Principal Balance of each Class of Senior Certificates has been reduced to zero and a Delinquency Event exists, or, if the Senior Certificates are still outstanding, and as long as a Delinquency Event is not in effect, the excess of
(1) the sum of (A) the aggregate Class Principal Balance of the Senior Certificates (after giving effect to distributions of the Senior Principal Distribution Amount for such Distribution Date) and (B) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 81.60% of the Pool Balance as of the last day of the related Due Period and (B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

         Class M-2 Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class M-2 Certificate pursuant to Section 6.01.

         Class M-2 Principal Distribution Amount: As to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Class Principal Balance of each of the Senior and Class M-1 Certificates has been reduced to zero and a Delinquency Event exists, or, if the Senior and Class M-1 Certificates are still outstanding, and as long as a Delinquency Event is not in effect, the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Senior Certificates (after giving effect to distributions of the Senior Principal Distribution Amount for such Distribution Date), (B) the Class Principal Balance of the Class M-1 Certificates (after giving effect to distribution of the Class M-1 Principal Distribution Amount for such Distribution Date) and (C) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 88.70% of the Pool Balance as of the last day of the related Due Period and (B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

         Class Monthly Interest Amount: As to any Distribution Date and Class of Regular Certificates, interest (i) for the related Interest Period at the related Certificate Rate on the related Class Principal Balance or Notional Amount minus (ii) such Class' pro rata portion of any Civil Relief Act Interest Shortfall experienced by the related Subgroup or Loan Group A, as applicable, during the related Due Period based on the amount of interest to which each such Class would otherwise be entitled in the absence of such shortfall.

         Class P Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit B-2 and designated as a Class P Certificate pursuant to Section 6.01.

         Class P Deposit: $100.00.

         Class P Principal Distribution Date: The Distribution Date on which the aggregate Class Principal Balance of the Offered Certificate is reduced to zero after the Due Period in which the last Prepayment Charge expires by its terms as shown on the Prepayment Charge Schedule.

         Class Principal Balance: As of any date of determination and Class of Certificates, other than the Notional Amount Certificates, the Original Class Principal Balance for such Class reduced by the sum of all amounts previously distributed to the Certificateholders of such Class in respect of principal from the related Principal Distribution Amount on all previous Distribution Dates and, in the case of any Class of Subordinate Certificates, reduced by any Applied Realized Loss Amounts allocated to such Class on prior Distribution Dates.

         Class Principal Carryover Shortfall: As to any Class of Subordinate Certificates and any Distribution Date, the excess, if any, of (i) the sum of
(x) the amount of the reduction in the Class Principal Balance of that Class of Subordinate Certificates on such Distribution Date and (y) the amount of such reductions on prior Distribution Dates over (ii) the amount distributed in respect of principal thereof on prior Distribution Dates.

         Class R-1 Certificate: Any Certificate designated as such and executed and authenticated by the Trustee substantially in the form set forth in Exhibit B-1 hereto.

         Class R-2 Certificate: Any Certificate designated as such and executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit B-1 hereto.

         Class R-3 Certificate: Any Certificate designated as such and executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit B-1 hereto.

         Class R Certificateholder: The Holder of a Residual Certificate.

         Closing Date: November 30, 1999.

         Code: The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

         Collection Account: The custodial account or accounts created and maintained for the benefit of the Certificateholders pursuant to Section 3.02(b). The Collection Account shall be an Eligible Account.

         Combined Loan-to-Value Ratio or CLTV: With respect to any Mortgage Loan, the sum of the original principal balance of such Mortgage Loan and the outstanding principal balance of the related First Lien, if any, as of the date of origination of the Mortgage Loan, divided by the Appraised Value.

         Compensating Interest: As to any Distribution Date, the amount calculated pursuant to Section 5.02.

         Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

         Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

         Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

         Cooperative Shares: Shares issued by a Cooperative Corporation.

         Cooperative Unit: A single family dwelling located in a Cooperative Property.

         Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate business shall be administered, which office at the date of the execution of this instrument is located at 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126, Attention: Corporate Trust Service Division.

         Cumulative Loss Event: For any Distribution Date in the applicable period below, if Cumulative Net Losses exceed the applicable percentage of the aggregate Original Class Principal Balances of the Offered Certificates:

         Number of
         Distribution Dates         Percentages
         ------------------         -----------

         37-48                      2.00%
         49-60                      2.40%
         61-72                      2.70%
         73-84                      2.85%
         85 and thereafter          3.00%

         Cumulative Net Losses: As of any date of determination, the aggregate of the Liquidation Loan Losses incurred from the Cut-Off Date through the end of the calendar month preceding such date of determination.

         Curtailment: With respect to a Mortgage Loan, any payment of principal received during a Due Period as part of a payment that is in excess of the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the Mortgage Loan in full, nor is intended to cure a delinquency.

         Custodial Agreement: The Custodial Agreement, as amended and supplemented from time to time, dated as of the date hereof, by and among the Trustee, Delta, and the Custodian in the form set forth as Exhibit K hereto.

         Custodian: Initially, Bank One Trust Company, N.A.

         Cut-Off Date: The close of business on October 31, 1999, except that the Cut-Off Date for any Mortgage Loan originated after October 31, 1999, will be the date of origination of such Mortgage Loan.

         Cut-Off Date Pool Principal Balance: $569,368,884.12.

         Cut-Off Date Principal Balance: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-Off Date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage Loan pursuant to Section 2.02 or 2.04).

         Defective Mortgage Loan: Any Mortgage Loan subject to repurchase or substitution pursuant to Section 2.02 or 2.04.

         Deficiency Amount: With respect to each Certificate Group, the amount as defined in the related Certificate Insurance Policy as modified by the definitions of Available Funds and Class Monthly Interest Amount herein.

         Definitive Certificates: As defined in Section 6.02(c).

         Delinquency Amount: As to any date of determination, the aggregate Principal Balance of the Mortgage Loans that are (a) 60 or more days delinquent or (b) in bankruptcy or foreclosure and REO Properties.

         Delinquency Event: A Delinquency Event shall have occurred and be continuing, if at any time the Three Month Delinquency Rate exceeds 50% of the Senior Enhancement Percentage.

         Delta: Delta Funding Corporation, a New York corporation, or any successor thereto.

         Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Regular Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the UCC of the State of New York.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Determination Date: With respect to any Distribution Date, the fourth Business Day prior to such Distribution Date.

         Distribution Account: The account established and maintained by the Trustee pursuant to Section 5.04. The Distribution Account shall be an Eligible Account.

         Distribution Date: The fifteenth day of each month, or, if such day is not a Business Day, then the next Business Day, beginning in December 1999.

         Due Date: As to any Mortgage Loan, the day of the month on which the Monthly Payment is due from the Mortgagor.

         Due Period: With respect to the first Distribution Date the period from and including November 1, 1999 through and including December 1, 1999 (except that with respect to payments due on November 1, 1999, only collections of principal are included). With respect to each Distribution Date thereafter for collections of both interest and principal, the period from and including the second day of the month preceding the month of such Distribution Date to and including the first day of the month of such Distribution Date.

         DCR: Duff & Phelps Credit Rating Co. or its successor in interest.

         Electronic Ledger: The electronic master record of home equity mortgage loans maintained by the Servicer.

         Eligible Account: A segregated account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies and whose accounts are insured to the maximum extent provided by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of A by S&P and A2 by Moody's, and which is any of (A) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (B) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (C) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (D) a principal subsidiary of a bank holding company; (ii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity; (iii) maintained at Bank One, National Association so long as its debt obligations at the time of any deposit therein have a short-term debt rating of at least

A-1 for S&P and DCR, P-1 for Moody's and F-1 for Fitch; or (iv) otherwise acceptable to each Rating Agency as evidenced by a letter from each Rating Agency to the Trustee, without reduction or withdrawal of the then current ratings of the Certificates.

         Eligible Investments: One or more of the following (excluding any callable investments purchased at a premium):

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause
         (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category (which is "A-1+" for S&P, "D-1+" for DCR, "P-1" for Moody's and "F-1+" for Fitch);

                  (iii) certificates of deposit, time deposits and bankers' acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by S&P and Fitch in their respective highest unsecured short-term debt rating category;

                  (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by S&P and Fitch in their respective highest short-term rating categories;

                  (v) short term investment funds ("STIFS") sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest rating category of long term unsecured debt;

                  (vi) interests in any money market fund which at the date of acquisition of the interests in such fund including any such fund that is managed by the Trustee or an Affiliate of the Trustee or for which the Trustee or an Affiliate acts as advisor and throughout the time as the interest is held in such fund has a rating of "AAA" by S&P, "Aaa" by Moody's, "AAA" by DCR or "AAA" by Fitch; and

                  (vii) other obligations or securities that are acceptable to each Rating Agency as an Eligible Investment hereunder and will not result in a reduction in the then current rating of the Certificates, as evidenced by a letter to such effect from such Rating Agency and with respect to which the Servicer has received confirmation that, for tax purposes, the investment complies with the last clause of this definition;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity; and provided further, that if S&P is rating any of the Certificates, an instrument described hereunder shall be rated the applicable rating of S&P set forth above.

         Eligible Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance after deducting all scheduled principal payments due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of and not less than 95% of the Principal Balance of the Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii)if such Defective Mortgage Loan is in Loan Group A, have a Loan Rate based on the same Loan Index with adjustments to such Loan Rate made on the same interval between Interest Rate Adjustment Dates as that of the Defective Mortgage Loan and have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than 100 basis points higher than the Margin for the Defective Mortgage Loan;
(iv) have a Mortgage of the same or higher level of priority as the Mortgage relating to the Defective Mortgage Loan at the time such Mortgage was transferred to the Trust; (v) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (vi) comply with each representation and warranty set forth in Section 2.04 (deemed to be made as of the date of substitution); (vii) have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; (viii) if such Defective Mortgage Loan is in Loan Group A, have a Lifetime Rate Cap and a Periodic Rate Cap no lower than the Lifetime Rate Cap and Periodic Rate Cap, respectively, applicable to such Defective Mortgage Loan; (ix) have a credit risk not less than the credit risk of the Defective Mortgage Loan; and (x) be of the same type of Mortgaged Property as the Defective Mortgage Loan or a detached single family residence. More than one Eligible Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

         ERISA Restricted Certificate: Each Subordinate Certificate, the Class BIO Certificates, the Class P Certificates and each Residual Certificate.

         Event of Default: As defined in Section 8.01.

         Excess Funding Amount: As to either Subgroup or Loan Group A, the related Allocated Pre-Funded Amount remaining on deposit in the Pre-Funding Account at the end of the Funding Period.

         Excess Interest: As to any Distribution Date, the Available Funds remaining after the application of payments pursuant to clauses 1 through 7 of
Section 5.01(a)C.

         Excess Overcollateralization Amount: As to any Distribution Date, the lesser of (i) the Aggregate Principal Amount for such Distribution Date and (ii) the excess, if any, of (x) the Overcollateralization Amount (assuming 100% of the Aggregate Principal Amount is distributed on the Offered Certificates) over
(y) the Required Overcollateralization Amount.

         Expense Fee Rate: The sum of the Servicing Fee Rate and the Securities Administrator Fee Rate, which is 0.5125% per annum.

         Fannie Mae: Federal National Mortgage Association.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         Final Scheduled Distribution Date: As to any Class of Certificates, the Distribution Date occurring in the respective month set forth below:

          Final Scheduled                       Final Scheduled
Class     Distribution Date          Class      Distribution Date
-----     -----------------          -----      -----------------
                                     A-1A       September 15, 2029
A-1F       September 15, 2029        M-1        January 15, 2030
A-2F       September 15, 2029        M-2        January 15, 2030
IOF        November 15, 2002         B          January 15, 2030

         First Lien: With respect to any Mortgage Loan which is a second priority lien, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

         Fiscal Agent: As defined in each Certificate Insurance Policy.

         Fitch: Fitch IBCA, Inc., or its successor in interest.

         Fixed Rate Certificates: All Classes of Offered Certificates other than the Adjustable Rate Certificates.

         Foreclosure Profits: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Principal Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

         Freddie Mac: The Federal Home Loan Mortgage Corporation.

         Funding Period: The period from the Closing Date until the earliest of
(i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) the date on which an Event of Default occurs under this Agreement or (iii) the close of business on January 31, 2000.

         GAAP: Generally accepted accounting principles as in effect from time to time, consistently applied.

         Group Allocated Pre-Funded Amount: As to Certificate Group F, the sum of the Allocated Pre-Funded Amount for each Subgroup. As to Certificate Group A, the Allocated Pre-Funded Amount for Loan Group A.

         Group A Certificates: The Class A-1A Certificates.

         Group A Principal Distribution Amount: As to any Distribution Date, the lesser of (A) the greater of (i) the product of (x) the Senior Principal Distribution Amount for such Distribution Date and (y) a fraction, the numerator of which is the Class Principal Balance of the Class A-1A Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Principal Balance of all of the Senior Certificates immediately prior to such Distribution Date, and (ii) the excess, if any, of (x) the Class Principal Balance of the Class A-1A Certificates immediately prior to such Distribution Date over (y) the sum of the Loan Group Balance of Loan Group A and the related Allocated Pre-Funded Amount as of the last day of the related Due Period or (B) the Senior Principal Distribution Amount.

         Group A Subordination Increase Amount: As to any Distribution Date, the product of (i) the Subordination Increase Amount, if any, for such Distribution Date and (ii) a fraction the numerator of which is the sum of the Loan Group Balance of Loan Group A and the related Allocated Pre-Funded Amount as of the end of the second preceding Due Period (or as of the Cut-Off Date, in the case of the first Distribution Date) and the denominator of which is the sum of the Pool Balance and the aggregate Pre-Funded Amount as of the end of the second preceding Due Period (or as of the Cut-Off Date, in the case of the first Distribution Date).

         Group F Certificates: The Class A-1F, Class A-2F and Class IOF Certificates.

         Guaranteed Principal Amount: For any Distribution Date (a) the amount, if any, by which the aggregate Class Principal Balance of the Senior Certificates of the related Certificate Group exceeds the related Loan Group Balance at the end of the previous month (after giving effect to all distributions of principal on the related Senior Certificates on such Distribution Date) and (b) on the Distribution Date in November 2031 (after giving effect to all other distributions of principal on the related Certificate Group) an amount equal to the applicable Certificate Group Balance.

         Initial Interest Coverage Account: The Initial Interest Coverage Account established pursuant to Section 4.02.

         Initial Interest Deposit: An amount equal to the sum of (i) 30 days' interest at the weighted average initial Adjusted Certificate Rate of the Group F Certificates (including the Notional

Amount Certificates) on the original Principal Balance of each Mortgage Loan in the related Loan Group with a first Due Date after the initial Due Period, (ii) 15 days' interest at the Adjusted Certificate Rate for the Class A-1A Certificates on the original Principal Balance of each Mortgage Loan in the related Loan Group with a first Due Date after the initial Due Period and (iii) 30 days' interest at the weighted average Adjusted Certificate Rate of the Subordinate Certificates on the original Principal Balance of each Mortgage Loan in Loan Group F with a first Due Date after the initial Due Period, i.e., $228,450.35, consisting of $206,802.43 for Certificate Group F and $21,647.92 for Certificate Group A.

         Initial Mortgage Loan Schedule: The schedule of Initial Mortgage Loans included in the Trust as of the Cut-Off Date, specifying with respect to each such Initial Mortgage Loan the information set forth on Exhibit C attached hereto.

         Initial Mortgage Loans: The Initial Mortgage Loans transferred to the Trust pursuant to Section 2.01, as set forth in Exhibit C hereto.

         Insurance Agreement: The Insurance Agreement dated as of November 1, 1999, among the Servicer, the Seller, the Securities Administrator, the Trustee and the Certificate Insurer, including any amendments and supplements thereto.

         Insurance Proceeds: Proceeds paid by any insurer (other than the Certificate Insurer) pursuant to any insurance policy covering a Mortgage Loan or Mortgaged Property, or amounts required to be paid by the Servicer pursuant to Section 3.05, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds, (ii) applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

         Insured Payments: As to any Distribution Date, amounts actually paid under a Certificate Insurance Policy.

         Interest Period: For the Fixed Rate Certificates, the calendar month preceding the month of the applicable Distribution Date, calculated on the basis of a 360-day year comprised of twelve 30-day months. For the Adjustable Rate Certificates, the period from the prior Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) through the day preceding the current Distribution Date, calculated on the basis of a 360-day year and the actual number of days elapsed in such period; provided, however, that interest accrued on any Class of Certificates at the applicable Available Funds Cap, shall be calculated on the basis of a 360-day year comprised of twelve 30-day months.

         Interest Rate Adjustment Date: With respect to each Mortgage Loan in Loan Group A, the date or dates on which the Loan Rate is subject to adjustment in accordance with the related Mortgage Note.

         Interest Remittance Amount: As to either Loan Group and any Distribution Date, the portion of the Available Funds for such Loan Group that constitutes amounts in respect of interest.

         LIBOR Business Day: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

         LIBOR Carryover: As to the Adjustable Rate Certificates and any Distribution Date, the sum of (i) the excess, if any, of (A) the related Class Monthly Interest Amount calculated on the basis of the lesser of (x) 14% and (y) the Certificate Index plus the applicable Certificate Margin over (B) the related Class Monthly Interest Amount for such Distribution Date, (ii) any LIBOR Carryover remaining unpaid from prior Distribution Dates and (iii) 30 days' interest on the amount in clause (ii) calculated on the basis of the lesser of
(x) 14% and (y) the Certificate Index plus the applicable Certificate Margin.

         LIBOR Carryover Fund: The account established and maintained pursuant to Section 5.07.

         LIBOR Carryover Fund Deposit: As defined in Section 5.07.

         Lifetime Rate Cap: With respect to each Mortgage Loan in Loan Group A, the maximum Loan Rate permitted over the life of such Mortgage Loan, as provided by the terms of the related Mortgage Note.

         Liquidated Mortgage Loan: As to any Distribution Date, a Mortgage Loan with respect to which the Servicer has determined, in accordance with the servicing procedures specified herein as of the end of the preceding Due Period, that all Liquidation Proceeds which it expects to recover with respect to such Mortgage Loan (including the disposition of the related REO Property) have been received.

         Liquidation Loan Losses: For each Liquidated Mortgage Loan the amount, if any, by which the Principal Balance thereof plus accrued and unpaid interest thereon plus unreimbursed Servicing Advances is in excess of the Net Liquidation Proceeds realized thereon.

         Liquidation Proceeds: Proceeds (including Insurance Proceeds) received in connection with the liquidation of any Mortgage Loan or related REO Property, whether through trustee's sale, foreclosure sale or otherwise.

         Loan Group: Either Loan Group F or Loan Group A, as the context requires.

         Loan Group A: The pool of Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Loan Group A.

         Loan Group A Balance: As of any date, the aggregate of the Principal Balances of all Mortgage Loans in Loan Group A as of such date.

         Loan Group A Cap: The weighted average Net Loan Rate of the Mortgage Loans in Loan Group A minus the Premium Amount with respect to the Class A-1A Certificates expressed as a per annum rate.

         Loan Group Balance: Either the Loan Group F Balance or the Loan Group A Balance, as applicable.

         Loan Group F: Subgroup F1 and Subgroup F2.

         Loan Group F Balance: As of any date, the aggregate of the Principal Balances of all Mortgage Loans in Loan Group F as of such date.

         Loan Group F Cap: A per annum rate equal to (i) the weighted average Net Loan Rate of the Mortgage Loans in Loan Group F minus (ii) the product of
(x) the Certificate Rate on the Notional Amount Certificates and (y) a fraction, the numerator of which is the Notional Amount of such Notional Amount Certificates immediately prior to such Distribution Date, and the denominator of which is the Loan Group Balance of Loan Group F and the related Allocated Pre-Funded Amount as of the end of the second preceding Due Period and minus
(iii) the Premium Amount with respect to the Group F Certificates, expressed as a per annum rate.

         Loan Index: With respect to each Interest Rate Adjustment Date for each Mortgage Loan in Loan Group A that is identified on the Mortgage Loan Schedule as having a LIBOR Loan Index, the average of the interbank offered rate for six-month U.S. dollar denominated deposits in the London Market, as determined according to the terms of the related Note.

         Loan Rate: With respect to any Mortgage Loan as of any day, the per annum rate of interest applicable under the related Mortgage Note to the calculation of interest for such day on the Principal Balance.

         Maintenance: With respect to any Cooperative Unit, the rent paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

         Majority Certificateholder: The Holder or Holders of Certificates evidencing Voting Rights in excess of 51% in the aggregate.

         Margin: As to any Mortgage Loan in Loan Group A, the percentage set forth as the "Margin" for such Mortgage Loan on the Mortgage Loan Schedule.

         Monthly Advance: An advance made by the Servicer pursuant to Section 3.15.

         Monthly Payment: The scheduled monthly payment of principal and/or interest required to be made by a Mortgagor on the related Mortgage Loan.

         Moody's: Moody's Investors Service, Inc. or its successor in interest.

         Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Mortgage Loan.

         Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loan Schedule: With respect to any date, the schedule of Mortgage Loans constituting assets of the Trust, which list shall consist of the Initial Mortgage Loan Schedule, together with the Subsequent Mortgage Loan Schedule reflecting the Subsequent Mortgage Loans transferred to the Trust on the Closing Date. The Initial Mortgage Loan Schedule is the schedule set forth herein as Exhibit C, which schedule sets forth as to each Initial Mortgage Loan:
(i) the Cut-Off Date Principal Balance, (ii) the account number, (iii) the original principal amount, (iv) the CLTV as of the date of the origination of the related Initial Mortgage Loan, (v) the Due Date, (vi) the Loan Rate as of the Cut-Off Date, (vii) the first date on which a Monthly Payment is or was due under the Mortgage Note, (viii) the original stated maturity date of the Mortgage Note and if the Mortgage Loan is a Balloon Loan, the amortization terms, (ix) the remaining number of months to maturity as of the Cut-Off Date,
(x) the state in which the related Mortgaged Property is situated, (xi) the type of property, (xii) the lien status, (xiii) the applicable Loan Group and Subgroup and (xiv) with respect to each Mortgage Loan in Loan Group A, (a) the Periodic Rate Cap, (b) the Margin, (c) the Lifetime Rate Cap and (d) the next Interest Rate Adjustment Date after the Cut-Off Date. The Seller shall indicate to the Trustee which Mortgage Loans, if any, are Cooperative Loans. The Mortgage Loan Schedule will be amended by the Servicer from time to time to reflect the substitution of an Eligible Substitute Mortgage Loan for a Defective Mortgage Loan from time to time hereunder.

         Mortgage Loans: The mortgage loans that are transferred and assigned to the Trustee pursuant to Sections 2.01, 2.06 and 2.13, together with the Related Documents, exclusive of Mortgage Loans that are transferred to the Servicer or the Seller, as the case may be, from time to time pursuant to Section 2.02, 2.04 or 3.16, as from time to time are held by the Custodian on behalf of the Trustee as a part of the Trust, such mortgage loans originally so held being identified in the Mortgage Loan Schedule delivered on the Closing Date.

         Mortgage Note: With respect to a Mortgage Loan, the note pursuant to which the related mortgagor agrees to pay the indebtedness evidenced thereby which is secured by the related Mortgage.

         Mortgaged Property: The underlying property, including real property and improvements thereon, securing a Mortgage Loan, which, with respect to a Cooperative Loan, is the related Cooperative Shares and Proprietary Lease.

         Mortgagor: The obligor or obligors under a Mortgage Note.

         Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds net of unreimbursed Servicing Fees, Servicing Advances and Monthly Advances with respect thereto.

         Net Loan Rate: With respect to any Mortgage Loan as to any day, the Loan Rate less the Expense Fee Rate.

         Net Rate Cap Carryover: As to any Distribution Date and the Class A-1F or Class A-2F Certificates or any Class of Subordinate Certificates, the sum of
(i) the excess, if any, of the related Class Monthly Interest Amount, calculated at the applicable Certificate Rate (without regard to the Available Funds Cap), over the Class Monthly Interest Amount for such Distribution Date, (ii) any Net Rate Cap Carryover remaining unpaid from prior Distribution Dates and (iii) 30 days' interest on the amount in clause (ii) calculated at the applicable Certificate Rate (without regard to the Available Funds Cap).

         Net Rate Cap Fund: The account established and maintained pursuant to
Section 5.08.

         Net Rate Cap Deposit: As defined in Section 5.08.

         Nonrecoverable Advances: With respect to any Mortgage Loan, (i) any Servicing Advance or Monthly Advance previously made and not reimbursed pursuant to Section 3.03(ii) or (ii) a Servicing Advance or Monthly Advance proposed to be made in respect of a Mortgage Loan or REO Property which, in the good faith business judgment of the Servicer, as evidenced by an Officer's Certificate delivered to the Seller, the Securities Administrator and the Trustee no later than the Business Day following such determination, would not be ultimately recoverable pursuant to Sections 3.03(ii) or (vi).

         Notional Amount: The Notional Amount of the Class IOF Certificates for any Distribution Date prior to the 37th Distribution Date will equal the lesser of (i) the Loan Group Balance of Loan Group F as of the end of the second preceding Due Period and (ii) the applicable amount set forth below:


      Distribution Date                     Notional Amount
      -----------------                     ---------------

         1  through 3                         $200,200,000
         4  through 6                         $187,400,000
         7  through 9                         $169,500,000
         10 through 12                        $147,600,000
         13 through 15                        $126,400,000
         16 through 18                        $108,200,000
         19 through 21                        $92,700,000
         22 through 24                        $79,400,000
         25 through 27                        $68,000,000
         28 through 30                        $58,200,000

         31 through 33                        $49,900,000
         34 through 36                        $42,800,000

         On and after the 37th Distribution Date, the Notional Amount of the Notional Amount Certificates will be zero.

         Notional Amount Certificates: The Class IOF Certificates.

         OC Floor: An amount equal to 0.50% of the aggregate Original Class Principal Balance of the Offered Certificates as of the Closing Date (i.e., $3,500,000.00).

         Offered Certificates: All Certificates other than the Class R-1, Class R-2, Class R-3, Class P and Class BIO Certificates.

         Officer's Certificate: A certificate signed by the President, an Executive Vice President, a Senior Vice President, a First Vice President, a Vice President, Assistant Vice President, the Treasurer, Assistant Treasurer, Assistant Secretary, Controller or Assistant Controller of the Servicer and delivered to the Securities Administrator, the Trustee or the Custodian.

         Opinion of Counsel: A written opinion of counsel reasonably acceptable to the Trustee and Securities Administrator, who may be in-house counsel for the Servicer or the Seller (except that any opinion relating to the qualification of the Trust as a REMIC or compliance with the REMIC Provisions must be an opinion of independent outside counsel) and who, in the case of opinions delivered to each Rating Agency, is reasonably acceptable to it.

         Optional Termination Date: The Distribution Date following the Due Period at the end of which the Pool Balance is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date and the amount deposited in the Pre-Funding Account on the Closing Date.

         Original Allocated Pre-Funded Amount: As to Subgroup F1, Subgroup F2 and Loan Group A, $95,227,717.15 , $6,105,143.18 and $29,298,255.55,
respectively.

         Original Capitalized Interest Deposit: $1,482,046.85 of which $1,326,773.47 relates to Certificate Group F and $155,273.38 relates to Certificate Group A.

         Original Class Principal Balance: As to the Class P Certificates, $100. As to the Class BIO Certificates and the Residual Certificates, $0. As to any Class of Offered Certificates, the respective amount set forth below opposite such Class:

                                            Original Class
      Class                                 Principal Balance
      -----                                 -----------------

      Class A-1F                            $418,160,000
      Class A-2F                            $32,790,000
      Class IOF                                (1)
      Class A-1A                            $150,000,000
      Class M-1                             $44,450,000
      Class M-2                             $24,850,000
      Class B                               $29,750,000
      Total                                 $700,000,000

----------

(1) This Class has no Class Principal Balance, but will accrue interest on its Notional Amount.


         Original Loan Group Balance: As to either Loan Group, the sum of (i) the aggregate Cut-Off Date Principal Balance of the Mortgage Loans in such Loan Group as of the Closing Date and (ii) the aggregate unpaid principal balances as of the related Subsequent Cut-Off Date of the Subsequent Mortgage Loans added to such Loan Group after the Closing Date.

         Original Pool Balance: The sum of the Original Loan Group Balances.

         Outstanding Class Interest Carryover Shortfall: As to any Class of Certificates and any Distribution Date, the amount of Class Interest Carryover Shortfall for such Distribution Date.

         Overcollateralization Amount: As to any Distribution Date, the excess, if any, of (i) the sum of (x) the Pool Balance as of the end of the related Due Period and (y) the aggregate Pre-Funded Amount as of the end of the related Due Period over (ii) the aggregate Class Principal Balance of the Certificates after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date.

         Overfunded Amount: As to any Subsequent Transfer Date, the excess, if any, of (x) the sum of (i) the amount on deposit on the Initial Interest Coverage Account on such date and, (ii) investment earnings on such amount at the rate of 2.5% per annum from such Subsequent Transfer Date to the next Pre-Funding Distribution Date over (y) the Capitalized Interest Requirement for each remaining Pre-Funding Distribution Date.

         Ownership Interest: As to any Certificate or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         Paying Agent: Any paying agent appointed pursuant to Section 6.05.

         Percentage Interest: With respect to any Offered Certificate, the percentage obtained by dividing the denomination of such Certificate by the aggregate of the denominations of all Certificates of the same Class. With respect to a Residual Certificate, the portion of the Class evidenced thereby as stated on the face thereof, which shall be either 99.999999% or, but only with respect to the Tax Matters Person Residual Interest held by the Tax Matters Person, 0.000001%. With respect to a Class P or Class BIO Certificate, the percentage set forth on the face thereof.

         Periodic Rate Cap: With respect to each Mortgage Loan in Loan Group A with respect to which the related Mortgage Note provides for a periodic rate cap, the maximum percentage increase or decrease in the Loan Rate permitted for such Mortgage Loan over the Loan Rate in effect as of an Interest Rate Adjustment Date, as set forth on the Mortgage Loan Schedule.

         Permitted Transferee: Any Person other than (i) the United States or any State or any political subdivision thereof or any agency or instrumentality of any of the foregoing; (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing; (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code section
521) on any excess inclusions (as defined in Section 860E(c)(1)) with respect to any Residual Certificate; (iv) rural electric and telephone cooperatives described in Code section 1381(a)(2)(C); (v) a Person that is not (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or (d) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust; or (vi) any other Person so designated by the Trustee based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust to fail to qualify as a REMIC at any time the Certificates are outstanding. The terms "United States", "State" and "international organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Pool Balance: With respect to any date, the aggregate of the Principal Balances of all Mortgage Loans as of such date.

         Pre-Funded Amount: As of the Closing Date, the sum of the Original Allocated Pre-Funded Amount for each Subgroup and Loan Group A. As of any date thereafter, the amount on deposit in the Pre-Funding Account, excluding any Pre-Funding Earnings included therein.

         Pre-Funding Account: The Pre-Funding Account established pursuant to
Section 4.02.

         Pre-Funding Distribution Date: Each Distribution Date during the Funding Period and the Distribution Date in the month following the end of the Funding Period.

         Pre-Funding Earnings: As of any date of determination, the amount of investment earnings or income, net of any losses from such investments, on deposit in the Pre-Funding Account.

         Premium Amount: As to any Distribution Date and Certificate Group, the product of the Premium Percentage and the Certificate Group Balance of such Certificate Group after giving effect to distributions to be made on such Distribution Date.

         Premium Percentage: As defined in the Insurance Agreement.

         Prepayment Assumption: With respect to the Group F Certificates, a conditional rate of prepayment equal to 4.0% per annum in the first month of the life of the mortgage loans and an additional amount of approximately 1.454546% (precisely 16/11 percent per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a conditional prepayment rate of 20% per annum each month is assumed. With respect to the Group A Certificates, a constant conditional rate of prepayment equal to 30% per annum each month is assumed.

         Prepayment Charge: As to a Mortgage Loan, any charge paid by a Mortgagor in connection with certain partial prepayments and all prepayments in full made within the related Prepayment Charge Period, the Prepayment Charges with respect to each applicable Mortgage Loan so held by the Trust being identified in the Prepayment Charge Schedule (other than any Servicer Prepayment Charge Payment Amount).

         Prepayment Charge Period: As to any Mortgage Loan, the period of time, if any, during which a Prepayment Charge may be imposed.

         Prepayment Charge Schedule: As of any date, the list of Prepayment Charges included in the Trust on such date, attached hereto as Exhibit R (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

      (i)   the Mortgage Loan account number;

      (ii)  a code indicating the type of Prepayment Charge;

      (iii) the state of origination in which the related Mortgaged Property is located;

      (iv) the first date on which a Monthly Payment is or was due under the related Mortgage Note;

      (v)   the term of the Prepayment Charge;

      (vi)  the original principal amount of the related Mortgage Loan; and

      (vii) the Cut-off Date Principal Balance of the related Mortgage Loan.

         The Prepayment Charge Schedule shall be amended from time to time by the Servicer in accordance with the provisions of this Agreement.

         Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject during the related Due Period of a Principal Prepayment in full an amount equal to the excess, if any, of (i) 30 days' interest on the Principal Balance of such Mortgage Loan at the Net Loan Rate (or at such lower rate as may be in effect for such Mortgage Loan pursuant to application of the Civil Relief Act) over (ii) the amount of interest actually remitted by the Mortgagor in connection with such Principal Prepayment.

         Principal Balance: As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the related Cut-Off Date Principal Balance, minus all collections credited against the Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan immediately prior to the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.

         Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the aggregate Class Principal Balances of the Offered Certificates immediately preceding such Distribution Date and (b) sum of (i) the Aggregate Principal Amount minus the Excess Overcollateralization Amount and (ii) the Subordination Increase Amount.

         Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy a Mortgage Loan in full (without regard to any Prepayment Charge that may have been collected by the Servicer in connection with such payment of principal).

         Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

         Prospectus: The base prospectus of the Seller dated November 22, 1999.

         Prospectus Supplement: The prospectus supplement dated November 22, 1999, relating to the offering of the Offered Certificates.

         Purchase Price: As to any Mortgage Loan repurchased on any date pursuant to Section 2.02, 2.04 or 3.16, an amount equal to the sum of (i) the unpaid Principal Balance thereof, (ii) the greater of (a) all unpaid accrued interest thereon to the end of the Due Period preceding the

Distribution Date on which such Purchase Price is included in Available Funds and (b) 30 days' interest thereon, computed at the applicable Loan Rate; provided, however, that if at the time of repurchase the Seller is the Servicer, the amount described in clause (ii) shall be computed at the Loan Rate net of the Servicing Fee Rate, (iii) if the Servicer is not the Seller, (x) any unreimbursed Servicing Advances with respect to such Mortgage Loan and (y) expenses reasonably incurred or to be incurred by the Servicer, the Trust or the Trustee in respect of the breach or defect giving rise to the purchase obligation and (iv) the amount of any penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses incurred by or imposed on the Trustee or the Trust or with respect to which any of them are liable arising from a breach by the Seller of its representations and warranties in Section 2.04.

         Rating Agency: Any statistical credit rating agency, or its successor, that rated the Offered Certificates at the request of the Seller at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean "A-1" or better in the case of S&P, "D-1+" or better in the case of DCR, "P-1" or better in the case of Moody's and "F-1" or better in the case of Fitch. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of S&P, DCR and Fitch and "Aaa" in the case of Moody's.

         Recognition Agreement: With respect to any Cooperative Loan, an agreement between the Cooperative Corporation and the originator of such Mortgage Loan, which establishes the rights of such originator in the Cooperative Property.

         Record Date: With respect to (i) the Fixed Rate Certificates, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs and (ii) the Adjustable Rate Certificates, the Business Day immediately preceding such Distribution Date; provided, however, that if any Adjustable Rate Certificate becomes a Definitive Certificate, the record date for such Adjustable Rate Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

         Reference Bank Rate: As to any Interest Period relating to the Adjustable Rate Certificates as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the Adjustable Rate Certificates; provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the Adjustable Rate Certificates. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Interest Period.

         Reference Banks: Three major banks that are engaged in the London interbank market, selected by the Seller after consultation with the Trustee.

         Regular Certificates: The Offered Certificates and the Class P and Class BIO Certificates.

         Related Documents: As defined in Section 2.01.

         Released Mortgaged Property Proceeds: As to any Mortgage Loan, proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Mortgagor in accordance with applicable law and mortgage servicing standards the Servicer would use in servicing mortgage loans for its own account and this Agreement.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC I: The segregated pool of assets consisting of the assets of the Trust other than the REMIC I Interests, the REMIC II Interests, the Initial Interest Coverage Account, the Pre-Funding Account, the LIBOR Carryover Fund and the Net Rate Cap Fund.

         REMIC I Certificates: As defined in Section 2.07.

         REMIC I Regular Interest: As defined in Section 2.07.

         REMIC II: The segregated pool of assets consisting of the REMIC I Regular Interests (other than the Class P Certificates).

         REMIC II Certificates: As defined in Section 2.07.

         REMIC II Regular Interest: As defined in Section 2.07.

         REMIC III: The segregated pool of assets consisting of the REMIC II Regular Interests.

         REMIC III Certificates: As defined in Section 2.07.

         REMIC Certificate Maturity Date: The "latest possible maturity date" as that term is defined in Section 2.09.

         REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to any REMIC and the REMIC Provisions issued after the Closing Date.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         REO Property: A Mortgaged Property that is acquired by the Servicer on behalf of the Trust in foreclosure or by deed in lieu of foreclosure.

         Required Overcollateralization Amount: As to any Distribution Date (a) prior to the Stepdown Date, the product of (i) 1.40% and (ii) the aggregate Original Class Principal Balances of the Offered Certificates; and (b) on and after the Stepdown Date, the greater of (i) the lesser of (x) the product of 1.40% and the aggregate Original Class Principal Balances of the Offered Certificates and (y) the product of 2.80% and the Pool Balance as of the end of the related Due Period and (ii) the OC Floor; provided, however, that on each Distribution Date during the continuance of (a) a Cumulative Loss Event, the Required Overcollaterlization Amount will equal 1.40% of the aggregate Original Class Principal Balances of the Offered Certificates or (b) a Delinquency Event, the Required Overcollaterlization Amount will equal the Required Overcollateralization Amount in effect as of the Distribution Date immediately preceding the date on which such Delinquency Event first occurred.

         Residential Dwelling: A one- to five-family dwelling, a five- to eight-family dwelling, a mixed use property, a unit in a planned unit development, a unit in a condominium development, a townhouse, a unit in a Cooperative or a mobile home treated as real property under local law.

         Residual Certificates: The Class R-1, Class R-2 and Class R-3 Certificates collectively.

         Responsible Officer: When used with respect to the Trustee, any officer assigned to the corporate trust group (or any successor thereto), including any vice president, assistant vice president, trust officer, any assistant secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement. When used with respect to the Seller or Servicer, the President or any Vice President, Assistant Vice President or any Secretary or Assistant Secretary.

         SAIF: The Savings Association Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or, if at any time after the execution of this Agreement the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

         Securities Administration Fee: The fee owed to the Securities Administrator pursuant to a letter agreement between the Servicer and the Securities Administrator.

         Securities Administrator Fee Rate: 0.0125% per annum.

         Securities Administrator: Norwest Bank Minnesota, National Association, or any successor Securities Administrator appointed in accordance with this Agreement that has accepted such appointment in accordance with this Agreement.

         Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note, which defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

         Seller: Delta Funding Corporation, a New York corporation, or any successor thereto.

         Senior Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form set forth in Exhibit A and designated as a Class A-1F, Class A-2F, Class IOF or Class A-1A Certificate pursuant to Section 6.01.

         Senior Certificateholder: The Holder of a Senior Certificate.

         Senior Enhancement Percentage: As to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate Class Principal Balances of the Subordinate Certificates and (ii) the Overcollateralization Amount (in each case, after taking into account the distribution of the Principal Distribution Amount on such Distribution Date) and the denominator of which is the Pool Balance as of the last day of the related Due Period.

         Senior Principal Distribution Amount: As to (a) any Distribution Date prior to the Stepdown Date or during the continuance of a Delinquency Event, the lesser of (i) 100% of the Principal Distribution Amount and (ii) the aggregate Class Principal Balances of the Senior Certificates, and (b) any other Distribution Date, an amount equal to the excess, if any, of (i) the aggregate Class Principal Balances of the Senior Certificates immediately prior to such Distribution Date over (ii) the lesser of (x) the product of 68.90% and the Pool Balance as of the last day of the related Due Period and (y) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

         Servicer: Delta Funding Corporation, a New York corporation, or any successor thereto or any successor hereunder.

         Servicer Prepayment Charge Payment Amount: The amounts payable by the Servicer in respect of any waived Prepayment Charges pursuant to Section 3.20.

         Servicer Termination Test: The Servicer Termination Test is failed if Cumulative Net Losses for the Mortgage Loans exceed 4.81% of the aggregate Original Class Principal Balance of the Offered Certificates.

         Servicing Advances: All reasonable and customary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, (iv) compliance with the obligations under Section 3.04, 3.06 or 3.19 and (v) in connection with the liquidation of a Mortgage Loan, expenditures relating to the purchase or maintenance of the First Lien pursuant to Section 3.17, all of which reasonable and customary out-of-pocket costs and expenses are reimbursable to the Servicer to the extent provided in Sections 3.03(ii) and (vi), and 3.06.

         Servicing Certificate: A certificate completed and executed by a Servicing Officer on behalf of the Servicer.

         Servicing Compensation: The Servicing Fee and other amounts to which the Servicer is entitled pursuant to Section 3.08.

         Servicing Fee: As to each Distribution Date and each Mortgage Loan, the annual fee payable to the Servicer, which subject to Section 3.02 is calculated as an amount equal to the product of the Servicing Fee Rate and the Principal Balance thereof at the beginning of the related Due Period.

         Servicing Fee Rate: 0.50% per annum.

         Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Securities Administrator by the Servicer, as such list may be amended from time to time.

         Servicing Transfer Costs: All reasonable costs and expenses incurred by the Successor Servicer in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Successor Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Successor Servicer to service the Mortgage Loans properly and effectively.

         Sixty Day Delinquency Rate: As to any Due Period, the percentage equivalent of a fraction, the numerator of which is the aggregate Principal Balances of the Mortgage Loans that are (a) 60 or more days delinquent as of the last day of such Due Period or (b) REO Property and Mortgage Loans in foreclosure or in bankruptcy and the denominator of which is the sum of the Loan Group Balances as of the last day of such Due Period.

         S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         Startup Day: The day designated as such pursuant to Section 2.08.

         Stepdown Date: The later to occur of (x) the earlier to occur of (i) the Distribution Date in December 2002 and (ii) the Distribution Date on which the aggregate Class Principal Balance of the Senior Certificates is reduced to zero, and (y) the first Distribution Date on which the Senior Enhancement Percentage (assuming 100% of the Aggregate Principal Amount is distributed on the Offered Certificates) is at least equal to 31.10%.

         Subgroup F1: The Mortgage Loans bearing fixed interest rates with conforming original principal balances assigned to Subgroup F1 as indicated in the Mortgage Loan Schedule.

         Subgroup F2: The Mortgage Loans bearing fixed interest rates assigned to Subgroup F2 as indicated in the Mortgage Loan Schedule.

         Subordinate Certificates: Any Certificate executed and authenticated by the Trustee substantially in the form set forth in Exhibit A and designated as a Class M-1, Class M-2 or Class B Certificate pursuant to Section 6.01.

         Subordinate Percentage: As to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of the Subordinate Certificates after giving effect to the distribution of the related Principal Distribution Amount on such Distribution Date, and the denominator of which is the Pool Balance as of the last day of the related Due Period.

         Subordination Deficiency: As to any Distribution Date, the excess, if any, of (i) the Required Overcollateralization Amount for such Distribution Date over (ii) the Overcollateralization Amount for such Distribution Date after giving effect to the distribution of the Aggregate Principal Amount on such Distribution Date.

         Subordination Increase Amount: As to any Distribution Date, the lesser of (i) the Subordination Deficiency and (ii) the Excess Interest.

         Subsequent Mortgage Loan Schedule: As of any date of determination, the schedule that is identified as the schedule of Subsequent Mortgage Loans and is attached to the Subsequent Transfer Agreement.

         Subsequent Mortgage Loans: The Mortgage Loans identified on the Subsequent Mortgage Loan Schedule.

         Subsequent Transfer Agreement: The Subsequent Transfer Agreement entered into between the Seller and the Trustee, substantially in the form attached as Exhibit D.

         Subsequent Transfer Date: Each date during the Funding Period on which Subsequent Mortgage Loans are sold to the Trust.

         Subservicer: Any Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies the requirements set forth in Section 3.01(b) in respect of the qualification of a Subservicer.

         Subservicing Agreement: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 3.01(b), a copy of which shall be delivered, along with any modifications thereto, to the Trustee and the Securities Administrator.

         Substitution Adjustment: As to any date on which a substitution occurs pursuant to Section 2.05, the sum of (a) the excess of (i) the aggregate Principal Balances of all Defective Mortgage Loans to be replaced by Eligible Substitute Mortgage Loans (after application of principal payments received on or before the date of substitution of any Eligible Substitute Mortgage Loans as of the date of substitution) over (ii) the Principal Balance of such Eligible Substitute Mortgage Loans and (b) the greater of (x) accrued and unpaid interest on such excess through the Due Period relating to the Distribution Date for which such Substitution Adjustment will be included as part of Available Funds and (y) 30 days' interest on such excess calculated on a 360-day year in each case at the Loan Rate (or the Loan Rate net of the Servicing Fee Rate if the Seller is the Servicer) and (c) if the Servicer is not the Seller, the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Defective Mortgage Loan and (d) the amount referred to in clause (iv) of the definition of Purchase Price in respect of such Defective Mortgage Loan.

         Successor Servicer: As defined in Section 8.02.

         Tax Matters Person: As defined in Section 2.11.

         Tax Matters Person Residual Interest: A 0.000001% interest in each of the Class R-1, Class R-2 and Class R-3 Certificates, which shall be issued to and held by the Tax Matters Person.

         Three Month Delinquency Rate: As to any Determination Date the arithmetic average of the Sixty Day Delinquency Rates for the three Due Periods preceding such Determination Date.

         Total Expected Losses: As of any Determination Date, the sum of (i) Cumulative Net Losses for both Loan Groups as of the last day of the related Due Period and (ii) the Delinquency Loss Factor.

         Trust: The trust created by this Agreement, the corpus of which consists of the Mortgage Loans, such assets as shall from time to time be deposited in the Collection Account, the Initial Interest Coverage Account, the Pre-Funding Account and the Distribution Account in accordance with this Agreement, property that secured a Mortgage Loan and that has become REO Property, certain hazard insurance policies maintained by the Mortgagors or the Servicer in respect of the Mortgage Loans and all proceeds of each of the foregoing.

         Trustee: Bank One, National Association, or any successor Trustee appointed in accordance with this Agreement that has accepted such appointment in accordance with this Agreement.

         Trustee Fee: The fee owed to the Trustee pursuant to a letter agreement between the Securities Administrator and the Trustee.

         Voting Rights: The right to vote evidenced by a Certificate as follows: the Class BIO Certificates, in the aggregate, shall evidence Voting Rights equal to the percentage equivalent of a fraction, the numerator of which is the sum of the Required Overcollateralization Amounts and the denominator of which is the Pool Balance; the Certificates, in the aggregate, shall evidence Voting Rights equal to 100% minus the Voting Rights evidenced by the Class BIO Certificates. The Voting Rights allocated to the Certificates, other than the Class BIO Certificates, shall be allocated 1% to the Notional Amount Certificates and 1% to the Residual Certificates, in the aggregate and the remainder among the other Classes of Offered Certificates in proportion to their respective Class Principal Balances. Voting Rights allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

         Section 1.02. Interest Calculations. All calculations of interest that are made in respect of the Principal Balance of the Mortgage Loans shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Certificate Rate for the Adjustable Rate Certificates shall be calculated on the basis of a 360-day year and the actual number of days elapsed except that if an Available Funds Cap is used to calculate the Certificate Rate for any Class of Certificates, interest thereon shall be calculated on the basis of a 360-day year consisting of twelve 30 day months. The Certificate Rate for the Fixed Rate Certificates shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The calculation of the Servicing Fee and the Securities Administration Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                   ARTICLE II

                              Conveyance of Initial
                            Mortgage Loans; Original
                            Issuance of Certificates
                                  Tax Treatment

         Section 2.01. Conveyance of Initial Mortgage Loans. (a) The Seller, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set over and otherwise convey to the Trust without recourse (subject to Sections 2.02 and 2.04) (i) all of its right, title and interest in and to each Initial Mortgage Loan, including the Cut-Off Date Principal Balance and all collections in respect of interest and principal received after the Cut-Off Date (other than payments in respect of accrued interest due on or before November 1, 1999); (ii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Initial Mortgage Loans;
(iv) such amounts as may be deposited into and held by the Trustee in the Pre-Funding Account and the Initial Interest Coverage Account, together with all investment earnings on such amounts; (v) the Initial Interest Deposit; (vi) the Class P Deposit; and (vii) all proceeds of any of the foregoing. In addition, on or prior to the Closing Date, the Seller shall cause the Certificate Insurer to deliver the Certificate Insurance Policies to the Trustee.

         In connection with such transfer, assignment and conveyance the Seller shall deliver to, and deposit with, the Trustee or the Custodian on behalf of the Trustee, on or before the Closing Date, the following documents or instruments with respect to each Initial Mortgage Loan (the "Related Documents") and the related Mortgage Loan Schedule in computer readable format and the Seller, in connection with the Subsequent Transfer, shall deliver to, and deposit with, the Trustee or the Custodian on behalf of the Trustee, on or before the Closing Date, the Related Documents and the related Mortgage Loan
Schedule in computer readable format with respect to each Subsequent Mortgage
Loan:

                  (i) The original Mortgage Note, with all prior and intervening endorsements showing a complete chain of endorsements from the originator of the Mortgage Loan to the Person so endorsing the Mortgage Loan to the Trustee, endorsed by such Person "Pay to the order of Bank One, National Association, as Trustee for Delta Funding Home Equity Loan Trust 1999-3 without recourse" and signed, by facsimile or manual signature, in the name of the Seller by a Responsible Officer;

                  (ii) Any of: (1) the original Mortgage and related power of attorney, if any, with evidence of recording thereon, (2) a copy of the Mortgage and related power of attorney, if any, certified as a true copy of the original Mortgage or power of attorney by a Responsible Officer of the Seller by facsimile or manual signature or by the closing attorney or by an officer of the title insurer or agent of the title insurer that issued the related title insurance policy, in each case, if the original has been transmitted for recording until such time as the original is returned by the public recording office or (3) a copy of the original recorded Mortgage and related power of attorney, if any, certified by the public recording office;

                  (iii) The original Assignment of Mortgage in recordable form, from the Seller in blank, or to "Bank One, National Association, as Trustee for Delta Funding Home Equity Loan Trust 1999-3";

                  (iv) The original lender's policy of title insurance or a true copy thereof or, if such original lender's title insurance policy has been lost, a copy thereof certified by the appropriate title insurer to be true and complete or, if such lender's title insurance policy has not been issued as of the Closing Date, a marked up commitment (binder) to issue such policy;

                  (v) All intervening assignments, if any, showing a complete chain of assignments from the originator to the Seller, including any recorded warehousing assignments, with evidence of recording thereon, or a copy thereof certified by a

         Responsible Officer of the Seller by facsimile or manual signature, or by the closing attorney or by an officer of the title insurer or agent of the title insurer that issued the related title insurance policy, as a true copy of the original of such intervening assignments if the original has been transmitted for recording until such time as the original is returned by the public recording office or a copy of the original recorded intervening assignments certified by the public recording office;

                  (vi) Originals of all assumption, written assurance, substitution and modification agreements, if any; and

                  (vii) In the case of a Cooperative Loan, the originals of the following documents or instruments:

            (a) The Cooperative Shares, together with a stock power in blank;

            (b)   The executed Security Agreement;

            (c)   The executed Proprietary Lease;

            (d)   The executed Recognition Agreement;

            (e)   The executed assignment of Recognition Agreement;

            (f) The executed UCC-1 financing statements with evidence of recording thereon which have been filed in all places required to perfect the Seller's interest in the Cooperative Shares and the Proprietary Lease; and

            (g) Executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

         In instances where the original recorded Mortgage is not delivered as provided above, and in instances where intervening assignments called for by clause (v) above are unavailable, the Seller will deliver or cause to be delivered the original recorded Mortgage and intervening assignments to the Trustee or the Custodian on behalf of the Trustee promptly upon receipt thereof but in no event later than one year after the Closing Date.

         The Seller hereby confirms to the Trustee that it has caused the portions of the Electronic Ledger relating to the Mortgage Loans to be clearly and unambiguously marked, and has made the appropriate entries in its general accounting records, to indicate that such Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the trust created hereunder.

         (b) The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Trust of all the Seller's right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Trust a security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other property described above; and this Agreement shall constitute a security agreement under applicable law. The Seller, the Servicer and the Trustee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

         Except as may otherwise expressly be provided herein, neither the Seller, the Servicer nor the Trustee shall (and the Servicer shall ensure that no Subservicer shall) assign, sell, dispose of or transfer any interest in the Trust or any portion thereof, or permit the Trust or any portion thereof to be subject to any lien, claim, mortgage, security interest, pledge or other encumbrance of, any other Person.

         In the event that the parties hereto have failed to transfer the entire legal ownership in and to each Mortgage Loan to the Trust, the parties hereto intend that this document operate to transfer the entire equitable ownership interest in and to each Mortgage Loan to the Trust.

         (c) Within 30 days of the Closing Date, the Seller, at its own expense, shall prepare and send for recording the Assignments of Mortgage in favor of the Trustee in the appropriate real property or other records; provided, however, that the Seller shall not be required to record Assignments of Mortgage if the related Mortgaged Property is located in a jurisdiction in which the recording thereof is not necessary to protect the interests of the Trustee or Certificateholders in the related Mortgage as evidenced by an Opinion of Counsel, in form and substance satisfactory to the Rating Agencies, delivered to the Trustee, the Securities Administrator and the Rating Agencies. With respect to any Assignment of Mortgage as to which the related recording information is unavailable within 30 days following the Closing Date, such Assignment of Mortgage shall be submitted for recording within 30 days after receipt of such information but in no event later than one year after the Closing Date. The Trustee or the Custodian on behalf of the Trustee shall be required to retain a copy of each Assignment of Mortgage submitted for recording. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and thereafter the Seller shall be required to submit each such Assignment of Mortgage for recording. Any failure of the Seller to comply with this Section 2.01(c) shall result in the obligation of the Seller to purchase or substitute for the related Mortgage Loans pursuant to the provisions of Section 2.02.

         (d) Neither the Trustee nor the Custodian on behalf of the Trustee shall have any responsibility for reviewing any Mortgage File except as expressly provided in Section 2.02. Without limiting the effect of the preceding sentence, in reviewing any Mortgage File pursuant to such subsection, neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded, but shall not be required to determine whether any Person executing any document is authorized to do so or whether any signature thereon is genuine.

         Section 2.02. Acceptance by Trustee. The Trustee hereby acknowledges the sale and assignment of the Mortgage Loans, and, subject to the review provided for in this Section 2.02 and the period for delivery provided for in
Section 2.01, its receipt or that of the Custodian on behalf of the Trustee of the Mortgage Files, and declares that the Trustee or the Custodian on behalf of the Trustee holds and will hold such documents and all amounts received by it thereunder and hereunder in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders and the Certificate Insurer. If the Seller is given notice under this Section 2.02 that a Mortgage File is defective or incomplete and if the Seller does not correct or cure such omission or defect within the 90-day period specified in this Section 2.02, the Seller shall purchase such Mortgage Loan from the Trustee (i) on the Determination Date in the month following the month in which such 90-day period expired at the Purchase Price of such Mortgage Loan or (ii) upon the expiration of such 90-day period if the omission or defect would result in the related Mortgage Loan not being a Qualified Mortgage Loan for purposes of Section 860G(a)(3) of the Code. The Purchase Price for the purchased Mortgage Loan shall be deposited in the Collection Account no later than the applicable Determination Date or the Business Day preceding the expiration of such 90-day period, as the case may be; and, upon receipt by the Trustee or the Custodian on behalf of the Trustee of written notification of such deposit signed by a Responsible Officer of the Seller, the Trustee or the Custodian on behalf of the Trustee shall release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller or its designee any Mortgage Loan released pursuant hereto. It is understood and agreed that the obligation of the Seller to purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy against the Seller respecting such defect or omission available to the Certificateholders, the Certificate Insurer or the Trustee on behalf of Certificateholders. An Opinion of Counsel to the effect set forth in Section 2.05(d) shall be delivered to the Trustee in connection with any such repurchase.

         The Servicer, promptly following the transfer of (i) a Defective Mortgage Loan from or (ii) an Eligible Substitute Mortgage Loan to the Trust pursuant to this Section 2.02 or Section 2.05, as the case may be, shall amend the Mortgage Loan Schedule, appropriately mark the Electronic Ledger and make appropriate entries in its general account records to reflect such transfer and the addition of any Eligible Substitute Mortgage Loan, if applicable.

         No later than the 45th day following the Closing Date, the Trustee or the Custodian on behalf of the Trustee shall certify to the Securities Administrator, the Seller and the Servicer (and the Trustee if the Custodian is so certifying) that it has reviewed each Mortgage File and that, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the certification in the form annexed hereto as Exhibit O as not covered by such certification),
(i) all documents constituting part of such Mortgage File required to be delivered to it pursuant to paragraphs (i) - (v) of Section 2.01(a) are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule which corresponds to items (ii), (iii), (v) and (vii) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. If within such 45-day period the Trustee or the Custodian on behalf of the Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in said Mortgage Loan Schedule or, if in the course of its review, the Trustee or the Custodian on behalf of the Trustee determines that such Mortgage File is otherwise defective in any material respect, the Trustee or the Custodian on behalf of the Trustee shall promptly upon the conclusion of its review notify in the form of an exception report and the Seller shall have a period of 60 days after such notice within which to correct or cure any such defect.

         On the 360th day following the Closing Date, the Trustee or the Custodian on behalf of the Trustee shall deliver to the Securities Administrator, the Seller and the Servicer an updated exception report showing the documents outstanding pursuant to Section 2.01(a) along with a final certification annexed hereto as Exhibit P from the previous certification issued in the form of Exhibit O. The Trustee or the Custodian on behalf of the Trustee shall also maintain records adequate to determine the date on which any document required to be delivered to it after such 360th day following the Closing Date must be delivered to it, and on each such date, the Trustee or the Custodian on behalf of the Trustee shall review the related Mortgage File to determine whether such document has, in fact, been delivered. After the delivery of the final certification, a form of which is attached hereto as Exhibit P, (i) the Trustee or the Custodian on behalf of the Trustee shall provide to the Securities Administrator, the Servicer and the Seller (and to the Trustee if delivered by the Custodian), no less frequently than monthly, updated exception reports showing the documents outstanding pursuant to Section 2.01(a) until all such exceptions have been eliminated and (ii) the Seller shall provide to the Securities Administrator, the Trustee or the Custodian on behalf of the Trustee and the Servicer, no less frequently than monthly, updated certifications indicating the then current status of exceptions until all such exceptions have been eliminated; provided that the delivery of the final certification shall not act as a waiver of any of the rights the Certificateholders may have with respect to such exceptions, and all rights are reserved with respect thereto.

         Neither the Trustee nor the Custodian makes any representations as to and shall not be responsible to verify (i) the validity, sufficiency, legality, due authorization, recordation or genuineness of any document or (ii) the collectability, insurability or effectiveness of any of the Mortgage Loans.

         Section 2.03. Representations and Warranties Regarding the Seller and the Servicer. Each of the Seller and the Servicer represents and warrants as to itself that, as of the Closing Date:

                  (i) Each of the Seller and the Servicer is a corporation licensed as a mortgage banker duly organized, validly existing and in good standing under the laws of the state of its incorporation and has, and had at all relevant times, full corporate power to originate the Mortgage Loans, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                  (ii) The execution and delivery of this Agreement by the Seller and the Servicer and the performance by each of them of and compliance with the terms of this Agreement will not violate the Seller's or the Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Seller or the Servicer is a party or which may be applicable to the Seller or the Servicer or any of their respective assets;

                  (iii) Each of the Seller and the Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Seller and the Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (iv) Neither the Seller nor the Servicer is in violation of, and the execution and delivery of this Agreement by the Seller and the Servicer and the performance by each of them and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or the Servicer or any of their respective properties or materially and adversely affect the performance of any of their respective duties hereunder;

                  (v) There are no actions or proceedings against, or investigations of, the Seller or the Servicer pending or, to the knowledge of the Seller or the Servicer, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Seller or the Servicer of any of their respective obligations under, or the validity or enforceability of, this Agreement;

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller or the Servicer with, this Agreement, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;

                  (vii) The Seller did not sell the Mortgage Loans to the Trust with any intent to hinder, delay or defraud any of its creditors; and the Seller will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Trust;

                  (viii) The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claim;

                  (ix) The collection practices used by the Seller and the Servicer with respect to the Mortgage Loans have been, in all material respects, legal, proper, prudent and customary in the non-conforming mortgage servicing business;

                  (x) No Officer's Certificate, statement, report or other document prepared by the Seller or the Servicer and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact;

                  (xi) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

                  (xii) The Servicer believes that the Servicing Fee Rate provides a reasonable level of base compensation to the Servicer for servicing the Mortgage Loans on the terms set forth herein;

                  (xii) The transactions contemplated by this Agreement are in the ordinary course of business of the Servicer; and

                  (xiv) The Servicer has caused or hereby agrees to cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Mortgage Loans, including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee.

The representations and warranties set forth in this Section 2.03 shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Certificateholders, the Person discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of such breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Seller or the Servicer, as the case may be, shall cure such breach in all material respects.

         Section 2.04. Representations and Warranties of the Seller Regarding the Mortgage Loans. (a) The Seller represents and warrants to the Trustee on behalf of the Certificateholders as follows as of the Closing Date:

                  1. The information set forth on the Mortgage Loan Schedule is complete, true and correct as of the dates as of which the information therein is given;

                  2. The Mortgage Notes and the Mortgages have not been assigned or pledged by the Seller to any Person other than warehouse lenders, and immediately prior to the transactions herein contemplated, the Seller had good and marketable title thereto, and was the sole owner and holder of the Mortgage Loans free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature (collectively, a "Lien"), other than any such Lien released simultaneously with the sale contemplated herein, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement, and immediately upon the transfer and assignment of each Mortgage Loan as contemplated by this Agreement, the Trust will be the sole beneficial owner of, each Mortgage Loan free and clear of any lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                  3. With respect to any Mortgage Loan that is not a Cooperative Loan, each Mortgage is a valid and existing lien on the property therein described, and each Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage, except (i) liens for real estate taxes and special assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage, (iv) in the case of a Mortgaged Property that is a condominium or an individual unit in a planned unit development, liens for common charges permitted by statute and (v) in the case of a Mortgage Loan secured by a second lien on the related Mortgaged Property, the related First Lien. Any security agreement, chattel mortgage or equivalent document related to the Mortgage and delivered to the Trustee or the Custodian on behalf of the Trustee establishes in the Seller a valid and subsisting lien on the property described therein, and the Seller has full right to sell and assign the same to the Trust;

                  4. The terms of each Mortgage Note and Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Trust, and which has been delivered to the Trustee or the Custodian on behalf of the Trustee. The substance of any such alteration or modification is reflected on the Mortgage Loan Schedule;

                  5. No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee or the Custodian on behalf of the Trustee;

                  6. Except with respect to delinquencies described in clause
         (12) hereof, no Mortgagor is in default in complying with the terms of its Mortgage Note or Mortgage, and the Seller has not waived any default, breach, violation or event of acceleration except that the Seller may have accepted late payments, and all taxes, governmental assessments, insurance premiums or water, sewer and municipal charges which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is more recent, to the day which precedes by one month the Due Date of the first installment of principal and interest;

                  7. There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or otherwise, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

                  8. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting any Mortgaged Property which are, or may be, liens prior or equal to, or coordinate with, the lien of the Mortgage except those that are stated in the title insurance policy and for which related losses are affirmatively insured against by such policy;

                  9. All of the improvements that were included for the purpose of determining the Appraised Value of each Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property except those that are stated in the title insurance policy and for which related losses are affirmatively insured against by such policy;

                  10. No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

                  11. All parties that have had any interest in any Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all licensing requirements of the United States and of the laws of the state wherein the Mortgaged Property is located that are applicable to such parties and (2)(A) organized under the laws of such state or (B) qualified to do business in such state or exempt from such qualification in a manner so as not to affect adversely the enforceability of such Mortgage Loan or (C) federal savings and loan associations or national banks having principal offices in such state or (D) not doing business in such state;

                  12. With respect to the Initial Mortgage Loans, as of the Cut-Off Date, (i) all payments required to be made on each Initial Mortgage Loan under the terms of the related Mortgage Note have been made except for approximately 2.29% and 2.49% of the Initial Mortgage Loans in Loan Group F and Loan Group A respectively (by Cut-Off Date Principal Balance) are up to 59 days delinquent and (ii) no payment required to be made on any Initial Mortgage Loan has been more than 59 days delinquent more than once during the twelve month period immediately preceding the Cut-Off Date;

                  13. Each of the documents and instruments included in a Mortgage File is duly executed and in due and proper form and each such document or instrument is in a form generally acceptable to prudent institutional mortgage lenders that regularly originate or purchase mortgage loans;

                  14. The Mortgage Notes and the related Mortgages are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage, and each Mortgage Note and Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person who is a party to the Mortgage Note and the Mortgage in an individual capacity, and not in the capacity of a trustee or otherwise;

                  15. Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws, applicable to the origination and servicing of the Mortgage Loans or otherwise applicable to the Mortgage Loans have been complied with, and the Seller has and shall maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements;

                  16. The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid;

                  17. Each Mortgage Loan is covered by an ALTA mortgage title insurance policy or such other form of policy acceptable to Fannie Mae or Freddie Mac, issued by and constituting the valid and binding obligation of a title insurer generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the case of a Mortgage Loan secured by a First Lien on the related Mortgaged Property and the second priority lien of the Mortgage in the case of a Mortgage Loan secured by a second lien on the related Mortgaged Property, in the original principal amount of the Mortgage Loan. The Seller is the sole named insured of such mortgage title insurance policy, the assignment to the Purchaser or the Trustee as assignee of the Purchaser of the Seller's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer or the same has been obtained, and such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy;

                  18. All improvements upon the Mortgaged Properties are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of this Agreement. If a Mortgaged Property was, at the time of origination of the related Mortgage Loan, in an area identified on a Flood Hazard Boundary Map or Flood Hazard Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and if the flood insurance policy referenced herein has been made available), a flood insurance policy is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in this Agreement. All individual insurance policies (collectively, the "hazard insurance policy") are the valid and binding obligation of the insurer and contain a standard mortgagee clause naming the Seller, its successors and assigns, as mortgagee. All premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                  19. No Mortgage Loan is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any

         Mortgage Note or the related Mortgage, or the exercise of any right thereunder in accordance with the terms thereof, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  20. Each Mortgage Loan was originated or purchased and reunderwritten by the Seller;

                  21. Except with respect to any Balloon Loan, each Mortgage Loan is payable in equal monthly installments of principal and interest which would be sufficient, in the absence of late payments, to fully amortize such loan within the term thereof, beginning no later than 60 days after disbursement of the proceeds of the Mortgage Loan. Each Mortgage Loan in Loan Group F bears a fixed interest rate for the term of the Mortgage Loan. Each Balloon Loan has an original term of not less than fifteen (15) years and provides for level monthly payments based on a thirty (30) year amortization schedule and a final Monthly Payment substantially greater than the preceding Monthly Payments. Each Mortgage Loan in Loan Group A bears an adjustable interest rate based on the related Loan Index;

                  22. Each Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the holder thereunder;

                  23. No Mortgage Loan is a construction loan;

                  24. The Mortgage Notes are not and have not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause 3 above;

                  25. Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (ii) otherwise by judicial or nonjudicial foreclosure. There is no homestead or other exemption available to the Mortgagor that would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                  26. With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Trustee or the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor, which fees and expenses shall constitute Servicing Advances;

                  27. Each Mortgaged Property is located in the state identified in the Mortgage Loan Schedule. No residence or dwelling is a manufactured dwelling. No Mortgaged Properties are held under a ground lease;

                  28. The Mortgage Loans were underwritten in accordance with the Seller's underwriting guidelines described in the Prospectus under the heading "The Seller and the Servicer--Underwriting";

                  29. There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note;

                  30. No Mortgage Loan was originated under a buy-down plan;

                  31. Other than as provided by this Agreement, there is no obligation on the part of the Seller or any other party to make payments in addition to those made by the Mortgagors;

                  32. With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File, except those documents delivered to the Trustee or Custodian on behalf of the Trustee, and there are no custodial agreements in effect adversely affecting the right or ability of the Seller to make the document deliveries required hereby;

                  33. No Mortgage Loan was selected for inclusion under this Agreement on any basis which was intended to have a material adverse effect on the Certificateholders;

                  34. No Mortgage Loan has a shared appreciation or other contingent interest feature;

                  35. With respect to each Mortgage Loan secured by a second lien on the related Mortgaged Property:

                           (a) if the Combined Loan-to-Value Ratio is higher
                  than 80%, either the related First Lien does not provide for a balloon payment or, if the related First Lien does provide for a balloon payment, the maturity date of the second lien is prior to the maturity date of the First Lien;

                           (b) the related First Lien does not provide for
                  negative amortization;

                           (c) either no consent for the Mortgage Loan secured
                  by a second lien on the related Mortgaged Property is required by the holder of the related First Lien or such consent has been obtained and is contained in the Mortgage File; and

                           (d) except with respect to no more than 7.85% of the
                  Initial Mortgage Loans in Loan Group F which are Mortgage Loans secured by a second lien on the related Mortgaged Property, measured by outstanding Principal Balances as of the Cut-Off Date, the related First Lien is not held by an individual;

                  36. Each Mortgage Loan conforms, and all the Mortgage Loans in the aggregate conform, in all material respects to the description thereof set forth in the Prospectus Supplement;

                  37. A full appraisal on forms approved by Fannie Mae or Freddie Mac was performed in connection with the origination of each Mortgage Loan. Each appraisal meets guidelines that would be generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

                  38. To the best of the Seller's knowledge, no Mortgaged Property was, as of the related Cut-Off Date, located within a one-mile radius of any site listed in the National Priorities List as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of hazardous waste sites which are known to contain any hazardous substance or hazardous waste;

                  39. None of the Mortgage Loans are subject to a bankruptcy proceeding;

                  40. No more than 9.33% of the aggregate Principal Balance of all the Initial Mortgage Loans as of Cut-Off Date relates to Mortgage Loans originated or purchased under the Seller's limited documentation program or no-documentation program;

                  41. Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

                  42. Each Cooperative Loan is secured by a valid, subsisting and enforceable perfected first lien and security interest in the related Mortgaged Property, subject only to (i) the rights of the Cooperative Corporation to collect Maintenance and assessments from the Mortgagor, (ii) the lien of the Blanket Mortgage, if any, on the Cooperative Property and of real property taxes, water and sewer charges, rents and assessments on the Cooperative Property not yet due and payable, and (iii) other matters to which like Cooperative Units are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement or the use, enjoyment, value or marketability of the Cooperative Unit. Each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Cooperative Shares and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to the Seller or its designee establishes in the Seller a valid and subsisting perfected first lien on and security interest in the property described therein, and the Seller has full right to sell and assign the same;

                  43. Each Cooperative Corporation qualifies as a "cooperative housing corporation" as defined in Section 216 of the Code;

                  44. Each Mortgage Loan in Loan Group A is secured by a first lien;

                  45. The original principal balance of each Mortgage Loan in Subgroup F1 conformed with the requirements for purchase by Fannie Mae or Freddie Mac; and

                  46. No Mortgage Loan will be subject to the requirement for retrospective relief pursuant to either (a) the Stipulated Order on Consent, dated as of September 17, 1999, among Delta Funding Corporation, Delta Financial Corporation and the Office of the Attorney General of the State of New York or (b) the Remediation Agreement, dated as of September 17, 1999, between Delta Funding Corporation and the Banking Department of the State of New York.

         (b) It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian on behalf of the Trustee and the termination of the rights and obligations of the Servicer pursuant to Section
7.04 or 8.01. Upon discovery by the Seller, the Servicer or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties, which materially and adversely affects the interests of the Trust or the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, the Seller shall use all reasonable efforts to cure such breach in all material respects or shall purchase such Mortgage Loan from the Trust or substitute an Eligible Substitute Mortgage Loan as provided in Section 2.05 for such Mortgage Loan. Any such purchase by the Seller shall be at the Purchase Price, and in each case shall be accomplished in the manner set forth in Section 2.02. It is understood and agreed that the obligation of the Seller to cure, substitute or purchase any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such breach available to Certificateholders, the Certificate Insurer or the Trustee on behalf of Certificateholders. An Officer's Certificate and Opinion of Counsel to the effect set forth in Section 2.05(d) shall be delivered to the Trustee in connection with any such repurchase.

         Section 2.05. Substitution of Mortgage Loans. (a) On a Determination Date within two years following the Closing Date and which is on or before the date on which the Seller would otherwise be required to repurchase a Mortgage Loan under Section 2.02 or 2.04, the Seller may deliver to the Trustee or the Custodian on behalf of the Trustee one or more Eligible Substitute Mortgage Loans in substitution for any one or more of the Defective Mortgage Loans which the Seller would otherwise be required to repurchase pursuant to Section 2.02 or 2.04.

         (b) The Seller shall notify the Servicer and the Trustee in writing not less than five Business Days before the related Determination Date which is on or before the date on which the

Seller would otherwise be required to repurchase such Mortgage Loan pursuant to
Section 2.02 or 2.04 of its intention to effect a substitution under this
Section 2.05. On such Determination Date (the "Substitution Date"), the Seller shall deliver to the Trustee or the Custodian on behalf of the Trustee (1) the Eligible Substitute Mortgage Loans to be substituted for the Defective Mortgage Loans, (2) a list of the Defective Mortgage Loans to be substituted for by such Eligible Substitute Mortgage Loans, (3) an Officer's Certificate (A) stating that no failure by the Servicer described in Section 8.01 shall have occurred and be continuing, (B) stating that the aggregate Principal Balance of all Eligible Substitute Mortgage Loans (determined with respect to each Eligible Substitute Mortgage Loan as of the Determination Date on which it was substituted) including the principal balance of Eligible Substitute Mortgage Loans being substituted on such Determination Date does not exceed an amount equal to 5% of the aggregate Original Class Principal Balance as of the Closing Date, (C) stating that all conditions precedent to such substitution specified in subsection (a) have been satisfied and attaching as an exhibit a supplemental Mortgage Loan schedule (the "Supplemental Mortgage Loan Schedule") setting forth the same type of information as appears on the Mortgage Loan Schedule and representing as to the accuracy thereof and (D) confirming that the representations and warranties contained in Section 2.04 are true and correct in all material respects with respect to the Substitute Mortgage Loans on and as of such Determination Date, provided that remedies for the inaccuracy of such representations are limited as set forth in Sections 2.02, 2.04 and this Section 2.05, (4) an Opinion of Counsel to the effect set forth below and (5) a certificate stating that cash in the amount of the related Substitution Adjustment, if any, has been deposited to the Collection Account. Upon receipt of the foregoing, the Trustee or the Custodian on behalf of the Trustee shall release such Defective Mortgage Loans to the Seller.

         (c) Concurrently with the satisfaction of the conditions set forth in Sections 2.05(a) and (b) above and the transfer of such Eligible Substitute Mortgage Loans to the Trustee pursuant to Section 2.05(a), Exhibit C to this Agreement shall be deemed to be amended to exclude all Mortgage Loans being replaced by such Eligible Substitute Mortgage Loans and to include the information set forth on the Supplemental Mortgage Loan Schedule with respect to such Eligible Substitute Mortgage Loans, and all references in this Agreement to Mortgage Loans shall include such Eligible Substitute Mortgage Loans and be deemed to be made on or after the related Substitution Date, as the case may be, as to such Eligible Substitute Mortgage Loans.

         (d) In connection with any Mortgage Loan that the Seller is required to purchase or replace, the Seller shall deliver to the Trustee and the Securities Administrator an Opinion of Counsel to the effect that such purchase or substitution will not cause (x) any federal tax to be imposed on the Trust, including, without limitation, any Federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the start-up day" under Section 860G(d)(1) of the Code or (y) any portion of any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that such opinion indicates that a repurchase or substitution will result in the imposition of a prohibited transaction tax, give rise to net taxable income or be deemed a contribution to a REMIC after its Startup Day, the Seller shall not be required to repurchase or replace any such Mortgage Loan unless and until the Servicer has determined there is an actual or imminent default with respect thereto or that such defect or breach adversely affects the enforceability of such Mortgage Loan.

         Section 2.06. Execution and Authentication of Certificates. The Trustee on behalf of the Trust shall cause to be executed, authenticated and delivered on the Closing Date to or upon the order of the Seller, in exchange for the Mortgage Loans, concurrently with the sale, assignment and conveyance to the Trustee of the Mortgage Loans, each Class of Certificates in authorized denominations or Percentage Interests, together evidencing the ownership of the entire Trust.

         Section 2.07. Designation of Interests in REMICs.

         (a) The Trustee shall elect that each of REMIC I, REMIC II and REMIC III (which together constitute the Trust) shall be treated as a REMIC under
Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The assets of REMIC I shall include the Mortgage Loans, the Accounts (other than the Pre-Funding Account, LIBOR Carryover Fund, the Net Rate Cap Fund and the Initial Interest Coverage Account), any REO Property, and any proceeds of the foregoing. The REMIC I Regular Interests (as defined below) shall constitute the assets of REMIC II. The REMIC II Regular Interests (as defined below) shall constitute the assets of REMIC III.

         (b) REMIC I will be evidenced by (x) the Class IA, Class IB, Class IC, Class ID, Class IE, Class IF, Class IG, Class IH, Class II, Class IJ, Class IK, Class IL, Class IM-1, IM-2 and Class IN Interests and the Class P Certificates (together, the "REMIC I Regular Interests"), which (i) (except in the case of Class P) will be uncertificated and non-transferable, and (ii) are hereby designated as the "regular interests" in REMIC I and (y) the Class R-1 Certificates, which are hereby designated as the single "residual interest" in REMIC I (the REMIC I Regular Interests, together with the Class R-1 Certificates, the "REMIC I Certificates"). The REMIC I Regular Interests shall be recorded on the records of REMIC I as being issued to and held by the Trustee on behalf of REMIC II.

         The REMIC I Certificates will have the following designations, initial principal balances and pass-through rates:

                                                  Pass-
               REMIC I           Initial         Through
             Certificates        Balance          Rate
             ------------        -------          ----
                  P              $        100     0%(5)
                  IA             $ 42,800,000      (1)
                  IB             $  7,100,000      (1)
                  IC             $  8,300,000      (1)
                  ID             $  9,800,000      (1)
                  IE             $ 11,400,000      (1)
                  IF             $ 13,300,000      (1)
                  IG             $ 15,500,000      (1)
                  IH             $ 18,200,000      (1)
                  II             $ 21,200,000      (1)

                                                  Pass-
               REMIC I           Initial         Through
             Certificates        Balance          Rate
             ------------        -------          ----

                  IJ             $ 21,900,000      (1)
                  IK             $ 17,900,000      (1)
                  IL             $ 12,800,000      (1)
                 IM-1            $324,360,000      (2)
                 IM-2            $ 25,440,000      (3)
                  IN             $150,000,000      (4)
                 R-1             $          0      0%

(1) The Pass-Through Rate on these REMIC I Regular Interests shall at any time of determination equal the weighted average of the Net Loan Rates of the Mortgage Loans in Loan Group F.

(2) The Pass-Through Rate on this class of REMIC I Regular Interests shall at any time of determination equal the weighted average of the Net Loan Rates of the Mortgage Loans in Subgroup F1.

(3) The Pass-Through Rate on this class of REMIC I Regular Interests shall at any time of determination equal the weighted average of the Net Loan Rates of the Mortgage Loans in Subgroup F2.

(4) The Pass-Through Rate on this class of REMIC I Regular Interests shall at any time of determination equal the weighted average of the Net Loan Rates of the Mortgage Loans in Loan Group A.

(5) The Class P Certificates shall be entitled to receive all Prepayment Charges collected with respect to the Mortgage Loans in each Loan Group. Such Prepayment Charges shall not be available for distribution with respect to any other Class of REMIC I Certificates. The Prepayment Charges received by the Class P Certificates shall not be applied to the principal balance of those Certificates.

         On each Distribution Date, principal collections and realized losses on the Mortgage Loans in Loan Group F and, on the first Distribution Date, the Class P Deposit shall be allocated first, to the Class IM-1 and Class IM-2 Interests (and allocated between the two interests such that the ratio of the principal balance of the Class IM-1 Interest to the principal balance of the Class IM-2 Interest is always the same as the ratio of the principal balance of Subgroup F1 to the principal balance of Subgroup F2 ("the Subgroup Ratio"), and then, to the REMIC I Regular Interests (other than the Class IM-1, Class IM-2 and Class IN Interests), sequentially, in reverse order to which they are listed above, until the principal balance of each such class is reduced to zero. All principal collections and realized losses on the Mortgage Loans in Loan Group A shall be allocated to the Class IN Interest. Notwithstanding the above, the Class P Certificates shall not be entitled to any principal collections so long as the Class IN

Interests remain outstanding. Any principal collections otherwise payable to the Class P Certificates will then instead be payable to the Class IN Interests, until the principal balance of the Class IN Interests has been reduced to zero, and any remaining principal collections on the Mortgage Loans shall be payable to the Class P Certificates to the extent of their Class Principal Balance. The Class R-1 Certificates shall have no principal balance and no pass-through rate and shall be entitled to only those distributable assets, if any, remaining in REMIC I on each Distribution Date after all amounts required to be distributed to the REMIC I Regular Interests and applicable Trust expenses have been paid. It is expected that there will not be any distributions on the Class R-1 Certificate.

         (c) REMIC II will be evidenced by (x) the Class II-A-1F, Class II-A-2F, Class II-A-1A, Class II-M-1, Class II-M-2, Class II-B, the 12 components of Class II-A-IO described in note (4) below, Class II-Q, Class II-Q-F1, Class II-Q-F2 and Class II-Q-A Interests (the "REMIC II Regular Interests"), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC II and (y) the Class R-2 Certificates, which are hereby designated as the single "residual interest" in REMIC II (the REMIC II Regular Interests, together with the Class R-II Certificates, the "REMIC II Certificates"). The REMIC II Regular Interests shall be recorded on the records of REMIC II as being issued to and held by the Trustee on behalf of REMIC III. The Class II-Q, Class II-Q-F1, Class II-Q-F2 and Class II-Q-A Interests are referred to below collectively as the Q Classes.

         Interest from the Mortgage Loans that is allocable to payments of principal on the Certificates under sections 5.01(a)C.7 and 5.01(b) (the "Turbo Amount") will not be paid directly as principal to the REMIC II Regular Interests, but instead a portion of the interest payable with respect to the Class II-Q Interest which equals 1% of the Turbo Amount (and, to the extent 1% of the Turbo Amount exceeds the interest payable on the Class II-Q Interest, a pro rata portion of the interest payable on the Class II-Q-F1, Class II-Q-F2 and Class II-Q-A Interests equal to such excess) will be payable as a reduction of the principal balances of the Class II-A-1F, Class II-A-2F, Class II-B, Class II-A-1A, Class II-M-1 and Class II-M-2 Interests in the same manner in which the Turbo Amount is allocated among the Class A-1F, Class A-2F, Class B, Class A-1A, Class M-1 and Class M-2 Certificates, respectively (and will be accrued and added to principal on the Q Classes in the same proportion as interest payable on such Interests is used to reduce principal on other Interests as just described). Principal payments on the Mortgage Loans shall be allocated 99% to the Q Classes, and 1% to the Class II-A-1F, Class II-A-2F, Class II-B, Class II-A-1A, Class II-M-1 and Class II-M-2 Interests, until paid in full. The aggregate amount of principal allocated to the Class II-A-1F, Class II-A-2F, Class II-B, Class II-A-1A, Class II-M-1 and Class II-M-2 Interests shall be apportioned among such classes in the same manner as principal is payable with respect to the Class A-1F, Class A-2F, Class B, Class A-1A, Class M-1 and Class M-2 Certificates, respectively. The aggregate amount of principal allocated to the Q Classes shall be allocated and apportioned among such Interests first, to the Class II-Q-F1, Class II-Q-F2 and Class II-Q-A Interests the least amount of principal necessary which can be applied to such Interests so that both the ratio of the sum of the principal balances of the Class II-Q-F1 and Class II-Q-F2 Interests to the principal balance of the Class II-Q-A Interests equals the ratio of the Loan Group F Balance to the Loan Group A Balance (the "Balance Ratio") and the Subgroup Ratio (as defined in Section 2.07(b) above) is maintained, and second, to the Class II-

Q Interests. Notwithstanding the above, principal payments on Mortgage Loans that are attributable to the Excess Overcollateralization Amount shall be allocated to the Q Classes (allocated first to the Class II-Q Interests until paid in full, and second to the Class II-Q-F1, Class II-Q-F2 and Class II-Q-A Interests, apportioned among such Interests such that both the Balance Ratio and Subgroup Ratio are maintained, until paid in full). Realized losses shall be applied such that after all distributions have been made on such Distribution Date (i) the principal balances of the Class II-A-1F, Class II-A-2F, Class II-B, Class II-A-1A, Class II-M-1 and Class II-M-2 Interests are each 1% of the principal balances of the Class A-1F, Class A-2F, Class B, Class A-1A, Class M-1 and Class M-2 Certificates, respectively; and (ii) the aggregate principal balance of the Q Classes is equal to the sum of the Loan Group F Balance and Loan Group A Balance, less an amount equal to 1% of the aggregate Class Principal Balances of the Certificates. Losses allocated to the Q Classes shall be applied first, to the Class II-Q-F1, Class II-Q-F2 and Class II-Q-A Interests the least amount of realized losses necessary which can be applied to such Interests so that both the Balance Ratio and Subgroup Ratio are maintained, and second, to the Class II-Q Interests. The REMIC II Certificates will have the following designations and pass-through rates, and distributions of principal and interest thereon shall be allocated to the Certificates in the following manner:

                                             Pass-      Allocation   Allocation
     REMIC II             Initial           Through         of           of
   Certificates           Balance            Rate       Principal     Interest
   ------------           -------            ----       ---------     --------

     II-A-1F            $    4,181,600        (1)          (5)        (6),(7)
     II-A-2F            $      327,900        (1)          (5)        (6),(7)
     II-B               $      297,500        (1)          (5)        (6),(7)
     II-A-1A            $    1,500,000        (1)          (5)        (6),(7)
     II-M-1             $      444,500        (1)          (5)        (6),(7)
     II-M-2             $      248,500        (1)          (5)        (6),(7)
     II-Q               $  686,000,000        (1)          (5)        (6),(7)
     II-Q-F1            $    5,100,000       (2a)          (5)        (6),(7)
     II-Q-F2            $      400,000       (2b)          (5)        (6),(7)
     II-Q-A             $    1,500,000        (3)          (5)        (6),(7)
     II-A-IO            $            0        (4)          N/A       Class IOF
     R-2                $            0        0%           N/A         N/A(8)

(1) The Pass-Through Rate on these REMIC II Regular Interests shall at any time of determination equal the weighted average of the Pass-Through Rates of the REMIC I Regular Interests (other than the Class P Certificates), after first subtracting 6.0% from the Pass-Through Rates of each of such regular interests (other than the Class IM-1, Class IM-2 and Class IN Interests) for the Distribution Dates indicated below for each of such regular interests.

                                6.0%                               6.0%
                            Subtraction                        Subtraction
           REMIC I         Distribution         REMIC I        Distribution
         Certificates          Dates         Certificates         Dates
         ------------          -----         ------------         -----

              IA               1 - 36             IG              1 - 18
              IB               1 - 33             IH              1 - 15
              IC               1 - 30             II              1 - 12
              ID               1 - 27             IJ              1 - 9
              IE               1 - 24             IK              1 - 6
              IF               1 - 21             IL              1 - 3

(2a) The Pass-Through Rate on this REMIC II Regular Interest shall at any time of determination equal the weighted average of the Pass-Through Rates of the REMIC I Regular Interests (other than the Class P Certificates and the Class IN Interest), after first subjecting the Pass-Through Rates of such REMIC I Regular Interests (other than the Class IM-1 Interests) to a cap and floor equal to the Class IM-1
      Pass-Through Rate, and then, for the Distribution Dates indicated in the table in note (1), subtracting 6.0% from the resulting Pass-Through Rates of each of such regular interests (other than the Class IM-1 and Class IM-2 Interests).

(2b) The Pass-Through Rate on this REMIC II Regular Interest shall at any time of determination equal the weighted average of the Pass-Through Rates of the REMIC I Regular Interests (other than the Class P Certificates and the Class IN Interest), after first subjecting the Pass-Through Rates of such REMIC I Regular Interests (other than the Class IM-2 Interests) to a cap and floor equal to the Class IM-2
      Pass-Through Rate, and then, for the Distribution Dates indicated in the table in note (1), subtracting 6.0% from the resulting Pass-Through Rates of each of such regular interests (other than the Class IM-1 and Class IM-2 Interests).

(3) The Pass-Through Rate on this REMIC II Regular Interest shall at any time of determination equal the Pass-Through Rate on the Class IN Interest issued by REMIC I.

(4) Interest on the Class II-A-IO will equal the sum of 12 strips of interest, with each strip being a strip off the principal balance of a REMIC I Regular Interest (other than the Class IM-1, Class IM-2 and Class IN Interests and the Class P Certificates) at 6.0% per annum for the Distribution Dates indicated in the table in note (1) for such regular interest, and 0.0% thereafter. Each of the 12 interest strips comprising the interest on the Class II-A-IO shall constitute 12 separate components of the Class II-A-IO, each of which shall be designated as a separate REMIC II Regular Interest.

(5) Principal will be allocated to and apportioned among the Class A-1F, Class A-2F, Class B, Class A-1A, Class M-1, and Class M-2 Certificates, in the same proportion as principal is payable with respect to such Certificates, except that a portion of such principal in an amount up to the Excess Overcollateralization Amount shall first be allocated as a payment of interest to the Class BIO Certificates, and all principal will be allocated as a payment of interest to the Class BIO Certificates after the principal balances of the Group F and Group A Certificates have been reduced to zero.

(6) Except as provided in note (7), interest with respect to this REMIC II Regular Interest will be allocated among the Class A-1F, Class A-2F, Class B, Class A-1A, Class M-1 and Class M-2 Certificates in the same proportion as interest is payable on such Certificates.

(7) Any interest with respect to this REMIC II Regular Interest in excess of the product of (i) 100 times the weighted average coupon of the Class II-A-1F, Class II-A-2F, Class II-B, Class II-A-1A, Class II-M-1 and Class II-M-2 Interests, and the Q Classes, where each of such REMIC II Regular Interests, other than the Q Classes, is first subject to a cap and floor equal to the Class A-1F, Class A-2F, Class B, Class A-1A, Class M-1 and Class M-2 Pass-Through Rates, respectively, and the Q Classes are each subject to a cap equal to 0%, and (ii) the principal balance of this REMIC II Regular Interest, shall not be allocated to the Group F or Group A Certificates but will be allocated to the Class BIO Certificates. However, the Class BIO Certificates shall be subordinated to the extent provided in
      Section 5.01.

(8) On each Distribution Date, available funds, if any, remaining in REMIC II after payments of interest and principal, as designated above, will be distributed to the Class R-2 Certificate. It is expected that there will not be any distributions on the Class R-2 Certificates.

         (d) The Class A-1F, Class A-2F, Class B, Class A-1A, Class M-1, Class M-2, Class IOF and Class BIO Certificates are hereby designated as "regular interests" with respect to REMIC III (the "REMIC III Regular Interests") and the Class R-3 Certificate is hereby designated as the single "residual interest" with respect to REMIC III. For purposes of the REMIC Provisions, the Class A-1F, Class A-2F and Subordinate Certificates shall bear interest at the Certificate Rate given in the definition of Certificate Rate in Section 1.01, but for such purposes the Available Funds Cap for each class of such Certificates shall be the least of (i) the Pass-Through Rate of REMIC II Regular Interest II-Q-F1,
(ii) the Pass-Through Rate of REMIC II Regular Interest II-Q-F2, and (iii) the Loan Group A Cap (the "REMIC Certificate Rate"). On each Distribution Date, Available Funds, if any, remaining in REMIC III after payments of interest and principal as designated herein shall be distributed to the Class R-3 Certificates. It is expected that there will not be any distributions on the Class R-3 Certificates.

         Section 2.08. Designation of Startup Day of REMIC. The Closing Date is hereby designated as the "start-up day" of each REMIC within the meaning of
Section 860G(a)(9) of the Code.

         Section 2.09. REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in each REMIC is the Distribution Date in November 2031.

         Section 2.10. Tax Returns and Reports to Certificateholders. (a) For federal income tax purposes, the REMICs comprising the Trust shall have a calendar year and shall maintain its books on the accrual method of accounting.

         (b) The Tax Matters Person shall prepare, or cause to be prepared, execute and deliver to the Servicer or Certificateholders, as applicable, any income tax information returns for each taxable year with respect to the Trust containing such information at the times and in the manner as may be required by the Code or state or local tax laws, regulations or rules, and shall furnish or cause to be furnished to the Trust and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within thirty (30) days of the Closing Date, the Tax Matters Person shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code. Such federal, state or local income tax or information returns shall be signed by the Trustee or such other Person as may be required to sign such returns by the Code or state or local tax laws, regulations or rules.

         (c) In the first federal income tax return of the Trust for its short taxable year ending December 31, 1999, a REMIC election shall be made with respect to each of REMIC I, REMIC II and REMIC III for such taxable year and all succeeding taxable years.

         (d) The Tax Matters Person will maintain or cause to be maintained such records relating to the Trust, including, but not limited to, the income, expenses, assets and liabilities of the Trust, and the fair market value and adjusted basis of the Trust property and assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

         (e) The Servicer, upon request, shall promptly furnish the Tax Matters Person with all such information as may be required in connection with the Tax Matters Person's REMIC reporting obligations pursuant to this Agreement.

         Section 2.11. Tax Matters Person. The tax matters person with respect to each REMIC (the "Tax Matters Person") shall be the holder of the Tax Matters Person Residual Interest which initially is the Seller. The Tax Matters Person shall at all times hold the Tax Matters Person Residual Interest and shall have the same duties with respect to the Trust as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. Each holder of a Residual Certificate shall be deemed to have agreed, by acceptance thereof, to be bound by this Section 2.11.

         Section 2.12. REMIC Related Covenants. It is intended that each REMIC formed hereunder shall constitute, and that the affairs of each REMIC shall be conducted so as to qualify it as, a REMIC as defined in and in accordance with the REMIC Provisions. For as long as the Trust shall exist, the Trustee, the Servicer and the Tax Matters Person shall act in accordance herewith to assure continuing treatment of each REMIC as a REMIC and avoid the imposition of tax on the Trust. In particular:

         (a) The Trustee shall not create, or knowingly permit the creation of, any "interests" in any REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates, the REMIC I Regular Interests, the REMIC II Regular Interests and the Residual Certificates.

         (b) Except as otherwise provided in the Code, the Seller shall not grant and the Trustee shall not accept property unless (i) substantially all of the property held in the Trust constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to the Trust after the Startup Day unless such grant would not subject any REMIC to the 100% tax on contributions to a REMIC after its Startup Day imposed by Code Section 860G(d).

         (c) The Trustee shall not accept on behalf of the Trust any fee or other compensation for services (other than as otherwise provided herein) and shall not accept on behalf of the Trust any income from assets other than those permitted to be held by a REMIC.

         (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Section 2.02, 2.04 or 3.16), unless such sale is pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and in accordance with Article VIII.

         (e) The Trustee and the Tax Matters Person shall maintain books with respect to each REMIC on a calendar year and on an accrual basis.

         (f) Upon filing with the Internal Revenue Service, the Tax Matters Person shall furnish to the Holders of the Residual Certificates the Form 1066 and each Form 1066Q for the applicable REMIC and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Residual Certificates with respect to the following matters:

                  (i) The original projected principal and interest cash flows on the Closing Date on each class of regular and residual interests created hereunder and on the Mortgage Loans, based on 115% of the Prepayment Assumption in the case of Loan Group F and 100% of the Prepayment Assumption in the case of Loan Group A;

                  (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each class of regular and residual interests created hereunder and the Mortgage Loans, based on 115% of the Prepayment Assumption in the case of Loan Group F and 100% of the Prepayment Assumption in the case of Loan Group A;

                  (iii) The applicable percentage of the Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                  (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each class of regular or residual interests created hereunder and with respect to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                  (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of each REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                  (vi) The amount and timing of any non-interest expenses of each REMIC; and

                  (vii) Any taxes (including penalties and interest) imposed on each REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

         In the event that any tax is imposed on "prohibited transactions" of the Trust as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of a REMIC as defined in Section 860G(c) of the Code, on any contribution to the Trust after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax (other than any minimum tax imposed by Section 24874 and 23153 of the California Revenue and Taxation Code) is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Tax Matters Person, if such tax arises out of or results from a breach by the Tax Matters Person of any of the obligations under this Agreement, (iii) the Servicer, if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement or (iv) otherwise the Holders of the applicable Residual Certificates in proportion to their Percentage Interests. To the extent any tax is chargeable against the Holders of the Residual Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Holders of the applicable Residual Certificates on any Distribution Date sufficient funds to reimburse the Trustee for the payment of such tax (to the extent that the Trustee has not been previously reimbursed or indemnified therefor).

         The Trustee shall not engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Seller , the Trustee may engage in the activities otherwise prohibited by the foregoing clauses (b), (c) and (d), provided that the Seller shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a contribution or prohibited transaction tax on the Trust and will not disqualify any REMIC from treatment as a REMIC; and provided that the Seller shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Offered Certificates.

         (g) Except as provided below, the Tax Matters Person shall pay out of its own funds, without any right of reimbursement, any and all tax related expenses of the Trust (including, but not limited to, tax return preparation and filing expenses and any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any Opinion of Counsel required pursuant to Sections 2.05, 3.06 and 10.02 and other than taxes except as specified herein. The Trustee and the Tax Matters Person shall be entitled to be reimbursed for any professional fees or expenses related to audits or any administrative or judicial proceedings that do not result from any breach of their respective duties hereunder.

         (h) On behalf of each REMIC, the Trustee, Servicer or Tax Matters Person, as applicable, shall do the following:

                  (i) the Tax Matters Person shall prepare, sign and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and any other Tax Return required to be filed by each REMIC, using a calendar year as the taxable year for each REMIC;

                  (ii) the Tax Matters Person shall make, or cause to be made, an election, on behalf of each REMIC, to be treated as a REMIC on the federal tax return of each REMIC for its first taxable year;

                  (iii) the Tax Matters Person shall prepare and forward, or cause to be prepared and forwarded, to the Servicer, the Seller, the Trustee (which, subject to receipt thereof shall forward to the Certificateholders) and to the Internal Revenue Service and any other relevant governmental taxing authority all information returns or reports as and when required to be provided to them in accordance with the REMIC Provisions;

                  (iv) the Trustee and the Servicer shall to the extent that the affairs of any REMIC are within its control, conduct such affairs of each REMIC at all times that any Certificates are outstanding so as to maintain the status of each REMIC as a REMIC under the REMIC Provisions and any other applicable federal, state and local laws, including, without limitation, information reports relating to "original issue discount," as defined in the Code, based upon 115% of the Prepayment Assumption with respect to Certificate Group F and 100% of the Prepayment Assumption with respect to Certificate Group A, respectively and calculated by using the issue price of the Certificates;

                  (v) the Trustee, the Servicer and Tax Matters Person shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC;

                  (vi) the Trustee shall pay the amount of any and all federal, state and local taxes upon the Trustee or the Certificateholders in connection with the Trust or the Mortgage Loans, prohibited transaction taxes as defined in Section 860F of the Code, other than any amount due as a result of a transfer or attempted or purported transfer in violation of Section 6.02, imposed on the Trust when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee shall be entitled to reimbursement for all such amounts in accordance with Section 2.12;

                  (vii) the Trustee and the Tax Matters Person shall ensure that any such returns or reports filed on behalf of the Trust are properly executed by the appropriate person;

                  (viii) the Tax Matters Person shall represent the Trust in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the Trust, enter into settlement agreements with any government taxing agency, extend any statute of limitations relating to any item of the Trust and otherwise act on behalf of the Trust in relation to any tax matter involving the Trust;

                  (ix) the Trustee and the Tax Matters Person shall as provided in Section 6.02, make available information necessary for the computation of any tax imposed (1) on transferors of residual interests to transferees that are not Permitted Transferees or (2) on pass-through entities, any interest in which is held by an entity which is not a Permitted Transferee;

                  (x) the Trustee and the Tax Matters Person shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
         Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person that is not a Permitted Transferee. Reasonable compensation for providing such information may be accepted by the Trustee; and

                  (xi) the Trustee, the Servicer and the Tax Matters Person shall cooperate with each other in connection with the foregoing obligations, including signing any Tax Returns to the extent required by law.

         Section 2.13. Subsequent Transfers. (a) Subject to the satisfaction of the conditions set forth in paragraph (b) below and pursuant to the terms of each Subsequent Transfer Agreement, in consideration of the Trustee's delivery, on behalf of the Trust, on the related Subsequent Transfer Date to or upon the order of the Seller of the purchase price therefor, the Seller shall on any Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, all right, title and interest of the Seller in and to each Subsequent Mortgage Loan listed on the related Subsequent Mortgage Loan Schedule delivered by the Seller on such Subsequent Transfer Date, including (i) the related Principal Balance as of the related Subsequent Cut-Off Date;

(ii) all collections in respect of interest and principal received after the related Subsequent Cut-Off Date; (iii) property which secured such Subsequent Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iv) its interest in any insurance policies in respect of such Subsequent Mortgage Loan; and (v) all proceeds of any of the foregoing. The transfer by the Seller of the Subsequent Mortgage Loans set forth on the Subsequent Mortgage Loan Schedule to the Trustee shall be absolute and shall be intended by the Seller and all parties hereto to be treated as a sale by the Seller to the Trust. If the assignment and transfer of the Mortgage Loans and the other property specified in this Section 2.13 from the Seller to the Trustee pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Seller intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Seller shall be deemed to have granted and does hereby grant to the Trustee as of such Subsequent Transfer Date a first priority security interest in the entire right, title and interest of the Seller in and to the Subsequent Mortgage Loans and all other property conveyed to the Trustee pursuant to this Section 2.13 and all proceeds thereof and (ii) this Agreement shall constitute a security agreement under applicable law. The purchase price shall be one hundred percent (100%) of the Principal Balances of the Subsequent Mortgage Loans as of the related Subsequent Cut-Off Date.

         (b) The Seller shall transfer and deliver to the Trustee or the Custodian on behalf of the Trustee the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the applicable Subsequent Transfer Date:

                  (i) The Seller shall have provided the Trustee, the Securities Administrator and the Rating Agencies with an Addition Notice, which notice shall be given not less than two Business Days prior to the applicable Subsequent Transfer Date and shall designate the Subsequent Mortgage Loans to be sold to the Trust and the aggregate Principal Balance of such Mortgage Loans and the Rating Agencies shall not have informed the Seller or the Trustee prior to the applicable Subsequent Transfer that the inclusion of such Subsequent Mortgage Loans would result in the downgrade or withdrawal of the ratings assigned to the Offered Certificates;

                  (ii) The Seller shall have delivered to the Trustee a duly executed Subsequent Transfer Agreement in substantially the form of Exhibit D;

                  (iii) The Seller shall have deposited in the Collection Account all principal collected and interest collected to the extent accrued on or after the related Subsequent Cut-Off Date;

                  (iv) As of each Subsequent Transfer Date, the Seller was not insolvent nor will the Seller be made insolvent by such transfer nor is the Seller aware of any pending insolvency;

                  (v) Such addition will not result in a material adverse tax consequence to any REMIC or the Holders of the Certificates;

                  (vi) The Funding Period shall not have terminated;

                  (vii) The Seller shall have provided the Securities Administrator, the Certificate Insurer and the Rating Agencies with an Opinion of Counsel relating to the sale (i.e., "True Sale Opinion") of the Subsequent Mortgage Loans to the Trustee, the enforceability of the Subsequent Transfer Agreement and to the effect that the transfer of such Subsequent Mortgage Loans will not adversely affect the status of any REMIC as a REMIC which matters may be covered in the opinions delivered on the Closing Date;

                  (viii) Each Loan Group satisfies the parameters set forth in Exhibit Q hereto; and

                  (ix) On the last Subsequent Transfer Date, the Trustee and the Securities Administrator shall have received an accountant's letter confirming that the characteristics of the Mortgage Loans (including the Subsequent Mortgage Loans) in the related Subgroup or Loan Group A, as applicable, satisfy the conditions set forth in Exhibit Q hereto.


         (c) The Seller, the Custodian and the Trustee shall comply with their respective obligations set forth in Section 2.01, 2.02, 2.04 and 2.05 with respect to the Subsequent Mortgage Loans delivered on each Subsequent Transfer Date. References in such Sections to the Initial Mortgage Loans or Mortgage Loans shall be deemed to refer to the Subsequent Mortgage Loans and references to the Closing Date shall be deemed to refer to the applicable Subsequent Transfer Date except that references to 360 days after the Closing Date shall remain unchanged as shall representations made with specific reference to the Initial Mortgage Loans.

         Section 2.14. The Custodian. Notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge that the functions of the Trustee with respect to the acceptance, inspection, custody and release of the Mortgage Files pursuant to Sections 2.01, 2.02, 2.05 and 2.13 shall be performed by the Custodian pursuant to the Custodial Agreement. The fees and expenses of the Custodian will be paid by Delta. Neither the Trustee nor the Securities Administrator will be liable for any acts or omissions of the Custodian.


                                   ARTICLE III

                          Administration and Servicing
                                of Mortgage Loans

         Section 3.01. The Servicer. (a) It is intended that the Trust formed hereunder shall constitute, and that the affairs of the Trust shall be conducted so as to qualify each REMIC as, a "real estate mortgage investment conduit" ("REMIC") as defined in and in accordance with the REMIC Provisions. In furtherance of such intentions, the Servicer covenants and agrees that it shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC.

         (b) The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer may enter into Subservicing Agreements for any servicing and administration of Mortgage Loans with any institution which (i) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and (ii)
(x) has been designated an approved Seller-Servicer by Freddie Mac or Fannie Mae for first and second mortgage loans or (y) is an affiliate of the Servicer. The Servicer shall give notice to the Trustee and the Securities Administrator of the appointment of any Subservicer. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

         (c) Notwithstanding any Subservicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         (d) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee, the Securities Administrator and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.01(e). The Servicer shall be solely liable for all fees owed by it to any Subservicer irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

         (e) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default), the Successor Servicer or its designee approved by the Trustee shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the Successor Servicer or designee approved by the Trustee elects to terminate any Subservicing Agreement. Any fee payable in connection with such a termination will be payable by the outgoing Servicer. If the Successor Servicer does not terminate the Subservicing Agreements, the Successor Servicer, its designee or the successor servicer for the Successor Servicer shall be deemed to have assumed all of the

Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements with regard to events that occurred prior to the date the Servicer ceased to be the Servicer hereunder. The Servicer, at its expense and without right of reimbursement therefor, shall, upon the request of the Successor Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

         (f) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's good faith determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders, provided, however, that (unless (x) the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent and (y) such waiver, modification, postponement or indulgence would not cause any REMIC to be disqualified or otherwise cause a tax to be imposed on any REMIC) the Servicer may not permit any modification with respect to any Mortgage Loan that would change the Loan Rate, defer or forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan) or extend the final maturity date on the Mortgage Loan. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall, for the purposes of distributions to Certificateholders, be added to the amount owing under the related Mortgage Loan. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Trustee and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         Notwithstanding anything to the contrary contained herein, the Servicer, in servicing and administering the Mortgage Loans, shall employ or cause to be employed procedures (including collection, foreclosure and REO Property management procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans similar to the Mortgage Loans and giving due consideration to the Certificateholders' reliance on the Servicer.

         (g) Within ninety (90) days after such time as the Securities Administrator or the Trustee receives the resignation of, or notice of the removal of, the Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to Section 7.04, after receipt by the Trustee and the Securities Administrator of the Opinion of Counsel required pursuant to Section 7.04, the Successor Servicer shall assume all of the rights and obligations of the Servicer, subject to Section 8.02; provided that if the Servicer is removed pursuant to
Section 8.02, the Successor Servicer shall immediately be obligated to make Monthly Advances and Servicing Advances as required in this Agreement. The Servicer shall, upon request of the Successor Servicer but at the expense of the Servicer, deliver to the Successor Servicer all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party and shall be entitled to reimbursement by the Servicer (or, to the extent not paid by the Servicer, by the Trust pursuant to Section 5.01(a)C.16) for Servicing Transfer Costs.

         (h) The Servicer shall deliver a list of Servicing Officers to the Trustee and the Securities Administrator on or before the Closing Date.

         (i) Consistent with the terms of this Agreement, the Servicer may consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property; provided that such senior lien secures a mortgage loan that refinances a First Lien and the combined loan-to-value ratio of the related Mortgage Loan immediately following the refinancing (based on the outstanding principal balance of the Mortgage Loan and the original principal balance of such refinanced mortgage loan) is not greater than the Combined Loan-to-Value Ratio of such Mortgage Loan as of the related Cut-Off Date.

         Section 3.02. Collection of Certain Mortgage Loan Payments. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid; provided that such arrangement is consistent with the Servicer's policies with respect to the mortgage loans it owns or services; provided, further, that notwithstanding such arrangement such Mortgage Loans will be included in the monthly information delivered by the Servicer to the Trustee and the Securities Administrator pursuant to Section 5.03.

         (b) The Servicer shall establish and maintain a separate trust account (the "Collection Account") titled "Bank One, National Association, as Trustee, in trust for the registered holders of Delta Funding Home Equity Loan Asset-Backed Certificates, Series 1999-3." The Collection Account shall be an Eligible Account. The Servicer shall on the Closing Date deposit any amounts representing payments on and any collections in respect of the Mortgage Loans received after the related Cut-Off Date (other than interest accrued and due on or prior to November 1, 1999) and prior to the Closing Date, and thereafter shall use its best efforts to deposit within one Business Day, and shall in any event deposit within two Business Days, following receipt thereof the following payments and collections received or made by it (without duplication):

                  (i) all payments received after the related Cut-Off Date on account of principal on the Mortgage Loans and all Principal Prepayments and Curtailments collected after the related Cut-Off Date;

                  (ii) all payments received after the related Cut-Off Date on account of interest on the Mortgage Loans (exclusive of payments in respect of interest on the Mortgage Loans which have accrued and were due on or prior to November 1, 1999);

                  (iii) all Net Liquidation Proceeds net of Foreclosure Profits;

                  (iv) all Insurance Proceeds other than any portion thereof constituting Net Liquidation Proceeds;

                  (v) all Released Mortgaged Property Proceeds;

                  (vi) any amounts payable in connection with the repurchase of any Mortgage Loan and the amount of any Substitution Adjustment pursuant to Sections 2.02, 2.04, 2.06 and 3.16;

                  (vii) any amount required to be deposited in the Collection Account pursuant to Sections 3.05, 3.06, 3.07, 5.02 or 5.05; and

                  (viii) any Prepayment Charges;

provided, however, that, with respect to each Due Period, the Servicer shall be permitted to retain (x) from payments in respect of interest on a Mortgage Loan, the Servicing Fee for such Mortgage Loan and (y) from payments from Mortgagors, Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds, any unreimbursed Servicing Advances and Monthly Advances related thereto. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing Servicing Compensation or amounts received by the Servicer for the accounts of Mortgagors for application toward the payment of taxes, insurance premiums, assessments and similar items.

         The Servicer may cause the institution maintaining the Collection Account to invest any funds in the Collection Account in Eligible Investments (including obligations of the Servicer or any of its Affiliates, if such obligations otherwise qualify as Eligible Investments) pursuant to Section 5.05.

         Section 3.03. Withdrawals from the Collection Account. The Servicer shall withdraw or cause to be withdrawn funds from the Collection Account for the following purposes:

                  (i) before 11:00 a.m. (New York City time) on the Business Day preceding each Distribution Date, to withdraw the portion of Available Funds and Prepayment

         Charges then in the Collection Account and remit such funds to the Trustee for deposit to the Distribution Account;

                  (ii) to reimburse the Servicer for any accrued unpaid Servicing Compensation which the Servicer would not have been required to deposit in the Collection Account and for unreimbursed Monthly Advances and Servicing Advances. The Servicer's right to reimbursement for unpaid Servicing Fees and unreimbursed Servicing Advances shall be limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such reimbursed amounts are owed. The Servicer's right to reimbursement for unreimbursed Monthly Advances shall be limited to late collections on any Mortgage Loan and to Liquidation Proceeds, Released Mortgaged Property Proceeds and Insurance Proceeds on related Mortgage Loans;

                  (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

                  (iv) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein (such as Servicing Compensation) or were deposited therein in error and to pay such funds to the appropriate Person;

                  (v) to withdraw funds necessary for the conservation and disposition of REO Property pursuant to Section 3.06 to the extent not advanced by the Servicer;

                  (vi) to reimburse the Servicer for Nonrecoverable Advances;

                  (vii) to pay to the Seller collections received in respect of accrued interest on the Mortgage Loans due on or before November 1, 1999;

                  (viii) to pay to the Servicer or the Trustee the portion of any Purchase Price in respect of clause (iv) of the definition thereof or of any Substitution Adjustment in respect of clause (b) of the definition thereof to the extent paid in respect of amounts incurred by or imposed on the Servicer or the Trustee, as the case may be; and

                  (ix) to clear and terminate the Collection Account upon the termination of this Agreement and to pay any amounts remaining therein to the applicable Class R Certificateholders.

         Section 3.04. Maintenance of Hazard Insurance; Property Protection Expenses. The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance naming the Servicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time, (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. The Servicer shall also maintain on property acquired upon foreclosure or by deed in lieu of foreclosure hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property, (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis at the time of such foreclosure, fire and or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Servicing Advances to be incurred in connection therewith. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account to the extent called for by Section
3.02. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance to the extent such flood insurance is available and the Servicer has determined such insurance to be necessary in accordance with accepted mortgage loan servicing standards for mortgage loans similar to the Mortgage Loans. All such flood insurance shall be in amounts equal to the least of (A) the amount in clause (i) above, (B) the amount in clause (ii) above and (C) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

         Section 3.05. Maintenance of Mortgage Impairment Insurance Policy. In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy rating of A:VIII or better in Best's Key Rating Guide, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of Section 3.04, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 3.04, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.04, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the difference, if any, between the amount that would have been payable under a policy complying with Section 3.04 and the amount paid under such blanket policy. Upon the request of the Trustee, the Servicer shall cause to be delivered to the Trustee, a certified true copy of such policy. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee, and the Certificateholders, claims under any such policy in a timely fashion in accordance with the terms of such policy.

         Section 3.06. Management and Realization Upon Defaulted Mortgage Loans. The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders.

         The Servicer shall cause to be deposited, no later than two Business Days after the receipt thereof, in the Collection Account, all revenues received with respect to the related REO Property and shall retain, or cause the Trustee to withdraw therefrom, funds necessary for the proper operation, management and maintenance of the REO Property and the fees of any managing agent acting on behalf of the Servicer.

         The disposition of REO Property shall be carried out by the Servicer for cash at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Certificateholders and, as soon as practicable thereafter, the expenses of such sale shall be paid. The cash proceeds of sale of the REO Property shall be promptly deposited in the Collection Account, net of Foreclosure Profits and of any related unreimbursed Servicing Advances, accrued and unpaid Servicing Fees and unreimbursed Monthly Advances payable to the Servicer in accordance with Section 3.03, for distribution to the Certificateholders in accordance with Section 5.01.

         The Servicer shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default either when no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02 subject to the provisions contained in the last paragraph of this Section 3.06.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders.

         In the event any Mortgaged Property is acquired as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall (i) dispose of such Mortgaged Property within three years after the close of the taxable year in which the Mortgaged Property was acquired (the "grace period") or (ii) prior to the expiration of any extension to such grace period which is requested on behalf of the Trust by the Servicer (at the expense of the Trust) more than 60 days prior to the end of the grace period and granted by the Internal Revenue Service, unless the Servicer shall have received an Opinion of Counsel to the effect that the holding of such Mortgaged Property subsequent to expiration of the grace period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any REMIC to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding. Notwithstanding any other provision of this Agreement, (i) no Mortgaged Property acquired by the Servicer pursuant to this
Section 3.06 shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust and (ii) no construction shall take place on such Mortgaged Property in such a manner or pursuant to any terms, in either case, that would cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "net income from foreclosure property" which is subject to taxation within the meaning of Sections 860G(c) and 857(b)(4)(B) of the Code. If a period greater than the grace period is permitted under this Agreement and is necessary to sell any REO Property, the Servicer shall give appropriate notice to the Trustee and shall report monthly to the Trustee as to the progress being made in selling such REO Property.

         If the Servicer has actual knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer will notify the Trustee prior to acquiring the Mortgaged Property. Nothing in this Section 3.06 shall affect the Servicer's right to deem certain advances proposed to be made Nonrecoverable Advances. For the purpose of this Section 3.06, actual knowledge of the Servicer means actual knowledge of a Responsible Officer of the Servicer involved in the servicing of the relevant Mortgage Loan. Actual knowledge of the Servicer does not include knowledge imputable by virtue of the availability of or accessibility to information relating to environmental or hazardous waste sites or the locations thereof.

         Section 3.07. Trustee to Cooperate. Upon any Principal Prepayment, the Servicer is authorized to execute, pursuant to the authorization contained in
Section 3.01(f), if the related Assignment of Mortgage has been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Trustee or Custodian is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee or Custodian shall, upon request of the Servicer and delivery to the Custodian two copies of a Request for Release, one of which will be returned to the Servicer with the Mortgage File, in the form annexed hereto as Exhibit I, signed by a Servicing Officer or in a mutually agreeable electronic format which originates from a Servicing Officer, release the related Mortgage File to the Servicer, and the Trustee or Custodian shall execute such documents, in the forms provided by the Servicer, as shall be necessary for the prosecution of any such proceedings or the taking of other servicing actions. Such Request for Release shall obligate the Servicer to return the Mortgage File to the Trustee or the Custodian, as the case may be, when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Trustee or Custodian to the Servicer.

         In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the related Assignment of Mortgage in accordance with the provisions hereof, the Trustee shall, if so requested in writing by the Servicer, execute an appropriate assignment in the form provided to the Trustee by the Servicer to assign such Mortgage Loan for the purpose of collection to the Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only) and, upon such assignment, such
assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit or credit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured then the assignee for collection shall promptly reassign such Mortgage Loan to the Trustee and return it to the place where the related Mortgage File was being maintained.

         Section 3.08. Servicing Compensation; Payment of Certain Expenses by Servicer. Subject to Section 5.02, the Servicer shall be entitled to retain the Servicing Fee in accordance with Section 3.02 as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of late payment charges or other receipts not required to be deposited in the Collection Account, including, without limitation, Foreclosure Profits and, subject to Section 5.05, investment income on the Accounts (other than the Initial Interest Coverage Account and the Distribution Account) shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Trust or the Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         Section 3.09. Annual Statement as to Compliance. (a) The Servicer will deliver to the Trustee, the Securities Administrator, the Certificate Insurer and the Rating Agencies, on or before the last Business Day of the fifth month following the end of the Servicer's fiscal year (December 31), beginning in 2000, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding fiscal year and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its material obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Servicer shall promptly notify the Trustee, the Securities Administrator and each Rating Agency upon any change in the basis on which its fiscal year is determined.

         (b) The Servicer shall deliver to the Trustee, the Securities Administrator, the Certificate Insurer and each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which, with the giving of notice or the lapse of time or both, would become an Event of Default.

         Section 3.10. Annual Servicing Review. Not later than the last Business Day of the fifth month following the end of the Servicer's fiscal year (December
31), beginning in 2000, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a letter or letters to the Trustee, the Securities Administrator, the Certificate Insurer and each Rating Agency to the effect that such firm has, with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

         Section 3.11. Access to Certain Documentation and Information Regarding the Mortgage Loans. The Servicer shall provide to the Trustee, the Custodian, the Securities Administrator, the Certificate Insurer, Certificateholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.11 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 3.11 as a result of such obligation shall not constitute a breach of this Section 3.11.

         Section 3.12. Maintenance of Certain Servicing Insurance Policies. The Servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae for persons performing servicing for mortgage loans purchased by Fannie Mae.


         Section 3.13. Reports to the Securities and Exchange Commission. Within 15 days after each Distribution Date, the Securities Administrator shall file with the Securities and Exchange Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the Remittance Report for such Distribution Date as an exhibit thereto. Prior to January 30, 2000, the Securities Administrator shall file a Form 15 Suspension Notification with respect to the Trust, if applicable. Prior to March 30, 2000, the Securities Administrator shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust. The Seller hereby grants to the Securities Administrator a limited power of attorney to execute and file each such document on behalf of the Seller. Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator from the Seller of written termination of such power of attorney and (ii) the termination of the Trust. The Seller agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Securities and Exchange Commission.

         Section 3.14. Reports of Foreclosures and Abandonments of Mortgaged Properties, Returns Relating to Mortgage Interest Received from Individuals and Returns Relating to Cancellation of Indebtedness. The Servicer shall make reports of foreclosures and abandonments of any Mortgaged Property for each year beginning in 1999. The Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trust acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J, 6050H and 6050P of the Code.

         Section 3.15. Advances by the Servicer. (a) Not later than 10:00 a.m. Illinois time on the Business Day preceding each Distribution Date, the Servicer shall remit to the Trustee for deposit in the Distribution Account an amount to be distributed on the related Distribution Date pursuant to Section 5.01, equal to the Monthly Payment due on each Mortgage Loan during the related Due Period, but not received as of the related Determination Date (net of the Servicing Fee) such amount being defined herein as the "Monthly Advance." With respect to any Balloon Loan that is delinquent on its maturity date, the Servicer will continue to make Monthly Advances with respect to such Balloon Loan in an amount equal to one month's interest on the unpaid principal balance at the applicable Loan Rate (net of the Servicing Fee) according to the original amortization schedule for such Mortgage Loan. The obligation to make Monthly Advances with respect to each Mortgage Loan shall continue until such Mortgage Loan becomes a Liquidated Mortgage Loan.

         (b) Notwithstanding anything herein to the contrary, no Servicing Advance or Monthly Advance shall be required to be made hereunder if the Servicer determines that such Servicing Advance or Monthly Advance would, if made, constitute a Nonrecoverable Advance.

         Section 3.16. Optional Purchase of Defaulted Mortgage Loans. The Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee and the Securities Administrator) to purchase for its own account from the Trust any Mortgage Loan which is 90 days or more delinquent in the manner and at the price specified in Section 2.02. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account and the Trustee, upon receipt of such deposit, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee, the Securities Administrator or the Certificateholders with respect thereto.

         Section 3.17. Superior Liens. The Servicer shall file (or cause to be filed) a request for notice of any action by a superior lienholder under a First Lien for the protection of the Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption.

         If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the First Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Trust, whatever actions are necessary to protect the interests of the Certificateholders and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions in accordance with the terms of this Agreement. The Servicer shall immediately notify the Trustee of any such action or circumstances. The Servicer shall advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the Certificateholders in accordance with the servicing standards in Section 3.01. The Servicer shall not make such an advance except to the extent that it determines in its reasonable good faith judgment that the advance would be recoverable from Liquidation Proceeds on the related Mortgage Loan and in no event in an amount that is greater than the Principal Balance of the related Mortgage Loan. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

         Section 3.18. Assumption Agreements. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its right to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person shall become liable under the Mortgage Note and, unless prohibited by applicable law, the Mortgagor shall remain liable thereon. The Servicer, in accordance with accepted mortgage loan servicing standards for mortgage loans similar to the Mortgage Loans, is also authorized to enter into a substitution of liability whereby such person is substituted as mortgagor and becomes liable under the Mortgage Note. The Servicer shall notify the Trustee and the Securities Administrator that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section 3.18, the Servicer shall not change the Loan Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Mortgage Loan.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

         Section 3.19. Payment of Taxes, Insurance and Other Charges. With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting fire and hazard insurance coverage.

         With respect to each Mortgage Loan as to which the Servicer maintains escrow accounts, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for escrow payments, the Servicer shall, if it has received notice of a default or deficiency, monitor such payments to determine if they are made by the Mortgagor.

         Section 3.20. Covenants and Representations of the Servicer Regarding Prepayment Charges. (a) The Servicer will not waive any Prepayment Charge or part of a Prepayment Charge unless such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default) and in no event will it waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.

         (b) The information set forth in the Prepayment Charge Schedule (including the prepayment charge summary attached thereto) is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally) under applicable state law.

         (c) Upon discovery by the Seller or a Responsible Officer of the Trustee of a breach of the foregoing, which materially and adversely affects the Holders of the Class P Certificates to any Prepayment Charge, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of breach, the Servicer shall cure such breach in all material respects. If the covenant made by the Servicer in clause (a) above is breached the Servicer must pay into the Collection Account the amount of the waived Prepayment Charge. If the representation made by the Servicer in clause (b) above is breached, the Servicer must pay into the Collection Account the amount of the scheduled Prepayment Charge, less any amount previously collected and paid by the Servicer into the Collection Account.

                                   ARTICLE IV

      Certificate Insurance Policies, Initial Interest Coverage Account and
                               Pre-Funding Account

         Section 4.01. Certificate Insurance Policies. As soon as possible, and in no event later than 11:00 a.m., New York time, on the second Business Day immediately preceding each Distribution Date, the Securities Administrator shall determine the amount of the Available Funds for each Loan Group for such Distribution Date minus the amount of any Premium Amount and any Securities Administration Fee to be paid on such Distribution Date.

         If for any Distribution Date a Deficiency Amount exists, the Trustee shall complete a notice in the form set forth as Exhibit A to the related Certificate Insurance Policy (the "Notice") and shall submit such Notice to the Fiscal Agent no later than 12:00 noon, New York time, on the second Business Day preceding such Distribution Date. The Notice shall constitute a claim for an Insured Payment pursuant to the related Certificate Insurance Policy for an amount equal to such excess. Upon receipt of the Insured Payment, at or prior to the latest time payments of the Insured Payment are to be made by the Certificate Insurer pursuant to the related Certificate Insurance Policy, on behalf of the Senior Certificateholders, the Trustee shall deposit such Insured Payments in the Distribution Account and shall distribute such Insured Payments only in accordance with Section 5.01(a)A.2 or B.2, as applicable, and 5.01(a)C.3, if applicable.

         The Trustee shall receive, as attorney-in-fact of each Holder of a Senior Certificate, any Insured Payment from the Certificate Insurer and disburse the same to each Holder of a Senior Certificate in accordance with the provisions of Article V. Insured Payments disbursed by the Trustee from proceeds of the related Certificate Insurance Policy shall not be considered payment by the Trust nor shall such payments discharge the obligation of the Trust with respect to such Senior Certificate, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust in respect of such Insured Payments as the deemed assignee of such Holder and shall be entitled to receive the Reimbursement Amount pursuant to Section 5.01(a)C.4. The Trustee hereby agrees on behalf of each Holder of a Senior Certificate for the benefit of the Certificate Insurer that it and they recognize that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Senior Certificateholders, the Certificate Insurer will be entitled to receive the Reimbursement Amount pursuant to Section 5.01(a)C.4.

         It is understood and agreed that the intention of the parties is that the Certificate Insurer shall not be entitled to reimbursement on any Distribution Date for amounts previously paid by it unless on such Distribution Date the Senior Certificateholders shall also have received the full amount of the Insured Payment for such Distribution Date.

         Section 4.02. Initial Interest Coverage Account and Pre-Funding Account. (a) The Trustee has heretofore established or caused to be established and shall hereafter maintain or cause to be maintained a separate account denominated a Initial Interest Coverage Account, which is and shall continue to be an Eligible Account in the name of the Trustee and shall be designated "Bank One, National Association, as Trustee of the Delta Funding Home Equity Loan Trust Series 1999-3

Initial Interest Coverage Account". The Initial Interest Coverage Account shall be treated as an "outside reserve fund" under applicable Treasury regulations and will not be part of any REMIC. Any investment earnings on the Initial Interest Coverage Account will be treated as owned by the Seller and will be taxable to the Seller. The amount on deposit in the Initial Interest Coverage Account shall be invested in Eligible Investments in accordance with the provisions of Section 5.05.

         The Trustee has heretofore established or caused to be established and shall hereafter maintain or cause to be maintained a separate account denominated a Pre-Funding Account, which is and shall continue to be an Eligible Account in the name of the Trustee and shall be designated "Bank One, National Association, as Trustee of the Delta Funding Home Equity Loan Trust Series 1999-3 Pre-Funding Account." The Pre-Funding Account shall be treated as an "outside reserve fund" under applicable Treasury regulations and will not be part of any REMIC. Any Pre-Funding Earnings will be deposited into the Initial Interest Coverage Account on each Pre-Funding Distribution Date; provided, however, that if the final Subsequent Transfer Date occurs after the Distribution Date in a month, on such Subsequent Transfer Date, the Trustee shall (i) transfer the Excess Funding Amount(s) from the Pre-Funding Account to the Distribution Account, (ii) transfer Pre-Funding Earnings to the Initial Interest Coverage Account and (iii) close the Pre-Funding Account. The amount on deposit in the Pre-Funding Account shall be invested in Eligible Investments in accordance with the provisions of Section 5.05. All investment earnings on funds on deposit in the Initial Interest Coverage Account and the Pre-Funding Account will be treated as owned by, and will be taxable to, the Seller.

         (b) On the Closing Date, the Seller will cause to be deposited the Initial Interest Deposit in the Distribution Account and the Original Capitalized Interest Deposit into the Initial Interest Coverage Account from the sale of the Offered Certificates. On the Closing Date, the Seller will cause to be deposited the Pre-Funded Amount in the Pre-Funding Account from the sale of the Offered Certificates.

         (c) On each Pre-Funding Distribution Date, the Trustee shall transfer from the Initial Interest Coverage Account to the Distribution Account the Capitalized Interest Requirement, if any, for such Distribution Date; provided, however, that on the final Subsequent Transfer Date the Trustee shall (i) transfer the Capitalized Interest Requirement, if any, for the following Distribution Date from the Initial Interest Coverage Account to the Distribution Account, (ii) remit the balance of the funds on deposit in the Initial Interest Coverage Account to the Seller and (iii) close the Initial Interest Coverage Account.

         (d) On each Subsequent Transfer Date, (i) the Seller shall instruct the Trustee to withdraw from the Pre-Funding Account an amount equal to 100% of the aggregate Principal Balances of the Subsequent Mortgage Loans sold to the Trust on such Subsequent Transfer Date, (ii) the Trustee shall withdraw the Overfunded Amount, if any, from the Initial Interest Coverage Account and (iii) the Trustee shall pay such amounts to or upon the order of the Seller with respect to such transfer.

         (e) If at the end of the Funding Period amounts still remain in the Pre-Funding Account, the Servicer shall instruct the Trustee to withdraw such amounts from the Pre-Funding Account on the immediately following Distribution Date and deposit such amounts in the Distribution Account.

         (f) Unless sooner closed as provided above, the Initial Interest Coverage Account and Pre-Funding Account shall be closed on the Distribution Date immediately following the end of the Funding Period. All amounts, if any, remaining in the Initial Interest Coverage Account on such day shall be paid to the Seller.

         Section 4.03. Claims Upon the Certificate Insurance Policies. (a) The Trustee shall comply with the provisions of the applicable Certificate Insurance Policy with respect to claims upon that Certificate Insurance Policy.

         (b) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Senior Certificate from moneys received under the applicable Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon three Business Day's prior written notice to the Trustee.

         (c) The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under the Bankruptcy Code (a "Preference Claim") of any distribution made with respect to the Senior Certificates. Each Certificateholder of Senior Certificates, by its purchase of Senior Certificates, the Servicer and the Trustee hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal.

                                    ARTICLE V

                           Payments and Statements to
                Certificateholders; Rights of Certificateholders

         Section 5.01. Distributions. (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Available Funds for each Loan Group and, on the first Distribution Date, the Class P Deposit, and apply such amounts in the following order of priority, in each case, to the extent of the funds remaining therefor:

      A.    Loan Group F:

            1. concurrently, to the Securities Administrator and the Certificate Insurer, respectively, the Securities Administration Fee and the Premium Amount for such Loan Group and Distribution Date;

            2. concurrently, to the Classes of Senior Certificates in Certificate Group F, the related Class Interest Distribution for such Distribution Date;

            3.    the remainder pursuant to clause C. below.

      B.    Loan Group A:

            1. concurrently, to the Securities Administrator and the Certificate Insurer, respectively, the Securities Administration Fee and the Premium Amount for such Loan Group and Distribution Date;

            2. to the Class A-1A Certificates, the related Class Interest Distribution for such Distribution Date;

            3.    the remainder pursuant to clause C. below.

      C.    Remaining Amounts:

            1. Concurrently, to the Senior Certificates in both Certificate Groups, the related Class Interest Distribution to the extent not paid pursuant to clauses A. and B. above on such Distribution Date;

            2. Sequentially, to the Class M-1, Class M-2 and Class B Certificates, in that order, the related Class Monthly Interest Amounts for such Distribution Date;

            3. To the Senior Certificates, the Senior Principal Distribution Amount for such Distribution Date, excluding any Subordination Increase Amount included therein, allocated pursuant to
                  Section 5.01(b) below;

            4. To the Certificate Insurer, the amount owing under the Insurance Agreement as reimbursement for prior draws on the Certificate Insurance Policies with respect to both Certificate Groups;

            5. To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount for such Distribution Date, excluding any Subordination Increase Amount included therein;

            6. To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount for such Distribution Date, excluding any Subordination Increase Amount included therein;

            7. To the Class B Certificates, the Class B Principal Distribution Amount for such Distribution Date, excluding any Subordination Increase Amount included therein;

            8. To the Offered Certificates, the Subordination Increase Amount for such Distribution Date, allocated pursuant to Section 5.01(b) below;

            9. To the Class M-1 Certificates, any related (a) Class Interest Carryover Shortfall and then (b) Class Principal Carryover Shortfall;

            10. To the Class M-2 Certificates, any related (a) Class Interest Carryover Shortfall and then (b) Class Principal Carryover Shortfall;

            11. To the Class B Certificates, any related (a) Class Interest Carryover Shortfall and then (b) Class Principal Carryover Shortfall;

            12. To the Class BIO Certificates for concurrent deposit in the LIBOR Carryover Fund and the Net Rate Cap Fund, the sum of the LIBOR Carryover Fund Deposit and the Net Rate Cap Fund Deposit;

            13. To the Class A-1A Certificates, the lesser of the LIBOR Carryover and the Available LIBOR Carryover Amount, to be treated as paid from and to the extent of funds on deposit in the LIBOR Carryover Fund;

            14. Sequentially, (a) concurrently, to the Class A-1F and Class A-2F Certificates and (b) to the, Class M-1, Class M-2 and Class B Certificates, in that order, the related Net Rate Cap Carryover, to be treated as paid from and to the extent of funds on deposit in the Net Rate Cap Fund;

            15. To the Class BIO Certificates, the Class BIO Distribution Amount, less (i) amounts distributed pursuant to Section 5.01(a) C. 12 on the Distribution Date and (ii) deemed distributions of REMIC WAC Excess with respect to the Class BIO Certificates on the Distribution Date, as described in
                  Section 5.08(b);

            16. To the Successor Servicer, any Servicing Transfer Costs and other amounts payable to the Successor Servicer pursuant to Sections 3.01(g), 8.01 and 9.05, to the extent not otherwise paid by the Servicer; and

            17.   To the Class R-1 Certificateholders, Class R-2
                  Certificateholders and Class R-3 Certificateholders, the remainder in REMIC I, REMIC II and REMIC III, respectively.

         On each Distribution Date, the Class Interest Distribution for each Class of Senior Certificates in a Certificate Group will be distributed on an equal priority within such Certificate Group and any shortfall in the amount required to be distributed as interest thereon to each such Class will be allocated between such Classes pro rata based on the amount that would have been distributed on each such Class in the absence of such shortfall.

         (b) On each Distribution Date, the Trustee shall apply the amount, if any, included in the Principal Distribution Amount, including any Subordination Increase Amount pursuant to Section 5.01(a)C.8 hereof in the following order of priority, in each case, to the extent of the funds remaining therefor:

            (A) up to the Senior Principal Distribution Amount, concurrently, as follows:

            (i) to the Senior Certificates in Certificate Group F, the Adjusted Senior Principal Distribution Amount plus, the Excess Funding Amount, if any, for Certificate Group F allocated in the following order of priority:

                  (a) concurrently, to the Class A-1F and Class A-2F Certificates, the Excess Funding Amount for Subgroup F1 and Subgroup F2, respectively; and

                  (b) concurrently to the Class A-1F and Class A-2F Certificates, the Class A-1F Principal Distribution Amount and the Class A-2F Principal Distribution Amount, respectively, until the Class Principal Balances thereof are reduced to zero; and

            (ii) to the Class A-1A Certificates, the Group A Principal Distribution Amount plus, the Excess Funding Amount, if any, for Certificate Group A until the Class Principal Balance thereof has been reduced to zero:

            (B)   to the Subordinate Certificates, as follows:

            (i) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Class Principal Balance thereof has been reduced to zero;

            (ii) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Class Principal Balance thereof has been reduced to zero; and

            (iii) to the Class B Certificates, the Class B Principal
                  Distribution Amount until the Class Principal Balance thereof has been reduced to zero.

            (C) to the Class P Certificates, until the Class Principal Balance thereof has been reduced to zero; and

            (D) to the Residual Certificates, any remaining principal.

         Notwithstanding the priority set forth in clause (A) (i) and (ii) above, if a Certificate Insurer Default has occurred and is continuing and the aggregate Class Principal Balance of the Subordinate Certificates has been reduced to zero, the Senior Principal Distribution Amount will be distributed concurrently to each Class of Senior Certificates on a pro rata basis in accordance with their respective Class Principal Balances.

         (c) Distributions of Prepayment Charges. On each Distribution Date on or prior to the Class P Principal Distribution Date, the Trustee shall make distributions to the Holders of the Class P Certificates of all Prepayment Charges on deposit in the Distribution Account with respect to the Mortgage Loans in each Loan Group during the related Due Period. Such Prepayment Charges will not be available for distributions to the Holders of the other Classes of Certificates and shall not reduce the Principal Balance of the Class P Certificates.

         (d) Method of Distribution. The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Holders of Offered Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or, upon written request by a Holder of an Offered Certificate delivered to the Trustee at least five Business Days prior to such Record Date, by wire transfer (but only if such Certificateholder is the Depository or such Certificateholder owns of record one or more Offered Certificates aggregating at least $1,000,000 Original Class Principal Balance), and, in the case of Holders of Notional Amount Certificates, Class P or Class BIO Certificates or Residual Certificates, by wire transfer. Distributions among Certificateholders of a Class shall be made in proportion to the Percentage Interests evidenced by the Certificates of such Class held by such Certificateholders.

         (e) Distributions on Book-Entry Certificates. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor, the Servicer, the Securities Administrator, the Certificate Insurer or the Seller shall have any responsibility therefor except as otherwise provided by applicable law.

         (f) Distribution of Insured Payments. With respect to any Distribution Date, in the event of an Insured Payment, the Trustee shall make such payments from the amount drawn under the applicable Certificate Insurance Policy for such Distribution Date pursuant to this Article V. Any Insured Payment not required to make distributions pursuant to this Article V shall be returned to the Certificate Insurer.

         Section 5.02. Compensating Interest. Not later than the Determination Date, the Servicer shall deposit to the Collection Account an amount equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from Principal Prepayments during the related Due Period and (B) its aggregate Servicing Fee received in the related Due Period. The Servicer shall not have the right to reimbursement for any amounts deposited to the Collection Account pursuant to this Section 5.02.

         Section 5.03. Statements. (a) Not later than 11:00 a.m., Illinois time, on the fifth Business Day prior to each Distribution Date, the Servicer shall deliver to the Securities Administrator by electronic means a computer file containing the information called for by clauses (i) through (xxvii) below as of the end of the preceding Due Period and such other information as the Trustee shall reasonably require. Not later than 4:00 p.m., New York time, three Business Days prior to each Distribution Date, the Securities Administrator shall deliver to the Servicer, the Trustee, the Certificate Insurer and the Seller by telecopy, with a hard copy thereof to be delivered on the succeeding Distribution Date, a confirmation of the items in clause (i) below. Not later than two Business Days prior to each Distribution Date the Securities Administrator shall deliver to the Trustee a statement (the "Remittance Report") containing the information set forth below with respect to such Distribution Date, which information shall be based upon the information furnished by the Servicer upon which the Securities Administrator and the Trustee shall conclusively rely without independent verification or calculation thereof:

                  (i) the Available Funds for each Certificate Group and each Class' Certificate Rate for the related Distribution Date;

                  (ii) the aggregate amount of the distribution to each Class of Certificates on such Distribution Date;

                  (iii) the amount of the distribution set forth in paragraph
         (i) above in respect of interest and the amount thereof in respect of any Class Interest Carryover Shortfall, and the amount of any Class Interest Carryover Shortfall remaining;

                  (iv) the amount of the distribution set forth in paragraph (i) above in respect of principal and the amount thereof in respect of the Class Principal Carryover Shortfall, and any remaining Class Principal Carryover Shortfall;

                  (v) the amount of Excess Interest for each Loan Group paid as principal;

                  (vi) the Servicing Fee, the Premium Amount and the Reimbursement Amount;

                  (vii) the Loan Group Balance of each Loan Group and the Pool Balance, in each case as of the close of business on the last day of the preceding Due Period;

                  (viii) the Class Principal Balance of each Class of Certificates after giving effect to payments allocated to principal above;

                  (ix) the Overcollateralization Amount and the Required Overcollateralization Amount as of the close of business on the Distribution Date, after giving effect to distributions of principal on such Distribution Date;

                  (x) whether a Cumulative Loss Event or a Delinquency Event has occurred and is continuing and the calculation thereof;

                  (xi) the number and Principal Balances of all Mortgage Loans in each Loan Group that were the subject of Principal Prepayments during the Due Period;

                  (xii) the amount of all Curtailments in each Loan Group that were received during the Due Period;

                  (xiii) the principal portion of all Monthly Payments in each Loan Group received during the Due Period;

                  (xiv) the interest portion of all Monthly Payments in each Loan Group received on the Mortgage Loans during the Due Period;

                  (xv) for each Certificate Group, the amount of the Monthly Advances and the Compensating Interest payment to be made on the Determination Date;

                  (xvi) the amount to be distributed to the Class P, Class BIO and Class R Certificateholders, respectively for the Distribution Date;

                  (xvii) the weighted average remaining term to maturity of the Mortgage Loans in each Loan Group and the weighted average Loan Rate as of the first day of the month prior to the Distribution Date;

                  (xviii) the amount of all payments or reimbursements to the Servicer pursuant to Sections 3.03(ii) and (vi);

                  (xix) the number of Mortgage Loans in each Loan
         Groupoutstanding at the beginning and at the end of the related Due Period;

                  (xx) the amount of Liquidation Loan Losses experienced during the preceding Due Period and the Cumulative Net Losses as a percentage of the Cut-Off Date Pool Balance;

                  (xxi) for each Loan Group, as of the end of the preceding calendar month, the number and Principal Balance of Mortgage Loans which are 30-59 days delinquent; the number and Principal Balance of Mortgage Loans which are 60-89 days delinquent; the number and Principal Balance of Mortgage Loans which are 90 or more days delinquent (including the number and Principal Balance of Mortgage Loans which are in foreclosure; the number and Principal Balance of Mortgage Loans in bankruptcy; and the number and Principal Balance of Mortgage Loans which are REO Property, each separately set forth);

                  (xxii) any LIBOR Carryover distributed and any remaining LIBOR Carryover;

                  (xxiii) for each Loan Group, the number and aggregate Principal Balance of Mortgage Loans, other than Mortgage Loans in default or imminent default, that were modified by the Servicer during the related Due Period;

                  (xxiv) the amount of Net Rate Cap Carryover distributed to the Class A-1F and Class A-2F Certificates and each Class of Subordinate Certificates and the amount of Net Rate Cap Carryover remaining for each such Class;

                  (xxv) for each Pre-Funding Distribution Date, the amount remaining in the Initial Coverage Account;

                  (xxvi) for each Pre-Funding Distribution Date, the remaining Allocated Pre-Funded Amount; and

                  (xxvii) the amount of the Insured Payments, if any, to be made on such Distribution Date.

         The Trustee shall forward such report to the Servicer, the Seller, the Certificate Insurer, the Certificateholders, the Rating Agencies, Bloomberg (at 499 Park Avenue, New York, New York 10022, Attention: Mike Geller) and Intex Solutions (at 35 Highland Circle, Needham, Massachusetts 02144, Attention:
Harold Brennman) on the Distribution Date; provided, however, that the Trustee shall remove from the report the Premium Amount to be paid to the Certificate Insurer prior to the submission to Bloomberg and Intex Solutions. The Securities Administrator and the Trustee may fully rely upon and shall have no liability with respect to information provided by the Servicer. The Servicer shall calculate all items in clauses (i) - (xxvii) above.

         To the extent that there are inconsistencies between the telecopy of the Remittance Report and the hard copy thereof, the Servicer may rely upon the latter.

         In the case of information furnished pursuant to subclauses (ii),
(iii), (iv) and (vi) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the related Cut-Off Date.

         The Securities Administrator will make the Remittance Report (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, and the parties to this Agreement via the Securities Administrator's internet website and its fax-on-demand service. The Securities Administrator's fax-on-demand service may be accessed by calling (301) 815-6610. The Securities Administrator's internet website shall initially be located at "www.ctslink.com". Assistance in using the website or the fax-on-demand service can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way Remittance Reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

         (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (iii) and
(iv) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

         (c) On each Distribution Date, the Trustee shall forward to the Class R Certificateholders a copy of the reports forwarded to the Holders of the Regular Certificates in respect of such Distribution Date and a statement setting forth the amounts actually distributed to the Class R Certificateholders on such Distribution Date together with such other information as the Trustee deems necessary or appropriate.

         (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Class R Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared by the Securities Administrator or the Trustee or and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

         (e) The Servicer, the Securities Administrator and the Trustee shall furnish to each Certificateholder (if requested in writing), during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the Certificateholder or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions (if requested in writing) as the Certificateholder may reasonably require; provided that the Servicer, the Securities Administrator and the Trustee shall be entitled to be reimbursed by such Certificateholder for their respective fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of their respective businesses or readily obtainable.

         (f) Reports and computer diskettes or files furnished by the Servicer pursuant to this Agreement shall be deemed confidential and of a proprietary nature, and shall not be copied or distributed except to the extent required by law or to the Rating Agencies. No Person entitled to receive copies of such reports or diskettes or files or lists of Certificateholders shall use the information therein for the purpose of soliciting the customers of the Seller or for any other purpose except as set forth in this Agreement.

         Section 5.04. Distribution Account. The Trustee shall establish with itself, a separate account (the "Distribution Account") titled "Bank One, National Association, as Trustee, in trust for the registered holders of Delta Funding Home Equity Loan Asset-Backed Certificates, Series 1999-3." The Distribution Account shall be an Eligible Account. The Trustee shall deposit any amounts representing payments on and any collections in respect of the Mortgage Loans received by it immediately following receipt thereof, including, without limitation, all amounts withdrawn by the Servicer from the Collection Account pursuant to Section 3.03 for deposit to the Distribution Account. Amounts on deposit in the Distribution Account may be invested in Eligible Investments pursuant to Section 5.05.

         Section 5.05. Investment of Accounts. (a) So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account held by the Trustee (except the Distribution Account) shall be invested and reinvested by the Trustee, as directed in writing by the Servicer or by the Securities Administrator with respect to the Distribution Account, in one or more Eligible Investments bearing interest or sold at a discount. If an Event of Default shall have occurred and be continuing or if the Servicer does not provide investment directions, the Trustee shall invest all Accounts in Eligible Investments described in paragraph (vi) of the definition of Eligible Investments. No such investment in any Account shall mature later than the Business Day immediately preceding the next Distribution Date (except that (i) if such Eligible Investment is an obligation of the Trustee or a money market fund for which the Trustee or any Affiliate is the manager or the advisor, then such Eligible Investment shall mature not later than such Distribution Date and (ii) any other date may be approved by the Rating Agencies).

         (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom unless the Trustee's failure to perform in accordance with this Section 5.05 is the cause of such loss or charge.

         (c) Subject to Section 9.01, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon or as provided in subsection (b) of this Section 5.05).

         (d) The Trustee shall invest and reinvest funds in the Accounts held by the Trustee, to the fullest extent practicable, in such manner as the Servicer or the Securities Administrator with respect to the Distribution Account shall from time to time direct as set forth in Section 5.05(a), but only in one or more Eligible Investments.

         (e) So long as no Event of Default shall have occurred and be continuing, all net income and gain realized from investment of, and all earnings on, funds deposited in the Collection Account shall be for the benefit of the Servicer as servicing compensation (in addition to the Servicing Fee), and shall be subject to withdrawal on or before the first Business Day of the month following the month in which such income or gain is received. The Servicer shall deposit in the Collection Account or the Initial Interest Coverage Account, as the case may be, the amount of any loss incurred in respect of any Eligible Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss, without any right to reimbursement therefore from its own funds.

         (f) All net income and gain realized from investment of, and all earnings on, funds deposited in the Distribution Account shall be for the benefit of the Securities Administrator as compensation (in addition to the Securities Administration Fee), and shall be subject to withdrawal on or before the first Business Day of the month in which such income or gain is received. The Securities Administrator shall remit to the Trustee for deposit in the Distribution Account the amount of any loss incurred in respect of any Eligible Investment held therein which is in excess of the income and gain thereon immediately upon the realization of such loss, without any right to reimbursement therefore from its own funds.

         Section 5.06. Allocation of Losses. On each Distribution Date, the Servicer shall determine the total of the Applied Realized Loss Amounts for such Distribution Date. The Applied Realized Loss Amount for any Distribution Date shall be applied by reducing the Class Principal Balance of each Class of Subordinate Certificates beginning with the Class of Subordinate Certificates then outstanding with the lowest relative payment priority, in each case until the respective Class Principal Balance thereof is reduced to zero. Any Applied Realized Loss Amount allocated to a Class of Subordinate Certificates shall be allocated among the Subordinate Certificates of such Class in proportion to their respective Percentage Interests.

         Section 5.07 LIBOR Carryover Fund. (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Class A-1A Certificateholders, the LIBOR Carryover Fund and deposit therein the amount of $5,000 paid to the Trustee by the Seller therefor. The LIBOR Carryover Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement. The LIBOR Carryover Fund shall be treated as an "outside reserve fund" under applicable Treasury regulations and will not be part of any REMIC. Any investment earnings on the LIBOR Carryover Fund will be treated as owned by the Class BIO Certificateholder and will be taxable to the Class BIO Certificateholder. Distributions made to any outside reserve fund under this document shall be treated as made to the owner of such fund.

         (b) On each Distribution Date, the Trustee shall deposit amounts from the Distribution Account to the LIBOR Carryover Fund pursuant to Section 5.01(a)
C. 12. The amount required to be deposited into the LIBOR Carryover Fund on any Distribution Date (the "LIBOR Carryover Fund Deposit") will equal the lesser of
(i) the Available LIBOR Carryover Amount and (ii) any LIBOR Carryover for such Distribution Date or, if no LIBOR Carryover is payable on such Distribution Date, an amount such that when added to other amounts already on deposit in the LIBOR Carryover Fund, the aggregate amount on deposit therein will be equal to $10,000. The Trustee shall make withdrawals from the LIBOR Carryover Fund to make distributions pursuant to Section 5.01(a) C. 13. hereof.

         (c) Funds in the LIBOR Carryover Fund may be invested in Eligible Investments. Any earnings on such amounts shall be payable to the Class BIO Certificates. The Class BIO Certificates shall evidence ownership of the LIBOR Carryover Fund for federal tax purposes and shall direct the Trustee in writing as to the investment of amounts therein.

         (d) Upon termination of the Trust, any amounts remaining in the LIBOR Carryover Fund shall be distributed to the Certificateholders of the Class BIO Certificates in the same manner as if distributed pursuant to Section 5.01(a) C.
15. hereof.

         Section 5.08 Net Rate Cap Fund. (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Class A-1F and Class A-2F Certificates and Certificateholders of each Class of Subordinate Certificates, the Net Rate Cap Fund and deposit therein the amount of $5,000 paid to the Trustee by the Seller therefor. The Net Rate Cap Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement. The Net Rate Cap Fund shall be treated as an "outside reserve fund" under applicable Treasury regulations and will not be part of any REMIC. Any investment earnings on the Net Rate Cap Fund will be treated as owned by the Class BIO Certificateholder and will be taxable to the Class BIO Certificateholder. Distributions made or deemed deposited to any outside reserve fund under this document shall be treated as made to the owner of such fund.

         (b) On each Distribution Date, the Trustee shall deposit amounts from the Distribution Account to the Net Rate Cap Fund pursuant to Section 5.01(a) C.
12. The amount required to be deposited into the Net Rate Cap Fund on any Distribution Date (the "Net Rate Cap Fund Deposit") will equal the lesser of
(i)(a) the amounts remaining after distributions pursuant to clauses C.1 through
C.11. of Section 5.01(a) minus (b) the LIBOR Carryover Fund Deposit for such Distribution Date and (ii) any Net Rate Cap Carryover for such Distribution Date or, if no Net Rate Cap Carryover is payable on such Distribution Date, an amount such that when added to other amounts already on deposit in the Net Rate Cap Fund, the aggregate amount on deposit therein will be equal to $10,000. The Trustee shall make withdrawals from the Net Rate Cap Fund to make distributions pursuant to Section 5.01(a) C. 14. hereof. Further, to the extent a Class A-1F, Class A-2F or a Subordinate Certificate receives on a given Distribution Date a Class Interest Distribution exceeding the Class Interest Distribution which would have been received on such date had such amount been determined using the respective REMIC Certificate Rate (as defined in Section 2.07(d)), such excess (the "REMIC WAC Excess") shall be deemed distributed with respect to the Class BIO Certificates on such Distribution Date for concurrent deposit into the Net Rate Cap Fund and immediate distribution therefrom to the applicable Certificateholder.

         (c) Funds in the Net Rate Cap Fund may be invested in Eligible Investments. Any earnings on such amounts shall be payable to the Class BIO Certificates. The Class BIO Certificates shall evidence ownership of the Net Rate Cap Fund for federal tax purposes and shall direct the Trustee in writing as to the investment of amounts therein.

         (d) Upon termination of the Trust, any amounts remaining in the Net Rate Cap Fund shall be distributed to the Certificateholders of the Class BIO Certificates in the same manner as if distributed pursuant to Section 5.01(a) C.
15. hereof.

                                   ARTICLE VI

                                The Certificates

         Section 6.01. The Certificates. Each of the Offered Certificates, the Class BIO Certificates, the Class P Certificates and the Residual Certificates shall be substantially in the forms set forth in Exhibits A and B respectively, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Seller concurrently with the sale and assignment to the Trustee of the Trust. Each Class of Offered Certificates shall be initially evidenced by one or more certificates representing a fraction of the applicable Original Class Principal Balance or Notional Amount, as applicable, and shall be held in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one of each Class of the Offered Certificate may be in a different denomination so that the sum of the denominations of all outstanding Offered Certificates shall equal the aggregate Original Class Principal Balance or Notional Amount, as applicable. The Residual Certificates, Class P and Class BIO Certificates shall be held in minimum Percentage Interests of 20%.

         The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 6.02(c), the Offered Certificates shall be Book-Entry Certificates. The Residual Certificates shall not be Book-Entry Certificates.

         Section 6.02. Registration of Transfer and Exchange of Certificates.
(a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

         Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, and, in the case of a Residual Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

         At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement the terms of this Agreement shall control.

         (c) If (i)(x) the Depository or the Seller advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its sole option elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, the Certificate Owners of each Class of Offered Certificates representing Percentage Interests aggregating not less than 51% advises the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of each Class of Offered Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall at the Seller's expense, execute and authenticate the Definitive Certificates. Neither the Seller nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Servicer, any Paying Agent, the Securities Administrator, the Certificate Insurer and the Seller shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         (d) Except with respect to the initial transfer of the Class BIO, the Class P and Residual Certificates by the Seller, no transfer, sale, pledge or other disposition of any Class BIO, the Class P or Residual Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, other than the transfer of the Tax Matters Person Residual Interest to the Trustee in reliance upon Rule 144A under the 1933 Act, the Trustee and the Seller shall require either (i) a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Seller that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Seller or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit M) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit N-1 or N-2) acceptable to and in form and substance reasonably satisfactory to the Seller and the Trustee certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Seller. The Holder of a Class BIO, Class P or Residual Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of an ERISA Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit N-1 or Exhibit N-2, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust, addressed to the Trustee, to the effect that the purchase or holding of such ERISA Restricted Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. Notwithstanding anything else to the contrary herein, (i) the representation required by clause
(i) or (ii) above with respect to any ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have been made by the Certificate Owner by virtue of such Certificate Owner's acquisition of such Certificate and
(ii) any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

         Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Seller or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

                  (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                           (A) an affidavit in the form of Exhibit G from the
                  proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                           (B) a covenant of the proposed transferee to the
                  effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

                  (iv) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

                  (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Seller to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Seller or its Affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section 6.02 or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee, and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Seller will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section 6.02(d) shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section 6.02 will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC to fail to qualify as a REMIC.

         Each Tax Matters Person Residual Interest shall at all times be registered in the name of the Seller.

         (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for registration of transfer or exchange shall be canceled by the Certificate Registrar and disposed of pursuant to its standard procedures.

         Section 6.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Seller and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 6.03, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section 6.03, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 6.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Seller, the Trustee, the Certificate Registrar, the Securities Administrator, the Certificate Insurer, any Paying Agent and any agent of any of them may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 5.01 and for all other
purposes whatsoever, and none of the Servicer, the Seller, the Trustee, the Securities Administrator, the Certificate Insurer, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

         Section 6.05. Appointment of Paying Agent. (a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 5.01 and shall report the amounts of such distributions to the Securities Administrator and the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.03 and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Seller.

         (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.


                                   ARTICLE VII

                           The Seller and the Servicer

         Section 7.01. Liability of the Seller and the Servicer. The Seller and the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller or Servicer, as the case may be, herein.

         Section 7.02. Merger or Consolidation of, or Assumption of the Obligations of, the Seller or the Servicer. Any corporation into which the Seller or the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller or the Servicer shall be a party, or any corporation succeeding to the business of the Seller or the Servicer, shall be the successor of the Seller or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 8.02 with respect to the qualifications of a successor Servicer.

      Section 7.03. Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or by reason of its reckless disregard of its obligations and duties of the Servicer hereunder; provided, further, that this provision shall not be construed to entitle the Servicer to indemnity in the event that amounts advanced by the Servicer to retire any senior lien exceed Net Liquidation Proceeds realized with respect to the related Mortgage Loan. The preceding sentence shall not limit the obligations of the Servicer pursuant to Section 9.05. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust. The Servicer's right to indemnity or reimbursement pursuant to this Section 7.03 shall survive any resignation or termination of the Servicer pursuant to Section 7.04 or 8.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities.

         Section 7.04. Servicer Not to Resign. Subject to the provisions of
Section 7.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of each of the following conditions: (a) the Servicer has proposed a successor servicer (if other than the Successor Servicer initially appointed pursuant to Section 8.02) to the Trustee and the Securities Administrator in writing and such proposed successor servicer is reasonably acceptable to the Trustee and the Securities Administrator; and (b) each Rating Agency shall have delivered a letter to the Trustee and the Securities Administrator prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current ratings of the Offered Certificates; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of
(i) above, the Successor Servicer shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 8.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 8.01 and 8.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Securities Administrator.

         Section 7.05. Delegation of Duties. In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 7.04. The Servicer shall provide the Securities Administrator and the Trustee with written notice prior to the delegation of any of its duties to any Person other than any of the Servicer's Affiliates or their respective successors and assigns.

         Section 7.06. Indemnification of the Trust by the Servicer. The Servicer shall indemnify and hold harmless the Trust, the Securities Administrator and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Servicer's willful misfeasance, bad faith or negligence in the performance of its activities in servicing or administering the Mortgage Loans pursuant to this Agreement, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim related to the Servicer's misfeasance, bad faith or negligence. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this Section 7.06 shall survive the termination of this Agreement.


                                 ARTICLE VIII

                                   Default

         Section 8.01. Events of Default. (a) If any one of the following events ("Events of Default") shall occur and be continuing:

                  (i) (A) The failure by the Servicer to make any Monthly Advance; or (B) any other failure by the Servicer to deposit in the Collection Account or the Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of three Business Days after the date upon which payment was required to have been made;

                  (ii) The failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Securities Administrator or to the Servicer, the Securities Administrator and the Trustee, by any Holder with Certificates evidencing Voting Interests of at least 25%;

                  (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days;

                  (iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 30 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                  (v) the Servicer Termination Test is failed;

         (b) then, and in each and every such case, so long as an Event of Default shall not have been remedied, (x) with respect solely to clause
(a)(i)(A) above, if such Monthly Advance is not made by 12:00 noon, New York time, on the second Business Day preceding the applicable Distribution Date, the Trustee, upon receipt of written notice or discovery by a Responsible Officer of such failure, shall give immediate telephonic notice of such failure to the Securities Administrator and a Servicing Officer of the Servicer and the Trustee shall terminate all of the rights and obligations of the Servicer under this Agreement and the Successor Servicer appointed in accordance with Section 8.02, shall immediately make such Monthly Advance and within 90 days thereafter assume, pursuant to Section 8.02, the duties of a successor Servicer and (y) in the case of clause (a)(i)(B), (ii), (iii), (iv), and (v) above, the Trustee shall, at the direction of the Holders of each Class of Offered Certificates evidencing Voting Rights aggregating not less than 51% by notice then given in writing to the Servicer (and to the Trustee and the Securities Administrator if given by Holders of Certificates), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency, the Securities Administrator and the Seller. Within 90 days of the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Successor Servicer pursuant to and under this Section 8.01; and, without limitation, the Successor

Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Servicer agrees to cooperate with the Successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Successor Servicer for the administration by it of all cash amounts that shall at the time be held by the predecessor Servicer and to be deposited by it in the Collection Account, or that have been deposited by the predecessor Servicer in the Collection Account or thereafter received by the predecessor Servicer with respect to the Mortgage Loans. All Servicing Transfer Costs and other reasonable out-of-pocket costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the Successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer or, to the extent not paid by the predecessor Servicer, by the Trust pursuant to
Section 5.01(a)C.16 (or, if the predecessor Servicer is the Trustee, by the initial Servicer), upon presentation of reasonable documentation of such costs and expenses.

         Section 8.02. Appointment of Successor. (a) The Seller and the Trustee hereby appoint and Norwest Bank Minnesota, National Association, hereby accepts appointment, on behalf of itself or an affiliate, within 90 days of the time the Servicer receives a notice of termination pursuant to Section 8.01 or resigns pursuant to Section 7.04, to be the successor (the "Successor Servicer") in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. Notwithstanding the foregoing, during a transition period not to exceed 90 days (the "Transition Period") from the date the related Servicer receives a notice of termination, neither the Successor Servicer nor the Trustee shall be responsible for the lack of information and documents that it cannot reasonably obtain on a practicable basis under the circumstances. As compensation therefor, the Successor Servicer shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, if the Successor Servicer is legally unable to act as successor servicer, the Trustee may act as Successor Servicer or may appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $25,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Offered Certificates by the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, unless the Successor Servicer is prohibited by law from so acting, the Successor Servicer shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on the Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.08 (or such lesser compensation as the Trustee, the Securities Administrator and such successor shall agree). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.05 or to indemnify the Trustee and the Securities Administrator pursuant to Section 7.06), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Securities Administrator or a successor Servicer shall have no responsibility or obligation (i) to repurchase or substitute for any of the Mortgage Loans or (ii) for any acts or omissions of a predecessor Servicer during the Transition Period. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         (b) Any successor, including the Successor Servicer, to the Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Mortgage Loans for the benefit of Certificateholders and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.12.

         Section 8.03. Waiver of Defaults. The Majority Certificateholders may, on behalf of all Certificateholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article VIII, provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

         Section 8.04. Notification to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this Article VIII or
Section 7.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the Securities Administrator, the Certificate Insurer and to each Rating Agency.

         Section 8.05. Rights of the Certificate Insurer. By accepting its Senior Certificate, each holder of a Senior Certificate agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the holders of the Senior Certificates for all purposes (other than with respect to payment on the Senior Certificates) and shall have the right to exercise all rights of the Certificateholders of the Senior Certificates under this Agreement and under each Class of Senior Certificates without any further consent of the Certificateholders.

In addition, each Certificateholder of a Senior Certificate agrees that unless a Certificate Insurer Default exists, the rights specifically enumerated in this Agreement may be exercised by the Certificateholders of a Senior Certificate only with the prior written consent of the Certificate Insurer.

         The Certificate Insurer may, in writing and in its sole discretion renounce all or any of its rights under Section 8.05 or any requirement for the Certificate Insurer's consent for any period of time.

         Section 8.06. Certificate Insurer Default. Notwithstanding anything elsewhere in this Agreement or in the Certificates to the contrary, if a Certificate Insurer Default exists, or if and to the extent the Certificate Insurer has delivered its written renunciation of its rights, the provisions of this Article VIII and all other provisions of this Agreement which (a) permit the Certificate Insurer to exercise rights of the Certificateholders of the Senior Certificates, (b) restrict the ability of the Certificateholders of the Senior Certificates, to act without the consent or approval of the Certificate Insurer, (c) provide that a particular act or thing must be acceptable to the Certificate Insurer, (d) permit the Certificate Insurer to direct (or otherwise to require) the actions of the Trustee, the Servicer or the Certificateholders,
(e) provide that any action or omission taken with the consent, approval or authorization of the Certificate Insurer shall be authorized hereunder or shall not subject the party taking or omitting to take such action to any liability hereunder or (f) which have a similar effect, shall be of no further force and effect and the Trustee shall administer the Trust and perform its obligations hereunder solely for the benefit of the Holders of the Certificates; provided, however, that the Certificate Insurer's rights shall be immediately reinstated following the cure of such Certificate Insurer Default. Nothing in the foregoing sentence, nor any action taken pursuant thereto or in compliance therewith, shall be deemed to have released the Certificate Insurer from any obligation or liability it may have to any party or to the Certificateholders of the Senior Certificates hereunder, under any other agreement, instrument or document (including, without limitation, the Certificate Insurance Policies) or under applicable law.

                                   ARTICLE IX

                                   The Trustee

         Section 9.01. Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured) of which a Responsible Officer has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to be in the form specified in this Agreement, on its face, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will, at the expense of the Servicer, provide notice thereof to the Certificateholders and will, at the expense of the Servicer, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Majority Certificateholders.

         The Trustee may, in accordance with its duties hereunder, do all things necessary and proper as may be required in connection with any secondary mortgage licensing laws and similar requirements, including, but not limited to, consenting to jurisdiction, and the appointment of agents for service of process, in jurisdictions in which the Mortgaged Properties are located.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

                  (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or direction of the Holders of Offered Certificates evidencing Percentage Interests aggregating not less than 51% relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

                  (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (a)(i) and (ii) of Section 8.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or the Holders of Offered Certificates evidencing Percentage Interests aggregating not less than 51%. This paragraph shall not be construed to limit the effect of the first paragraph of this Section 9.01.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

         Section 9.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 9.01:

                  (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured) of which a Responsible Officer has knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Holders of Certificates evidencing Percentage Interests aggregating not less than 51%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

                  (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may act as Servicer pursuant to Section 8.02;

                  (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian; and

                  (viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

         Section 9.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Insurance Agreement, the Certificate Insurance Policies or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Servicer or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); the compliance by the Seller or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02), any Subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02) or any Subservicer taken in the name of the Trustee; the failure of the Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's duty to review the Mortgage Files pursuant to
Section 2.02. Until such time as the Trustee shall have become the Successor Servicer, the Trustee shall have no responsibility to perfect or maintain the perfection of any security interest or lien granted to it hereunder.

         Section 9.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Seller or the Servicer.

         Section 9.05. Trustee and Securities Administrator Fees and Expenses. The Securities Administrator will be paid the Securities Administration Fee pursuant to Section 5.01 and such other amounts as agreed with the Seller. The Trustee will be paid the Trustee Fee by the Securities Administrator from the related Securities Administration Fee, and such other amounts as agreed to with the Securities Administrator and the Trustee. The Seller will pay or reimburse the Securities Administrator and the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Securities Administrator and the Trustee in accordance with any of the provisions of this Agreement or the Insurance Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. In addition, the Seller covenants and agrees to indemnify the Trustee, the Securities Administrator and their respective officers, directors, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with or relating to this Agreement, the Insurance Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee or the Securities Administrator, as applicable, in the performance of its duties hereunder or by reason of the Trustee's or the Securities Administrator's, as the case may be, reckless disregard of obligations and duties hereunder. To the extent that amounts payable to the Securities Administrator under this Section 9.05, other than the Securities Administration Fee, are not paid by the Seller, such amounts shall be payable to the Securities Administrator by the Trust pursuant to
Section 5.01(a)C.16. This Section 9.05 shall survive termination of this Agreement or the resignation or removal of any, Trustee or the Securities Administrator, as applicable, hereunder.

         Section 9.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of

"Baa3", and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07.

         Section 9.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Seller, the Servicer, the Securities Administrator and each Rating Agency. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor Trustee (approved in writing by the Servicer, so long as such approval shall not unreasonably be withheld) by written instrument, in duplicate, copies of which instrument shall be delivered to the resigning Trustee, the Securities Administrator and the Successor Trustee; provided, however, that any such successor Trustee shall be subject to the prior written approval of the Servicer. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Seller or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller or the Servicer may remove the Trustee. If the Seller or the Servicer removes the Trustee under the authority of the immediately preceding sentence, the Seller shall promptly appoint a successor Trustee by written instrument, in duplicate, copies of which instrument shall be delivered to the Trustee so removed, the Securities Administrator and to the successor Trustee.

         The Holders of Certificates evidencing Voting Rights aggregating over 50% of all Voting Rights may, at any time remove the Trustee by written instrument or instruments delivered to the Servicer, the Securities Administrator, the Seller and the Trustee; and the Seller shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section 9.07.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.08.

         Section 9.08. Successor Trustee. Any successor Trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Seller, the Servicer, the Securities Administrator and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Seller, the Servicer, the Securities Administrator and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this
Section 9.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

         Upon acceptance of appointment by a successor Trustee as provided in this Section 9.08, the Servicer shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Certificate Insurer and each Rating Agency. If the Servicer fails to mail such notice within 30 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

         Section 9.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         Section 9.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or, in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 9.08. The Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of an Event of Default, the Trustee may accept the resignation or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Seller, the Securities Administrator and the Servicer.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

         Section 9.11. Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

         Section 9.12. Trustee May Enforce Claims Without Possession of Certificates; Inspection. (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders or in respect of which such judgment has been recovered.

         (b) The Trustee shall afford the Seller, the Servicer, the Securities Administrator and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Seller, the Servicer, the Securities Administrator and any requesting Certificateholder with its most recent financial statements. The Trustee shall cooperate fully with the Seller, the Servicer, the Securities Administrator and such Certificateholder and shall make available to the Seller, the Servicer and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Seller, the Servicer, the Securities Administrator and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

         Section 9.13. Suits for Enforcement. In case an Event of Default or other default by the Servicer or the Seller hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

         Section 9.14. Securities Administrator is Entitled to All Rights Under this Article. All of the rights, benefits, powers, protections and indemnifications provided to the Trustee pursuant to this Article IX shall inure to the benefit of the Securities Administrator.

                                    ARTICLE X

                                   Termination

         Section 10.01. Termination. (a) The respective obligations and responsibilities of the Seller, the Servicer, the Custodian, the Securities Administrator and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee and the Securities Administrator of the later of (x) the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Monthly Advances of same by the Servicer) and (y) the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Agreement and the payment of all amounts due and payable to the Certificate Insurer, the Securities Administrator and the Trustee. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last surviving descendant of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         The Servicer may, at its option, terminate this Agreement on any Distribution Date on or after the Optional Termination Date, by purchasing, on such Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (w) 100% of the aggregate Principal Balance of the Mortgage Loans plus (x) the lesser of (A) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Servicer and at the Servicer's expense and (B) the Principal Balance of the Mortgage Loan related to such REO Property plus (y) in each case, the greater of (i) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Due Period and (ii) 30 days' accrued interest thereon at a rate equal to the Loan Rate, in each case net of the Servicing Fee plus (z) any Reimbursement Amounts due to the Certificate Insurer and any other amounts due to the Certificate Insurer under the Insurance Agreement (the "Termination Price").

         In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall deposit in the Distribution Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Servicer pursuant to Section 3.03), which deposit shall be deemed to have occurred immediately preceding such purchase.

         Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Distribution Date of the Termination Price.

         (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders and the Certificate Insurer mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (i) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final distribution and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

         (c) On the final Distribution Date, the Trustee will withdraw from the Distribution Account and remit to the Certificate Insurer the lesser of (x) the amount available for distribution on such final Distribution Date, net of any portion thereof necessary to pay Certificateholders pursuant to Sections 5.01 and (y) the unpaid amounts due and owing to the Certificate Insurer pursuant to

Section 5.01. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the holders of Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Certificates and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to Certificateholders pursuant to Section 5.01 for such Distribution Date.

         (d) In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders and the Servicer (if the Servicer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Offered Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

         Section 10.02. Additional Termination Requirements. (a) In the event that the Servicer exercises its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee and the Securities Administrator shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (1) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or (2) cause any REMIC to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding:

                  (i) Within 90 days prior to the final Distribution Date, the Servicer shall adopt and the Trustee shall sign a plan of complete liquidation for each REMIC meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

                  (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust to the Servicer for cash; and

                  (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited (A) to the Trustee, as holder of the REMIC I Regular Interests and REMIC II Regular Interests, the unpaid principal balance thereof plus accrued interest thereon, (B) to each Class of Certificates the amounts payable pursuant to Section 5.01, (C) to the Certificate Insurer, all amounts owing to the Certificate Insurer under this Agreement and the Insurance Agreement and (D) to the Class R-1 Certificateholders, Class R-2 Certificateholders and Class R-3 Certificateholders, all cash on hand in REMIC I, REMIC II and REMIC III, respectively, after such payments.

         (b) By their acceptance of the Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.


                                   ARTICLE XI

                            Miscellaneous Provisions

         Section 11.01. Amendment. This Agreement may be amended from time to time by the Seller, the Servicer, the Securities Administrator and the Trustee subject, in the case of any amendment or modification which affects any right, benefit, duty or obligation of the Certificate Insurer or the Custodian, to the consent of the Certificate Insurer or the Custodian, as applicable, in each case without the consent of any of the Certificateholders, (i) to cure any ambiguity,
(ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein or the expectations of Certificateholders, (iii) to add to the duties of the Servicer, (iv) to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating agency in order to maintain or improve any rating of each Class of Offered Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, none of the Certificate Insurer, the Trustee, the Securities Administrator, the Seller, or the Servicer is obligated to obtain, maintain or improve any such rating) or (vi) to add or amend any provisions of this Agreement to such extent as shall be necessary to maintain the qualification of any REMIC as a REMIC; provided, however, that (x) as evidenced by an Opinion of Counsel (at the expense of the requesting party) in each case such action shall not adversely affect in any material respect the interest of any Certificateholder, without regard to the existence of a Certificate Insurance Policy, (y) in each case, such action is necessary or desirable to maintain the qualification of any REMIC as a REMIC or shall not adversely affect such qualification and (z) if the opinion called for in clause (x) cannot be delivered with regard to an amendment pursuant to clause (vi) above, such amendment is necessary to maintain the qualification of any REMIC as a REMIC; and provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Offered Certificates, without regard to the existence of a Certificate Insurance Policy.

         This Agreement also may be amended from time to time by the Seller, the Servicer, the Securities Administrator and the Trustee, with the consent of the Holders of each Class of Certificates which is affected by such amendment, evidencing Voting Rights aggregating not less than 51% of such Class (or in the case of an amendment which affects all classes, not less than 51% of all of the Voting Rights in the Trust), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on the Certificates which are required to be made on any Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.

         Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee and the Securities Administrator with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of any REMIC as a REMIC and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section
11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of any REMIC as a REMIC.

         Prior to the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and the Certificate Insurer.

         It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         Section 11.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee, but only upon direction of Certificateholders, accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders. The Certificateholders requesting such recordation shall bear all costs and expenses of such recordation. The Trustee shall have no obligation to ascertain whether such recordation so affects the interests of the Certificateholders.

         Section 11.03. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided in Sections 8.01, 9.01, 9.02 and 11.01) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee and the Securities Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Offered Certificates evidencing Voting Rights aggregating not less than 51% of all the Voting Interests shall have made written request upon the Trustee or the Securities Administrator to institute such action, suit or proceeding in its own name as Trustee or Securities Administrator, as the case may be, hereunder and shall have offered to the Trustee or Securities Administrator, as the case may be, such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee or Securities Administrator, as the case may be, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder, the Trustee and the Securities Administrator that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03, each and every Certificateholder, the Securities Administrator and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING PROVISIONS REGARDING CONFLICTS OF LAWS) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.05. Notices. (a) All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) Delta Financial Corporation, 1000 Woodbury Road, Suite 200 Woodbury, NY 11797, (b) in the case of the Trustee, Bank One, National Association, at the Corporate Trust Office, Attention Delta 1999-3; (c) in the case of the Securities Administrator, Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention: Corporate Trust Services Group-Delta 1999-3; (d) in the case of S&P,

55 Water Street, 41st Floor, New York, New York 10041, Attention: Residential Mortgage Group, (e) in the case of Fitch, One State Street Plaza, New York, New York 10004 (f) in the case of Moody's, 99 Church Street, 4th Fl., New York, New York 10004, (g) in the case of DCR, 17 State Street, 12th Floor New York, New York 10004, Attention: RMBS Monitoring Group, (h) in the case of the Certificate Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504,
Attention: Insured Portfolio Management - Structured Finance (IPM-SF), (Delta Funding Home Equity Loan Trust 1999-3), Telecopy No.(914) 765-3810,
Confirmation: (914) 273-4545(in each case in which notice or other communication to the Certificate Insurer refers to an Event of Default, a claim on the Certificate Insurance Policy or with respect to which failure on the part of the Certificate Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication shall be marked to indicate "URGENT MATERIAL ENCLOSED"), or (i) as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Trustee shall have no liability for failure to delivery such notice or document to any Rating Agency.

         (b) Notice to Rating Agencies. The Trustee, the Securities Administrator and the Servicer shall each be obligated to use its best efforts promptly to provide notice, at the expense of the Servicer, to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee or Servicer, as the case may be, has actual knowledge:

                  (i) Any material change or amendment to this Agreement;

                  (ii) The occurrence of any Event of Default that has not been cured or waived;

                  (iii) The resignation or termination of the Servicer, the Trustee or the Securities Administrator;

                  (iv) The final payment to Holders of the Certificates of any Class;

                  (v) Any change in the location of any Account; and

                  (vi) Any event that would result in the inability of the Trustee to make advances regarding delinquent Mortgage Loans.

         (c) In addition, (i) the Trustee shall promptly furnish to each Rating Agency copies of the following:

                           (A) Each annual report to Certificateholders
described in Section 5.03; and

                           (B) Each statement to Certificateholders described in
Section 5.03; and

                  (ii) The Servicer shall promptly furnish to each Rating Agency copies of the following:

                           (A) Each annual statement as to compliance described
in Section 3.09;

                           (B) Each annual independent public accountants'
servicing report described in Section 3.10; and

                           (C) Each notice delivered pursuant to Section 8.01(b)
which relates to the fact that the Servicer has not made a Monthly Advance.

         Any such notice pursuant to this Section 11.05 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to the addresses specified above for each such Rating Agency.

         Section 11.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.07. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.02, 7.04 and 7.05 (or 3.01), this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Holders of the Certificates evidencing Percentage Interests aggregating not less than 66%. The Servicer may assign the right to reimbursement for Servicing Advances and Monthly Advances without the consent of any Person but with prior notice thereof to the Trustee and the Securities Administrator.

         Section 11.08. Certificates Nonassessable and Fully Paid. The parties agree that the Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that the Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to Section 6.02 are and shall be deemed fully paid.

         Section 11.09. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, the Certificate Owners, the Certificate Insurer and their respective successors and permitted assigns. The Certificate Insurer shall be a third-party beneficiary of this Agreement, entitled to enforce the provisions hereof as if a party hereto. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

         Section 11.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 11.11. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 11.12. Insurance Agreement. The Trustee is authorized and directed to execute and deliver the Insurance Agreement and to perform the obligations of the Trustee thereunder.

         Section 11.13. Effect of Payments by the Certificate Insurer; Subrogation. Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Senior Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of the Senior Certificates from the Trust and shall not result in the payment of or the provision for the payment of the principal of or interest on the Senior Certificates within the meaning of
Section 5.01. The Seller, the Servicer, the Securities Administrator and the Trustee acknowledge, and each Holder by its acceptance of a Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Seller, the Servicer, the Trustee the Securities Administrator or the Certificate Registrar, to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Senior Certificates to the Holders of such Senior Certificates, (i) the Certificate Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Trust and (ii) the Certificate Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

         The Trustee, the Seller, the Securities Administrator and the Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

         IN WITNESS WHEREOF, the Seller, the Servicer, the Trustee and the Securities Administrator have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.


                              DELTA FUNDING CORPORATION,
                               as Seller and Servicer



                              By   /s/ Dawn Ceccarini
                                -------------------------------------
                               Name: Dawn Ceccarini
                               Title: Vice President


                              BANK ONE, NATIONAL ASSOCIATION,
                               as Trustee

                              By   /s/ Sandra Whalen
                                -------------------------------------
                               Name: Sandra Whalen
                               Title: Authorized Signatory


                              NORWEST BANK MINNESOTA, NATIONAL
                               ASSOCIATION, as Securities Administrator

                              By   /s/ Peter A. Gobell
                                -------------------------------------
                               Name: Peter A. Gobell
                               Title: Trust Officer

State of New York       )
                        ) ss.:
County of New York      )


         On the 30th day of November, 1999 before me, a notary public in and for the State of New York, personally appeared Dawn Ceccarini known to me who, being by me duly sworn, did depose and say that she is the Vice President of Delta Funding Corporation, a New York corporation, one of the parties that executed the foregoing instrument; that she knows the seal of said company; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said company; and that she signed her name thereto by like order.


                                                -----------------------
                                                    Notary Public


[Notarial Seal]

State of New York       )
                        ) ss.:
County of New York      )


         On the 30th day of November, 1999 before me, a notary public in and for the State of New York, Sandra Whalen personally appeared, known to me who, being by me duly did depose and say that she is an Authorized Officer of Bank One, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.


                                                -----------------------
                                                    Notary Public


[Notarial Seal]

State of Maryland       )
                        ) ss.:
County of Baltimore     )


            On the 30th day of November, 1999 before me, a notary public in and for the State of New York, Peter A. Gobell personally appeared, known to me who, being by me duly did depose and say that he is a Trust Officer of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                                -----------------------
                                                    Notary Public


[Notarial Seal]

                                    EXHIBIT A

                          FORMS OF OFFERED CERTIFICATES





                                      A-1-1

                                   EXHIBIT A-1

                          FORM OF CLASS F CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                     :

Cut-Off Date                        :        October 31, 1999

First Distribution Date             :        December 15, 1999

Final Scheduled Distribution Date:  :        September 15, 2029

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :

Initial Class Principal
Balance                             :

Certificate Rate                    :

CUSIP                               :

Class                               :        A-_F



                                      A-1-2

                   DELTA FUNDING HOME EQUITY LOAN TRUST 1999-3
           Home Equity Loan Asset-Backed Certificates, Series 1999-3
                                   Class A-_F

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust consisting primarily of a pool of closed-end fixed rate home equity loans (the "Mortgage Loans")

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Seller or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Class Principal Balance) in certain monthly distributions with respect to the Trust. The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement") among Delta Funding Corporation, as seller and servicer (in such capacities, the "Seller" or the "Servicer"), Bank One, National Association, as trustee (the "Trustee") and Norwest Bank Minnesota, National Association, as securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.





                                     A-1-3

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  November 30, 1999

                                    BANK ONE, NATIONAL ASSOCIATION,
                                      as Trustee



                                    By
                                       -----------------------------------


This is one of the Certificates
referenced in the within-mentioned Agreement

By
   -----------------------------------------
         Authorized Signatory of
         BANK ONE, NATIONAL ASSOCIATION,
            as Trustee




                                     A-1-4

                            [Reverse of Certificate]

                   DELTA FUNDING HOME EQUITY LOAN TRUST 1999-3
                  Home Equity Loan Asset-Backed Certificates,
                                  Series 1999-3

         This Certificate is one of a duly authorized issue of Certificates designated as Delta Funding Home Equity Loan Trust 1999-3, Home Equity Loan Asset-Backed Certificates, Series 1999-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee or the Securities Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month or, if such 15th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Certificates having denominations aggregating at least $1,000,000, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Seller, the Trustee and the Securities Administrator with the consent of the Holders of the requisite percentage of the Voting Rights of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is


                                     A-1-5
made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Chicago, Illinois, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Seller, the Trustee, the Securities Administrator, and any agent of the Seller, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Trustee or the Securities Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the Due Period at the end of which the Pool Balance is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date and the amount deposited in the Pre-Funding Account on the Closing Date, the Servicer will have the option to repurchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earlier of (i) the day following the Distribution Date on which the aggregate Class Principal Balance has been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                     A-1-6

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

---------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

-----------------------------------------------------------.

Dated:
       -------------

                                  ----------------------------------------
                                  Signature by or on behalf of assignor



                                     A-1-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________ for the account of
______________, account number ___________, or, if mailed by check, to
_____________________. Applicable statements should be mailed to
___________________.

         This information is provided by ____________________, the assignee named above, or ________________, as its agent.





                                     A-1-8

                                   EXHIBIT A-2

                         FORM OF CLASS IO_ CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS IOF CERTIFICATE HAS NO PRINCIPAL BALANCE.

Certificate No.                     :

Cut-Off Date                        :     October 31, 1999

First Distribution Date             :     December 15, 1999

Final Scheduled Distribution Date   :     November 15, 2002

Initial Notional Amount
("Denomination")                    :

Initial Class Principal
Balance                             :     None

Certificate Rate                    :

CUSIP                               :

Class                               :     IO_

Percentage Interest
Evidenced by this Certificate       :



                                      A-2-1

                   DELTA FUNDING HOME EQUITY LOAN TRUST 1999-3
           Home Equity Loan Asset-Backed Certificates, Series 1999-3
                                    Class IO_

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust consisting primarily of a pool of closed-end fixed rate home equity loans (the "Mortgage Loans")


         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Seller or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Class Principal Balance) in certain monthly distributions with respect to the Trust. The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement") among Delta Funding Corporation, as seller and servicer (in such capacities, the "Seller" or the "Servicer"), Bank One, National Association, as trustee (the "Trustee") and Norwest Bank Minnesota, National Association, as securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.






                                     A-2-2

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  November 30, 1999

                                    BANK ONE, NATIONAL ASSOCIATION,
                                      as Trustee



                                    By
                                       -----------------------------------



This is one of the Certificates
referenced in the within-mentioned Agreement

By
   -----------------------------------------
         Authorized Signatory of
         BANK ONE, NATIONAL ASSOCIATION,
            as Trustee






                                     A-2-3

                            [Reverse of Certificate]

                   DELTA FUNDING HOME EQUITY LOAN TRUST 1999-3
                  Home Equity Loan Asset-Backed Certificates,
                                  Series 1999-3

         This Certificate is one of a duly authorized issue of Certificates designated as Delta Funding Home Equity Loan Trust 1999-3, Home Equity Loan Asset-Backed Certificates, Series 1999-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee or the Securities Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month or, if such 15th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Certificates having denominations aggregating at least $1,000,000, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Seller, the Trustee and the Securities Administrator with the consent of the Holders of the requisite percentage of the Voting Rights of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is


                                     A-2-4
made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Chicago, Illinois, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Seller, the Trustee, the Securities Administrator, and any agent of the Seller, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Trustee or the Securities Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the Due Period at the end of which the Pool Balance is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date and the amount deposited in the Pre-Funding Account on the Closing Date, the Servicer will have the option to repurchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earlier of (i) the day following the Distribution Date on which the aggregate Class Principal Balance has been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                     A-2-5

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________
_________________________________________________.

Dated: _____________


                                       ----------------------------------------
                                       Signature by or on behalf of assignor





                                     A-2-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________ for the account of
______________, account number ___________, or, if mailed by check, to
_____________________. Applicable statements should be mailed to
___________________.

         This information is provided by ____________________, the assignee named above, or ________________, as its agent.





                                     A-2-7

                                   EXHIBIT A-3

                           FORM OF CLASS A CERTIFICATE


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                     :

Cut-Off Date                        :       October 31, 1999

First Distribution Date             :       December 15, 1999

Final Scheduled Distribution Date   :       September 15, 2029

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :

Initial Class Principal
Balance                             :

Certificate Rate                    :       Adjustable

CUSIP                               :

Class                               :       A-_A





                                     A-3-1

                   DELTA FUNDING HOME EQUITY LOAN TRUST 1999-3
           Home Equity Loan Asset-Backed Certificates, Series 1999-3
                                   Class A-_A

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust consisting primarily of a pool of closed-end adjustable rate home equity loans (the "Mortgage Loans")

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Seller or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Class Principal Balance) in certain monthly distributions with respect to the Trust. The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement") among Delta Funding Corporation, as seller and servicer (in such capacities, the "Seller" or the "Servicer"), Bank One, National Association, as trustee (the "Trustee") and Norwest Bank Minnesota, National Association, as securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.






                                   A-3-2

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  November 30, 1999

                                    BANK ONE, NATIONAL ASSOCIATION,
                                      as Trustee



                                    By
                                       -----------------------------------


This is one of the Certificates
referenced in the within-mentioned Agreement

By
   -----------------------------------------
         Authorized Signatory of
         BANK ONE, NATIONAL ASSOCIATION,
            as Trustee






                                   A-3-3

                          [Reverse of Certificate]

                DELTA FUNDING HOME EQUITY LOAN TRUST 1999-3
                Home Equity Loan Asset-Backed Certificates,
                               Series 1999-3

         This Certificate is one of a duly authorized issue of Certificates designated as Delta Funding Home Equity Loan Trust 1999-3, Home Equity Loan Asset-Backed Certificates, Series 1999-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee or the Securities Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month or, if such 15th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Certificates having denominations aggregating at least $1,000,000, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Seller, the Trustee and the Securities Administrator with the consent of the Holders of the requisite percentage of the Voting Rights of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is


                                   A-3-4
made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Chicago, Illinois, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Seller, the Trustee, the Securities Administrator, and any agent of the Seller, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Trustee or the Securities Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the Due Period at the end of which the Pool Balance is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date and the amount deposited in the Pre-Funding Account on the Closing Date, the Servicer will have the option to repurchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earlier of (i) the day following the Distribution Date on which the aggregate Class Principal Balance has been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                     A-3-5

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

----------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________
_________________________________________________.

Dated: _____________

                                       ----------------------------------------
                                       Signature by or on behalf of assignor





                                     A-3-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________ for the account of
______________, account number ___________, or, if mailed by check, to
_____________________. Applicable statements should be mailed to
___________________.

         This information is provided by ____________________, the assignee named above, or ________________, as its agent.






                                     A-3-7

                                   EXHIBIT A-4

        FORM OF SUBORDINATE [CLASS M-1, CLASS M-2 OR CLASS B] CERTIFICATE


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, (ii) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.



                                     A-4-1

Certificate No.                     :

Cut-Off Date                        :     October 31, 1999

First Distribution Date             :     December 15, 1999

Final Scheduled Distribution Date   :     January 15, 2030

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :

Initial Class Principal
Balance                             :

Certificate Rate                    :

CUSIP                               :

Class                               :     [M-1, M-2 or B]


                   DELTA FUNDING HOME EQUITY LOAN TRUST 1999-3
           Home Equity Loan Asset-Backed Certificates, Series 1999-3
                           [Class M-1, M-2 or Class B]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust consisting primarily of a pool of closed-end fixed rate and adjustable rate home equity loans (the "Mortgage Loans")




                                     A-4-2

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Seller or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Class Principal Balance) in certain monthly distributions with respect to the Trust. The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement") among Delta Funding Corporation, as seller and servicer (in such capacities, the "Seller" or the "Servicer"), Bank One, National Association, as trustee (the "Trustee") and Norwest Bank Minnesota, National Association, as securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee. Nothwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                     A-4-3

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  November 30, 1999

                                    BANK ONE, NATIONAL ASSOCIATION,
                                      as Trustee



                                    By
                                       --------------------------------


This is one of the Certificates
referenced in the within-mentioned Agreement

By
   -----------------------------------------
         Authorized Signatory of
         BANK ONE, NATIONAL ASSOCIATION,
            as Trustee





                                     A-4-4

                            [Reverse of Certificate]

                   DELTA FUNDING HOME EQUITY LOAN TRUST 1999-3
                  Home Equity Loan Asset-Backed Certificates,
                                  Series 1999-3

         This Certificate is one of a duly authorized issue of Certificates designated as Delta Funding Home Equity Loan Trust 1999-3, Home Equity Loan Asset-Backed Certificates, Series 1999-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee or the Securities Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month or, if such 15th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Certificates having denominations aggregating at least $1,000,000, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Seller, the Trustee and the Securities Administrator with the consent of the Holders of the requisite percentage of the Voting Rights of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is


                                     A-4-5
made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Chicago, Illinois, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Seller, the Trustee and the Securities Administrator and any agent of the Seller, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Trustee or the Securities Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the Due Period at the end of which the Pool Balance is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date and the amount deposited in the Pre-Funding Account on the Closing Date, the Servicer will have the option to repurchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earlier of (i) the day following the Distribution Date on which the aggregate Class Principal Balance has been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     A-4-6

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

---------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________
_________________________________________________.

Dated: _____________

                                       ----------------------------------------
                                       Signature by or on behalf of assignor






                                     A-4-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________ for the account of
______________, account number ___________, or, if mailed by check, to
_____________________. Applicable statements should be mailed to
___________________.

         This information is provided by ____________________, the assignee named above, or ________________, as its agent.





                                     A-4-8

                                    EXHIBIT B

                          FORM OF CLASS BIO CERTIFICATE


SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS BIO CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, (ii) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                   :

Percentage Interest
evidenced by this
Certificate                       :

Class                             :        BIO


                   DELTA FUNDING HOME EQUITY LOAN TRUST 1999-3
           Home Equity Loan Asset-Backed Certificates, Series 1999-3
                                    Class BIO

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust consisting primarily of a pool of closed-end fixed rate and variable rate home equity loans (the "Mortgage Loans")

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Seller or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that DF Special Holdings Corporation is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in the Trust. The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 31, 1999 (the "Agreement") among the Delta Funding Corporation, as seller and servicer (in such capacities, the "Seller" and the "Servicer"), Bank One, National Association, as trustee (the "Trustee") and Norwest Bank Minnesota, National Association, as securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No distributions are expected to be made on this Certificate. This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in Chicago, Illinois.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the

Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant to the Agreement, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Seller or the Securities Administrator. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.
                                  *     *     *

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:   November 30, 1999

                                    BANK ONE, NATIONAL ASSOCIATION,
                                      as Trustee



                                    By
                                       -----------------------------------


This is one of the Certificates
referenced in the within-mentioned Agreement

By
   -----------------------------------------
         Authorized Signatory of
BANK ONE, NATIONAL ASSOCIATION,
   as Trustee

                       [Reverse of Class BIO Certificate]

                   DELTA FUNDING HOME EQUITY LOAN TRUST 1999-3
                  Home Equity Loan Asset-Backed Certificates,
                                  Series 1999-3

         This Certificate is one of a duly authorized issue of Certificates designated as Delta Funding Home Equity Loan Trust 1999-3, Home Equity Loan Asset-Backed Certificates, Series 1999-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee or the Securities Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month or, if such 15th day is not a Business Day, then the first Business Day following such Distribution Date (the "Distribution Date"), commencing in December, 1999, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Seller, the Trustee and the Securities Administrator with the consent of the Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Seller, the Trustee and the Securities Administrator and any agent of the Seller, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Trustee or the Securities Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the Due Period at the end of which the Pool Balance is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date and the amount deposited in the Pre-Funding Account on the Closing Date, the Servicer will have the option to repurchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earlier of (i) the day following the Distribution Date on which the aggregate Class Principal Balance of the Certificates has been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

---------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________ .

Dated: _____________

                                       ------------------------------------
                                       Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________ for the account of
______________, account number ___________, or, if mailed by check, to
_____________________. Applicable statements should be mailed to
___________________.

 This information is provided by ____________________, the assignee named above, or ________________, as its agent.

                                   EXHIBIT B-1

                          FORM OF CLASS R CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE REPRESENTS THE "TAX MATTERS PERSON RESIDUAL INTEREST" ISSUED UNDER THE AGREEMENT REFERRED TO BELOW AND MAY NOT BE TRANSFERRED TO ANY PERSON EXCEPT IN CONNECTION WITH THE ASSUMPTION BY THE TRANSFEREE OF CERTAIN DUTIES SPECIFIED IN THE AGREEMENT.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-_ CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, (ii) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE


                                     B-1-1

WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.



Certificate No.                   :

Percentage Interest
evidenced by this
Certificate                       :        [99.999999%] [0.000001%]

Class                             :        R-_


                   DELTA FUNDING HOME EQUITY LOAN TRUST 1999-3
           Home Equity Loan Asset-Backed Certificates, Series 1999-3
                                    Class R-_

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust consisting primarily of a pool of closed-end fixed rate and variable rate home equity loans (the "Mortgage Loans")

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Seller or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that [DF Special Holdings Corporation] [Delta Funding Corporation] is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in the Trust. The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 31, 1999 (the "Agreement") among the Delta Funding Corporation, as seller and servicer (in such capacities, the "Seller" and the "Servicer"), Bank One, National Association, as trustee (the "Trustee") and Norwest Bank Minnesota, National Association, as securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No distributions are expected to be made on this Certificate. This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in Chicago, Illinois.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities


                                     B-1-2
laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant to the Agreement, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Seller or the Securities Administrator. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate


                                     B-1-3
in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.





                                     B-1-4

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:   November 30, 1999

                                    BANK ONE, NATIONAL ASSOCIATION,
                                      as Trustee



                                    By
                                       -----------------------------------


This is one of the Certificates
referenced in the within-mentioned Agreement

By
   -----------------------------------------
         Authorized Signatory of
         BANK ONE, NATIONAL ASSOCIATION,
             as Trustee






                                     B-1-5

                        [Reverse of Class R Certificate]

                   DELTA FUNDING HOME EQUITY LOAN TRUST 1999-3
                  Home Equity Loan Asset-Backed Certificates,
                                  Series 1999-3

         This Certificate is one of a duly authorized issue of Certificates designated as Delta Funding Home Equity Loan Trust 1999-3, Home Equity Loan Asset-Backed Certificates, Series 1999-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee or the Securities Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month or, if such 15th day is not a Business Day, then the first Business Day following such Distribution Date (the "Distribution Date"), commencing in December, 1999, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Seller, the Trustee and the Securities Administrator with the consent of the Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on


                                     B-1-6
such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Seller, the Trustee and the Securities Administrator and any agent of the Seller, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Trustee or the Securities Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the Due Period at the end of which the Pool Balance is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date and the amount deposited in the Pre-Funding Account on the Closing Date, the Servicer will have the option to repurchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earlier of (i) the day following the Distribution Date on which the aggregate Class Principal Balance of the Offered Certificates has been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.






                                     B-1-7

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

---------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_______________________________________ .

Dated: _____________


                                          -------------------------------------
                                          Signature by or on behalf of assignor






                                     B-1-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________ for the account of
______________, account number ___________, or, if mailed by check, to
_____________________. Applicable statements should be mailed to
___________________.

         This information is provided by ____________________, the assignee named above, or ________________, as its agent.






                                     B-1-9

                                  EXHIBIT B-2

                          FORM OF CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS P CERTIFICATE DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, (ii) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.



                                     B-2-1

Certificate No.                             :

Percentage Interest
evidenced by this
Certificate                                 :

Class                                       :        P

                         DELTA FUNDING HOME EQUITY LOAN
                         TRUST 1999-3 Home Equity Loan
                    Asset-Backed Certificates, Series 1999-3
                                    Class P

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust consisting primarily of a pool of closed-end fixed rate and variable rate home equity loans (the "Mortgage Loans")

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Seller or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that DF Special Holdings Corporation is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in the Trust. The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 31, 1999 (the "Agreement") among the Delta Funding Corporation, as seller and servicer (in such capacities, the "Seller" and the "Servicer"), Bank One, National Association, as trustee (the "Trustee") and Norwest Bank Minnesota, National Association, as securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in Chicago, Illinois.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant to the Agreement,


                                     B-2-2
there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Seller or the Securities Administrator. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


                                     B-2-3

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                                     * * *





                                     B-2-4

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:   November 30, 1999

                                    BANK ONE, NATIONAL ASSOCIATION,
                                      as Trustee



                                    By
                                       -------------------------------------


This is one of the Certificates
referenced in the within-mentioned Agreement

By
     ---------------------------------------
         Authorized Signatory of
BANK ONE, NATIONAL ASSOCIATION,
   as Trustee



                                     B-2-5

                        [Reverse of Class P Certificate]

                         DELTA FUNDING HOME EQUITY LOAN
                         TRUST 1999-3 Home Equity Loan
                           Asset-Backed Certificates,
                                 Series 1999-3

         This Certificate is one of a duly authorized issue of Certificates designated as Delta Funding Home Equity Loan Trust 1999-3, Home Equity Loan Asset-Backed Certificates, Series 1999-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee or the Securities Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month or, if such 15th day is not a Business Day, then the first Business Day following such Distribution Date (the "Distribution Date"), commencing in December, 1999, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Seller, the Trustee and the Securities Administrator with the consent of the Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on


                                     B-2-6
such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Seller, the Trustee and the Securities Administrator and any agent of the Seller, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Trustee or the Securities Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the Due Period at the end of which the Pool Balance is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date and the amount deposited in the Pre-Funding Account on the Closing Date, the Servicer will have the option to repurchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earlier of (i) the day following the Distribution Date on which the aggregate Class Principal Balance of the Certificates has been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                     B-2-7

                                  ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                 ------------------------------------------------------------
                 (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such
Certificate to the following address:                                         .
                                      ---------------------------------------
Dated:
      ---------------
                                          -------------------------------------
                                          Signature by or on behalf of assignor



                                     B-2-8

                          DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________ for the account of
______________, account number ___________, or, if mailed by check, to
_____________________. Applicable statements should be mailed to
___________________.

 This information is provided by ____________________, the assignee named above, or ________________, as its agent.




                                     B-2-9

                                   EXHIBIT C

                             MORTGAGE LOAN SCHEDULE

                       [DELIVERED TO TRUSTEE AT CLOSING]

                                   EXHIBIT D

                     FORM OF SUBSEQUENT TRANSFER AGREEMENT

         SUBSEQUENT TRANSFER AGREEMENT (the "Agreement"), dated as of
________, 1999 by and among Delta Funding Corporation (the "Seller") and Delta Funding Home Equity Loan Trust 1999-3 (the "Trust") pursuant to the Pooling and Servicing Agreement referred to below.

                                  WITNESSETH:

         WHEREAS, pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 31, 1999, between the Seller, as seller and servicer, Bank One, National Association, as trustee (the "Trustee") and Norwest Bank Minnesota, National Association, as securities administrator (the "Securities Administrator"), the Seller wishes to convey the Subsequent Mortgage Loans (as defined below) to the Trust, and the Trust wishes to acquire the same for the consideration set forth in Section IV below; and

         WHEREAS, the Seller shall timely deliver to the Trustee and the Securities Administrator an Addition Notice related to such conveyance as required by Section 2.13 of the Pooling and Servicing Agreement;

         NOW THEREFORE, the Trust and the Seller hereby agree as follows:

         Section I. Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement unless otherwise defined.

                  "Subsequent Mortgage Loans" shall mean, for purposes of this Agreement, the Subsequent Mortgage Loans listed in the Subsequent Mortgage Loan Schedule attached hereto as Schedule I.

                  "Subsequent Transfer Date" shall mean, with respect to the Subsequent Mortgage Loans transferred hereby, the date hereof.

         Section II. Subsequent Mortgage Loan Schedule. The Subsequent Mortgage Loan Schedule attached hereto as Schedule I is a supplement to the Initial Mortgage Loan Schedule attached as Exhibit C to the Pooling and Servicing Agreement. The Mortgage Loans listed in the Subsequent Mortgage Loan Schedule constitute the Subsequent Mortgage Loans to be transferred pursuant to this Agreement on the Closing Date.

         Section III. Transfer of Subsequent Mortgage Loans. As of the related Cut-off Date, subject to and upon the terms and conditions set forth in Sections 2.01, 2.04 and 2.13 of the Pooling and Servicing Agreement and set forth in this Agreement, the Seller hereby irrevocably sells, transfers, assigns, sets over and otherwise conveys to the Trust without recourse other than as expressly provided herein and in the Pooling and Servicing Agreement, all the right, title and interest of the Seller in and to the (i) Subsequent Mortgage Loans including the related Principal Balance as of the related Cut-off Date, all interest accruing thereon after the related Cut-off Date, and all collections in respect of principal received after the related Cut-Off Date; (ii) property which secured a Subsequent Mortgage Loan and which is acquired by foreclosure or in lieu of foreclosure; (iii) interest of the Seller in any insurance policies in respect of the Subsequent Mortgage Loans; and (iv) all proceeds of any of the foregoing.

         Section IV. Representations and Warranties of the Seller. (a) The Seller hereby represents and warrants to the Trust for the benefit of the Certificateholders that the representations and warranties of the Seller set forth in Sections 2.03 and 2.04(a) of the Pooling and Servicing Agreement are true and correct with respect to the Seller and the Subsequent Mortgage Loans as of the Closing Date.

         (b) The Seller hereby represents and warrants that (i) the aggregate of the Principal Balances of the Subsequent Mortgage Loans listed on the Subsequent Mortgage Loan Schedule and conveyed to the Trust pursuant to this Agreement as of the related Cut-off Date is $________ for Loan Subgroup F1, $ _______for Loan Subgroup F2, and $__________ for Loan Group A, and (ii) the conditions precedent for the transfer of Subsequent Mortgage Loans set forth in Section 2.13 of the Pooling and Servicing Agreement have been satisfied as of the Closing Date.

         (c) The Seller hereby represents and warrants that the Seller is not
(i) insolvent and will not be rendered insolvent by the transfer of Subsequent Mortgage Loans pursuant to this Agreement or (ii) aware of any pending insolvency of the Seller.

         Section V. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

         Section VI. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective officers thereunto authorized as of the date first written above.

                       DELTA FUNDING CORPORATION
                         as Seller


                       By:
                          -------------------------------------
                          Name:
                          Title:


                       DELTA FUNDING HOME EQUITY LOAN TRUST 1999-3

                       By: BANK ONE, NATIONAL ASSOCIATION
                                   as Trustee


                       By:
                          -------------------------------------
                          Name:
                          Title:

STATE OF NEW YORK   )
                    )
COUNTY OF NEW YORK  )


         On the ____ day of _________, 199_ before me, a Notary Public in and for said State, personally appeared ______________, known to me to be a Vice President of DELTA FUNDING CORPORATION, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


-----------------------------
Notary Public






STATE OF NEW YORK   )
                    )
COUNTY OF NEW YORK  )


         On the ____ day of ________, 199_ before me, a Notary Public in and for said State, personally appeared _______________, known to me to be an _______________________ of BANK ONE, NATIONAL ASSOCIATION, the company that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


-----------------------------
Notary Public

                                   EXHIBIT E

                             FORM OF MORTGAGE NOTE

                             [NOT INCLUDED HEREIN]

                                   EXHIBIT F

                                FORM OF MORTGAGE

                             [NOT INCLUDED HEREIN]

                                   EXHIBIT G


                 AFFIDAVIT OF TRANSFER OF RESIDUAL CERTIFICATES
                          PURSUANT TO SECTION 6.02(d)

                  DELTA FUNDING HOME EQUITY LOAN TRUST 1999-3
                  Home Equity Loan Pass-Through Certificates,
                                 Series 1999-3



STATE OF                   )
                           ) ss.:
COUNTY OF                  )


         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is an officer of ___________, the proposed Transferee of an Ownership Interest in a Residual Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Series, by and between Delta Funding Corporation, as seller and servicer (in such capacities, the "Seller" and the "Servicer"), Bank One, National Association, as trustee (the "Trustee") and Norwest Bank Minnesota, National Association, as securities administrator (the "Securities Administrator"). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

         3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         5. The Transferee has reviewed the provisions of Section 6.02(d) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit M to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

         7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

         8. The Transferee's taxpayer identification number is ________________.

         9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

         10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

         11. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor are we acting on behalf of such a plan.




                                     * * *

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this day ____ of________________, __ .

                      [NAME OF TRANSFEREE]


                       By:
                           ---------------------------------
                           Name:
                           Title:

[Corporate Seal]

ATTEST:


-------------------
[Assistant] Secretary

         Personally appeared before me the above-named _________, known or proved to me to be the same person who executed the foregoing instrument and to be the _________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this _______day of ________ , 19___ .



                                       --------------------------
                                              NOTARY PUBLIC

                                       My Commission expires the ____ day of
                                       ___________________, ____.

                                                         EXHIBIT 1 to EXHIBIT G


                              Certain Definitions

         "Ownership Interest": As to any Certificate or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "Permitted Transferee": Any Person other than (i) the United States or any State or any political subdivision thereof or any agency or instrumentality of any of the foregoing; (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing; (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code section
521) on any excess inclusions (as defined in Section 860E(c)(1)) with respect to any Residual Certificate; (iv) rural electric and telephone cooperatives described in Code section 1381(a)(2)(C); (v) a Person that is not (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or (d) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust; or (vi) any other Person so designated by the Trustee based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust to fail to qualify as a REMIC at any time the Certificates are outstanding. The terms "United States", "State" and "international organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

         "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust unincorporated organization or government or any agency or political subdivision thereof.

         "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Certificate, including the acquisition of a Certificate by the Depositor.

         "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.





                                     G-1-1

                                                        EXHIBIT 2 to EXHIBIT G


                        Section 6.02(d) of the Agreement

         (d) Except with respect to the initial transfer of the Class BIO, the Class P and Residual Certificates by the Seller, no transfer, sale, pledge or other disposition of any Class BIO, Class P or Residual Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, other than the transfer of the Tax Matters Person Residual Interest to the Trustee in reliance upon Rule 144A under the 1933 Act, the Trustee and the Seller shall require either (i) a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Seller that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Seller or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit M) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit N-1 or N-2) acceptable to and in form and substance reasonably satisfactory to the Seller and the Trustee certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Seller. The Holder of a Class P, Class BIO or Residual Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of an ERISA Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit N-1 or Exhibit N-2, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee



                                     G-2-1
or the Trust, addressed to the Trustee, to the effect that the purchase or holding of such ERISA Restricted Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. Notwithstanding anything else to the contrary herein, (i) the representation required by clause (i) or (ii) above with respect to any ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have been made by the Certificate Owner by virtue of such Certificate Owner's acquisition of such Certificate and (ii) any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

         Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Seller or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

                  (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                           (A) an affidavit in the form of Exhibit G from the
                  proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                           (B) a covenant of the proposed transferee to the
                  effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

                  (iv) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02 shall be absolutely null and


                                     G-2-2
         void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this
         Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

                  (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Seller to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Seller or its Affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section 6.02 or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee, and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Seller will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section 6.02(d) shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section 6.02 will not cause such Rating Agency to


                                     G-2-3
downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC to fail to qualify as a REMIC.

         Each Tax Matters Person Residual Interest shall at all times be registered in the name of the Seller.





                                     G-2-4

                                   EXHIBIT H


                           LETTER OF REPRESENTATIONS

                          [Not included in 8-K filing]

                                   EXHIBIT I


                    FORM OF REQUEST FOR RELEASE OF DOCUMENTS


Bank One Trust Company, N.A.
2220 Chemsearch Blvd., Ste. 150
Irving, Texas  75062



         Re: Custodial Agreement dated as of October 31, 1999 among Delta Funding Corporation, Bank One, National Association, as Trustee, and Bank One Trust Company, N.A., as Custodian for Delta Funding Home Equity Loan Trust 1999-3, Home Equity Loan Pass-Through Certificates, Series 1999-3.


         In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

   ___      1.       Mortgage Paid in Full
   ___      2.       Foreclosure
   ___      3.       Substitution
   ___      4.       Other Liquidation
   ___      5.       Nonliquidation Reason:
                                            ----------------------


                                         By:
                                            ----------------------------------
                                                     (authorized signer)

                                         Issuer:
                                                ------------------------------

                                         Address:
                                                 -----------------------------

                                         Date:
                                               -------------------------------

Custodian
Bank One Trust Company, N.A.,
Please acknowledge the execution of the above request by your signature and date below:


--------------------------                 ----------------------
Signature                                  Date


Documents returned to Custodian:


--------------------------                 ---------------------
Custodian                                  Date

                                   EXHIBIT J


                                   [RESERVED]

                                   EXHIBIT K

                          FORM OF CUSTODIAL AGREEMENT

                              CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Custodial Agreement"), dated as of October 31, 1999, by and among Bank One, National Association, not individually, but solely as trustee (the "Trustee"), Delta Funding Corporation ("Delta") and Bank One Trust Company, N.A. (together with any successor in interest or any successor appointed hereunder, the "Custodian").

W I T N E S S E T H   T H A T

WHEREAS, Delta, in its capacity as seller (the "Seller") and as servicer (the "Servicer") ,the Trustee, and Norwest Bank Minnesota, National Association, as securities administrator, have entered into a Pooling and Servicing Agreement dated as of October 31, 1999, relating to the issuance of Delta's Home Equity Loan Asset-Backed Certificates, Series 1999-3 (as amended and supplemented from time to time, the "Agreement"); and

WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by Delta under the Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee and the Custodian hereby agree as follows:

ARTICLE I  Definitions

         Capitalized terms used in this Custodial Agreement and not defined herein shall have the meanings assigned in the Agreement, unless otherwise required by the context herein.

ARTICLE II  Custody of Mortgage Documents

Section 2.1.      Custodian to Act as Agent; Acceptance of Mortgage Files.

         The parties hereto acknowledge that, on the Closing Date, Bankers Trust Company of California, N.A. ("Bankers Trust") has possession of the Mortgage Files. On the Closing Date, Bankers Trust will issue a trust receipt to the Custodian on behalf of the Trustee, with copies to each of the Seller and the Servicer, certifying that it possesses the Mortgage Note relating to each Mortgage Loan. Subsequent to the Closing Date, Bankers Trust will deliver the Mortgage Files to the Custodian.

         The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges that it will hold the Mortgage Notes, the Related Documents, the assignments and other documents required to be delivered by the Seller to the Custodian pursuant to Section 2.01(a) of the Agreement and relating to the Mortgage Loans identified on Schedule I hereto and declares that it will hold such Mortgage Notes, Related Documents, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Mortgage Files") as agent for the Trustee, in trust, for the benefit of all present and future Certificateholders. The Custodian agrees to execute the Initial Certification and the Final Certification described in Section 2.02 and set forth on Exhibits O and P of the Agreement.

Section 2.2.      Recordation of Assignments.

         If any Mortgage File includes one or more assignments to the Trustee of Related Documents that have not been recorded, within 30 days of the Closing Date, Delta, at no expense to the Custodian, shall cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian; provided, however, that Delta shall not be required to cause to be recorded such assignments if the related Mortgage Property is located in a jurisdiction in which the recording thereof is not necessary to protect the interests of the Trustee or the Certificateholders in the related Mortgage, as set forth in Section 2.01(c) of the Agreement. The Custodian also agrees to perform its other obligations under the Agreement, including, but not limited to, its obligations under Sections 2.01, 2.02, 2.05, 2.13, 2.14 and 3.07 thereof.

Section 2.3.      Review of Mortgage Files.

         The Custodian agrees, for the benefit of the Seller and the Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Agreement, each Mortgage File. If in performing the reviews required by this Section 2.3, the Custodian finds any document or documents constituting a part of a Mortgage File to be unexecuted or missing or, based on the criteria set forth in Section 2.02 of the Agreement, to be unrelated to the applicable Mortgage Loan, the Custodian shall promptly so notify Delta and the Trustee.

         In connection with such review, the Custodian makes no representations as to, and shall not be responsible to verify (A) the validity, legality, enforceability, due authorization, recordability, sufficiency, or genuiness of any of the documents contained in any Mortgage File or (B) the collectability, insurability, effectiveness, or suitability of any Mortgage Loan.

Section 2.4.      Notification of Breaches of Representations and Warranties.

         Upon discovery by the Custodian of a breach of any representation or warranty made by Delta as set forth in Section 2.03 of the Agreement, the Custodian shall give prompt written notice to Delta and to the Trustee.

Section 2.5.      Custodian to Cooperate; Release of Mortgage Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the

Servicer shall promptly notify the Custodian by delivering to the Custodian two copies of a Request for Release (Exhibit I to the Agreement), one of which will be returned to the Servicer with the Mortgage File, executed by a Servicing Officer or in a mutually agreeable electronic format that originates from a Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Mortgage File to the Servicer.

         From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Servicer shall deliver to the Custodian two copies of a Request for Release requesting that possession of all of the Mortgage File be released to the Servicer and certifying as to the reason for such release. With such Request for Release, the Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer of the Servicer on behalf of the Servicer (or in a mutually agreeable electronic format that originates from a Servicing Officer), and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the Servicer and the Servicer shall hold the Mortgage File or such document in trust for the benefit of the Seller and the Certificateholders. The Servicer shall cause each Mortgage File to be returned to the Custodian when the need therefor by the Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account to the extent required by the Agreement or (ii) the Mortgage File has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Custodian a certificate of a Servicing Officer of the Servicer certifying as to the name and address of the Person to which such Mortgage File was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Servicer upon deposit of the related Liquidation Proceeds in the Distribution Account to the extent required by the Agreement.

Section 2.6.      Assumption Agreements.

         In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Custodial Agreement in accordance with the terms and provisions of the Agreement, the Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which document shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

ARTICLE III  Concerning the Custodian

Section 3.1.      Custodian a Bailee and Agent of the Trustee.

         With respect to each Mortgage Note, Related Document and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of the Trust and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Custodial Agreement, no Mortgage Note, Related Document or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Servicer or otherwise released from the possession of the Custodian.

Section 3.2.      Indemnification.

         Delta hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Custodial Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, which approval shall not be unreasonably withheld, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Custodial Agreement shall not apply. The indemnification provided by this Section 3.2 shall survive the termination or assignment of this Custodial Agreement or the resignation or removal of the Custodian hereunder.

Section 3.3.      Custodian May Own Certificates.

         The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

Section 3.4.      Custodian's Fees and Expenses.

         Delta will pay all fees payable to the Custodian hereunder for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, as set forth in a separate letter agreement. Delta will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Custodial Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

Section 3.5.      Custodian May Resign; Trustee May Remove Custodian.

         The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans upon giving 60 days written notice to the Trustee. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to Delta and the Custodian or promptly appoint a successor Custodian which is able to satisfy the requirements of Section 3.7 (i) of this Custodial Agreement by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian.
If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian. All fees and expenses of any successor Custodian shall be the responsibility of Delta.

         The Trustee may remove the Custodian at any time for cause, or otherwise the Trustee may remove the Custodian at any time upon giving 60 days written notice. In such event, the Trustee shall take custody of the Mortgage Files itself, or shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7 (i) of this Custodial Agreement.

         Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective only upon acceptance of appointment by the successor Custodian and subject to the prior approval of Delta. The Trustee shall give prompt notice to Delta and the Custodian of the appointment of any successor Custodian.

Section 3.6.      Merger or Consolidation of Custodian.

         Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 3.7.      Representations of the Custodian.

         The Custodian hereby represents and warrants as follows:

                  (i) It is a national banking association subject to supervision or examination by a federal authority, has a combined capital and surplus of at least $50,000,000 and is qualified to do business in the jurisdiction in which it will hold any Mortgage File;

                  (ii) It has full power, authority and legal right to execute and deliver this Custodial Agreement and to perform its obligations hereunder and has taken all necessary action to authorize the execution, delivery and performance by it of this Custodial Agreement;

                  (iii) To the best of its knowledge, after reasonable investigation, the execution and delivery by it of this Custodial Agreement and the performance by it of its obligations hereunder will not violate any provision of its Charter or By-Laws or any law or regulation governing it or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to it or any of its assets. To the best of its knowledge, after reasonable investigation, such execution, delivery and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating its activities. To the best of its knowledge, after reasonable investigation, such execution, delivery and performance will not conflict with, or result in a breach or violation of, any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which it is a party or by which it or its properties are bound; and

                  (iv) This Custodial Agreement has been duly executed and delivered by it. This Custodial Agreement, when executed and delivered by the other parties hereto, will constitute its valid, legal and binding obligation, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by applicable debtor relief laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law.

Section 3.8.      Limitations on the Responsibilities of the Custodian.

                  (a) Neither the Custodian nor any of its Affiliates, directors, officers, agents, counsel, attorneys-in-fact, and employees shall be liable for any action or omission to act hereunder except for its own or such person's gross negligence or willful misconduct. Notwithstanding the foregoing sentence, in no event shall the Custodian or its Affiliates, directors, officers, agents, counsel, attorneys-in-fact, and employees be held liable for any special, indirect, punitive or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages. The provisions of this Section 3.8 shall survive the resignation or removal of the Custodian and the termination of this Agreement.

           (b) The Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for the Custodian's compensation or for reimbursement of expenses.

           (c) The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection of any lien upon or security interest in any Mortgage File.

           (d) The Custodian shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include, but not be limited to, acts of God, strikes, lockouts, riots, acts or war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

           (e) The duties and obligations of the Custodian shall only be such as are expressly set forth in this Agreement or as set forth in a written amendment to this Agreement executed by the parties hereto or their successors and assigns. In the event that any provision of this Agreement implies or requires that action or forbearance be taken by a party, but is silent as to which party has the duty to act or refrain from acting, the parties agree that the Custodian shall not be the party required to take the action or refrain from acting. In no event shall the Custodian have any responsibility to ascertain or take action except as expressly provided herein.

           (f) Nothing in this Agreement shall be deemed to impose on the Custodian any duty to qualify to do business in any jurisdiction, other than (i) any jurisdiction where any Mortgage File is or may be held by the Custodian from time to time hereunder, and (ii) any jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Custodian or its property or business or on the ability of the Custodian to perform it duties hereunder.

           (h) The Trustee and Delta agree that the Custodian may delegate any of its duties under this Agreement to any of its agents, attorneys-in-fact, or Affiliates. Any such agent, attorney-in-fact, or Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Custodian is entitled under this Agreement.

           (i) The Custodian shall have no duty to ascertain whether or not any cash amount or payment has been received by the Seller and Servicer or any third person.

ARTICLE IV  Miscellaneous Provisions

Section 4.1.      Notices.

         All notices, requests, consents and demands and other communications required under this Custodial Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified below (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received:


         The Trustee:       Bank One, National Association
                            1 Bank One Plaza, Suite IL1-0126
                            Chicago, Illinois  60672-0126
                            Attention:  Corporate Trust Services Division
                            Telecopy:  (312) 407-1708
                            Confirmation: Mary R. Fonti (212) 373-1105

         The Custodian:     Bank One Trust Company, N.A.
                            2220 Chemsearch Blvd., Ste. 150
                            Irving, Texas 75062
                            Attention:    Gloria Sadler
                            Telecopy:     (972) 785-5342
                            Confirmation: (972) 785-5215


         Delta:             Delta Funding Corporation
                            1000 Woodbury Road, Suite 200
                            Woodbury, New York  11797
                            Attention:  Executive Department
                            Telecopy No.: (516) 364-9450
                            Confirmation: (516) 364-8500

Section 4.2.      Amendments.

         No modification or amendment of or supplement to this Custodial Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and the Trustee shall not enter into any amendment hereof except as permitted by the Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Agreement and furnish the Custodian with written copies thereof. Delta and the Trustee agree to obtain the Custodian's written consent prior to entering into any amendment or modification of the Agreement which affects any right, benefit, duty, or obligation of the Custodian thereunder.

Section 4.3.      Governing Law.

         This Custodial Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York (without regard to its conflicts of laws provisions)

Section 4.4.      Recordation of Agreement.

         To the extent permitted by applicable law, this Custodial Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties subject to the Mortgage Loans are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Delta and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Custodial Agreement as herein provided and for other purposes, this Custodial Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 4.5.      Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Custodial Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Custodial Agreement and shall in no way affect the validity or enforceability of the other provisions of this Custodial Agreement or of the Certificates or the rights of the Holders thereof.

Section 4.6.      Waiver of Trial By Jury.

         Each party hereto waives the right to trial by jury in any action, suit, proceeding, or counterclaim of any kind arising out of or related to this Custodial Agreement. In the event of litigation, this Custodial Agreement may be filed as a written consent to a trial by the court.

 Section 4.7.     Counterparts.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 4.8.      Reliance of Custodian.

         In the absence of bad faith, negligence or willful misconduct on the part of the Custodian, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instructions, certificate, opinion or the document furnished to the Custodian, reasonably believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Custodial Agreement; but in the case of any Related Document or other request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Custodian, the Custodian shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Custodial Agreement.

         The Custodian may rely upon the validity of documents delivered to it, without investigation as to their authenticity or legal effectiveness and Delta will hold the Custodian harmless from any claims that may arise or be asserted against the Custodian because of the invalidity of any such documents. Except as provided herein, no provision of this Custodial Agreement shall require the Custodian to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, if it should have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Custodian may consult with competent counsel with regard to legal questions arising out of or in connection with this Custodial Agreement and the informed advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Custodian in good faith in accordance herewith.

Section 4.9.      Transmission of Mortgage Files.

         Written instructions as to the method of shipment and shipper(s) the Custodian is directed to utilize in connection with the transmission of Mortgage Files and Related Documents in the performance of the Custodian's duties hereunder shall be delivered by the Servicer to the Custodian prior to any shipment of any Mortgage Files and Related Documents hereunder. The Servicer will arrange for the provision of such services at its sole cost and expense (or, at the Custodian's option, reimburse the Custodian for all costs and expenses incurred by the Custodian consistent with such instructions) and will maintain such insurance against loss or damage to Mortgage Files and Related Documents as the Servicer deems appropriate. Without limiting the generality of the provisions of Section 3.2 above, it is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any person, including without limitation, the Servicer, arising out of actions of the Custodian consistent with instructions of the Servicer. If the Custodian does not receive written direction, the Custodian is hereby authorized and indemnified to utilize a nationally recognized courier service.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

BANK ONE TRUST COMPANY, N.A.
  as Custodian
By:
   ---------------------------------
   Name:
   Title:

BANK ONE, NATIONAL ASSOCIATION,
  as Trustee
By:
   ---------------------------------
   Name:
   Title:

DELTA FUNDING CORPORATION

By:
   ---------------------------------
   Name:  Dawn Ceccarini
   Title: Vice President

                                   Schedule I
                             to Custodial Agreement

                             List of Mortgage Loans

                                   EXHIBIT L


                        DELINQUENCY AND LOSS INFORMATION

                             [NOT INCLUDED HEREIN]

                                   EXHIBIT M





Bank One, National Association
1 Bank One Plaza, Suite IL1-0126
Chicago, Illinois  60672-0126


         Re:      Delta Funding Home Equity Loan Asset-Backed
                  Certificates, Series 1999-3, [Class P], [Class BIO], [Class R-1], [Class R-2] and [Class R-3]
                  -----------------------------------------------------------

Ladies and Gentlemen:

                  In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) with respect to our disposition of the Class [P], Class [BIO], Class [R-1], Class [R-2] or Class [R-3] Certificates, we have no knowledge that the transferee is not a Permitted Transferee.

                          Very truly yours,



                          -----------------------------


                          By:
                              -------------------------
                               Authorized Officer

                                  EXHIBIT N-1


                   FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                     [DATE]


[Seller]
[Seller Address]


[Trustee]
[Trustee Address]


                  Re:  Delta Funding Home Equity Loan Trust 1999-3
                           Home Equity Loan Pass-Through Certificates,
                           Series 1999-3, Class [ ]
                           -------------------------------------------

Ladies and Gentlemen:

                  In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Seller concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or (ii) the purchaser is an insurance company which is purchasing such certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from


                                     N-1-1
such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                               Very truly yours,

                               [NAME OF TRANSFEREE]


                               By:
                                  ----------------------------------
                                          Authorized Officer





                                     N-1-2

                                  EXHIBIT N-2


                            FORM OF RULE 144A LETTER

                                     [DATE]


[Seller]
[Seller Address]


[Trustee]
[Trustee Address]

                  Re:  Delta Funding Home Equity Loan Trust 1999-3
                           Home Equity Loan Pass-Through Certificates,
                           Series 1999-3, Class [ ]
                           -------------------------------------------


Ladies and Gentlemen:

                  In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Seller concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or (ii) the purchaser is an insurance company which is purchasing such Certificates with funds obtained in an "insurance company general account" (as such term is defined in Section V(e)of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of
Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (e) we are a "qualified institutional buyer" as


                                     N-2-1
that term is defined in Rule 144A under the Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex
2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Act.

                              Very truly yours,


                              [NAME OF TRANSFEREE]


                               By:
                                   -----------------------------
                                        Authorized Officer




                                     N-2-2

                                                         ANNEX 1 TO EXHIBIT N-2


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]


                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  (a) As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

                  (b) In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ 1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

                  ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at

--------
1 Buyer must own and/or invest on a discretionary basis at least
  $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least
  $10,000,000 in securities.

                                     N-2-1-1
                           least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  ___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

                  ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

                  ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                  ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

                  ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

                  ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

                  ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

                  (c) The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  (d) For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its


                                     N-2-1-2
financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  (e) The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                  (f) Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                     ---------------
                                              Print Name of Buyer


                                     By:
                                        ----------------------------------
                                        Name:
                                        Title:

                                     Date:
                                          -----------------



                                     N-2-1-3

                                                        ANNEX 2 TO EXHIBIT N-2


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]


                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  (a) As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  (b) In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.



                                    N-2-2-1

                  ___ The Buyer owned $______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  (c) The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  (d) The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  (e) The Buyer is familiar with Rule 144A and under-stands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.



                                    N-2-2-2

                  (f) Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                               ------------
                               Print Name of Buyer or Adviser

                               By:
                                  -----------------------------------
                                   Name:
                                   Title:

                               IF AN ADVISER:

                               ------------------------------
                                    Print Name of Buyer


                               Date:
                                     --------------------


                                    N-2-2-3

                                   EXHIBIT O

                                    FORM OF
                             INITIAL CERTIFICATION



                                     [DATE]

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland  21044

Bank One, National Association
1 Bank One Plaza, Suite IL1-0126
Chicago, Illinois  60672-0126

Delta Funding Corporation
1000 Woodbury Road
Woodbury, New York  11797

              Re: Pooling and Servicing Agreement, dated as of October 31, 1999 between Delta Funding Corporation, as Seller and Servicer, Norwest Bank Minnesota, National Association, as Securities Administrator, and Bank One, National Association, as Trustee, Home Equity Loan Asset-Backed Certificates, Series 1999-3

Ladies and Gentlemen:

                  In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified on the attachment hereto), it has reviewed the documents delivered to it pursuant to Section 2.02 of the Pooling and Servicing Agreement and has determined that (i) all documents required to be delivered to it pursuant to the above-referenced Pooling and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loans, (iii) based on its examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule as to the information set forth in clauses (ii), (iii), (v) and
(vii) of the definition "Mortgage Loan Schedule" set forth in the Pooling and Servicing Agreement accurately reflects the information set forth in the Trustee's Mortgage File and (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of the Pooling and Servicing Agreement. The Custodian has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Custodian makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage
Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                      BANK ONE TRUST COMPANY, N.A.,
                      as Custodian


                      By:
                         -------------------------------
                         Name:
                         Title:

                                   EXHIBIT P


                          FORM OF FINAL CERTIFICATION



                                                            ----------, ----

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland  21044

Bank One, National Association
1 Bank One Plaza, Suite IL1-0126
Chicago, Illinois  60672-0126

Delta Funding Corporation
1000 Woodbury Road
Suite 200
Woodbury, New York  11797-9003


         Re: Pooling and Servicing Agreement, dated as of October 31, 1999 relating to Delta Funding Home Equity
                  Loan Trust 1999-3
                  --------------------------------------------------------------


Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that, except as noted on the attachment hereto, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) the Custodian has reviewed the documents delivered to it pursuant to Section 2.01 (other than items listed in Section 2.01(a)(vii) and (viii)) of the Pooling and Servicing Agreement and has determined that (i) all such documents are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan, (iii) based on its examination, and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule respecting such Mortgage Loan is correct and (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of the Pooling and Servicing Agreement.

         The Custodian has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Custodian makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                        BANK ONE TRUST COMPANY, N.A.,
                        as Custodian


                        By:
                           ------------------------------
                        Name:
                             ----------------------------
                        Title:
                             ----------------------------

                                   EXHIBIT Q
                         SUBSEQUENT FUNDING PARAMETERS

A. Subsequent Loan Criteria - Loan Subgroup F1. Following the addition of the Subsequent Mortgage Loans, the Loan Subgroup F1 Mortgage Loans must be in compliance with the following characteristics:

         (a) The weighted average original CLTV ratio shall be no greater than 74.00%;

         (b)      The weighted average coupon shall not be less than 10.52%;

         (c) The weighted average remaining term to stated maturity shall be at least 310 months;

         (d) Each Loan Subgroup F1 Mortgage Loan shall have an outstanding Principal Balance of not more than conforming amount;

         (e) Each Loan Subgroup F1 Mortgage Loan shall either be a fully amortizing loan with level payments over a maximum of 30 years, or a loan with a 15-year balloon maturity; with no more than 3.00% of Loan Subgroup F1 being Balloon Loans;

         (f) Single zip code concentrations for Loan Subgroup F1 shall not exceed 2.00% of the Original Loan Group Balance;

         (g) Single state concentration for New York in Loan Subgroup F1 shall not exceed 45.00% of the Original Loan Group Balance;

         (h) Mortgage Loans secured by second liens shall not exceed 9.00% of the Original Loan Group Balance;

         (i) Non-owner occupied properties shall not exceed 12.00% of the Original Loan Group Balance;

         (j)      The weighted average credit score (FICO) shall be at least
                  608;

         (k) No Subsequent Mortgage Loan will be more than thirty days delinquent as of the related Cut-off Date;

         (l) Each Subsequent Mortgage Loan will not have a coupon less than 7.35%; and

         (m)      All Mortgage Loans will be secured by a first or second lien.

B. Subsequent Loan Criteria - Loan Subgroup F2. Following the addition of the Subsequent Mortgage Loans, the Loan Subgroup F2 Mortgage Loans must be in compliance with the following characteristics:

         (a) The weighted average original CLTV ratio shall be n greater than 73.00%;

         (b)      The weighted average coupon shall not be less than 10.92%;

         (c) The weighted average remaining term to stated maturity shall be at least 325 months;

         (d) Each Loan Subgroup F2 Mortgage Loan shall have an outstanding Principal Balance of not more than $450,000;

         (e) Each Loan Subgroup F2 Mortgage Loan shall either be a fully amortizing loan with level payments over a maximum of 30 years, or a loan with a 15-year balloon maturity; with no more than 5.00% of Loan Subgroup F2 being Balloon Loans;

         (f) Single zip code concentrations for Loan Subgroup F2 shall not exceed 2.00% of the Original Loan Group Balance;

         (g) Single state concentration for New York in Loan Subgroup F2 shall not exceed 52.00% of the Original Loan Group Balance;

         (h) Mortgage Loans secured by second liens shall not exceed 9.00% of the Original Loan Group Balance;

         (i) Non-owner occupied properties shall not exceed 18.00% of the Original Loan Group Balance;

         (j)      The weighted average credit score (FICO) shall be at least
                  618;

         (k) No Subsequent Mortgage Loan will be more than thirty days delinquent as of the related Cut-off Date;

         (l) Each Subsequent Mortgage Loan will not have a coupon less than 7.35%; and

         (m)      All Mortgage Loans will be secured by a first or second lien.

C. Subsequent Loan Criteria - Loan Group A. Following the addition of Subsequent Mortgage Loans, the Loan Group A Mortgage Loans must be in compliance with the following characteristics:

         (a) The weighted average original LTV ratio shall be no greater than 79.00%;

         (b)      The weighted average coupon shall not be less than 10.46%;

         (c) The weighted average remaining term to stated maturity shall be at least 355 months;

         (d) Each Loan Group A Mortgage Loan must have an outstanding Principal Balance of not more than $400,000;

         (e) Each Loan Group A Mortgage Loan must be a first lien fully amortizing loan with level payments over a maximum of 30 years;

         (f) Single zip code concentrations for Loan Group A shall not exceed 2.00% of the Original Loan Group Balance;

         (g) Single state concentration for Ohio in Loan Group A shall not exceed 30.00% of the Original Loan Group Balance;

         (h)      All Mortgage Loans will be secured by first liens.

         (i) Non-owner occupied properties shall not exceed 9.00% of the Original Loan Group Balance;

         (j)      The weighted average credit score (FICO) shall be at least
                  588;

         (k) No Subsequent Mortgage Loan will be more than thirty days delinquent as of the related Cut-off Date; and

         (l)      Each Subsequent Loan will not have a coupon less than 7.25%.

                                   EXHIBIT R

                           PREPAYMENT CHARGE SCHEDULE

                          [Not included in 8-K filing]





                                      R-1